   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 21, 2003.

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                               LAMAR MEDIA CORP.
             (Exact Name of Registrant as Specified in Its Charter)

             DELAWARE                              7311                             72-1205791
  (State or Other Jurisdiction of      (Primary Standard Industrial              (I.R.S. Employer
  Incorporation or Organization)           Classification Code)                 Identification No.)

                            5551 CORPORATE BOULEVARD
                          BATON ROUGE, LOUISIANA 70808
                                 (225) 926-1000
              (Address, Including ZIP Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                              KEVIN P. REILLY, JR.
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               LAMAR MEDIA CORP.
                            5551 CORPORATE BOULEVARD
                          BATON ROUGE, LOUISIANA 70808
                                 (225) 926-1000
            (Name, Address, Including ZIP Code and Telephone Number,
                   Including Area Code, of Agent for Service)
                                WITH COPIES TO:
                              GEORGE TICKNOR, ESQ.
                               PALMER & DODGE LLP
                             111 HUNTINGTON AVENUE
                        BOSTON, MASSACHUSETTS 02199-7613
                                 (617) 239-0100
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.
     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF               AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
       SECURITIES TO BE REGISTERED             REGISTERED          PER UNIT(1)            PRICE(1)       REGISTRATION FEE(1)
-----------------------------------------------------------------------------------------------------------------------------
7 1/4% Senior Subordinated Notes due
  2013...................................     $260,000,000             100%             $260,000,000           $23,920
-----------------------------------------------------------------------------------------------------------------------------
Guarantees of 7 1/4% Senior Subordinated
  Notes due 2013(2)......................         N/A                  N/A                  N/A                  N/A
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

(1) This registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended.

(2) No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

                                                            STATE OR OTHER JURISDICTION    IRS EMPLOYER
                                                                OF INCORPORATION OR       IDENTIFICATION
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER               ORGANIZATION               NUMBER
----------------------------------------------------        ---------------------------   --------------
American Signs, Inc. .....................................        Washington               91-1642046
Canadian TODS Limited.....................................    Nova Scotia, Canada             N/A
Colorado Logos, Inc. .....................................         Colorado                84-1480715
Delaware Logos, L.L.C. ...................................         Delaware                51-0392715
Florida Logos, Inc. ......................................          Florida                65-0671887
Hardin Development Corporation............................          Florida                59-3194679
Kansas Logos, Inc. .......................................          Kansas                 48-1187701
Kentucky Logos, LLC.......................................         Kentucky                62-1839054
Lamar Advertising of Colorado Springs, Inc. ..............         Colorado                72-0931093
Lamar Advertising of Kentucky, Inc. ......................         Kentucky                61-1306385
Lamar Advertising of Michigan, Inc. ......................         Michigan                38-3376495
Lamar Advertising of South Dakota, Inc. ..................       South Dakota              46-0446615
Lamar Advertising of Youngstown, Inc. ....................         Delaware                23-2669670
Lamar Air, L.L.C. ........................................         Louisiana               72-1277136
Lamar Electrical, Inc. ...................................         Louisiana               72-1392115
Lamar OCI North Corporation...............................         Delaware                38-2885263
Lamar OCI South Corporation...............................        Mississippi              64-0520092
Lamar Pensacola Transit, Inc. ............................          Florida                59-3391978
Lamar Tennessee, L.L.C. ..................................         Tennessee               72-1309007
Lamar Texas General Partner, Inc. ........................         Louisiana               72-1309003
Lamar Texas Limited Partnership...........................           Texas                 72-1309005
Michigan Logos, Inc. .....................................         Michigan                38-3071362
Minnesota Logos, Inc. ....................................         Minnesota               41-1800355
Missouri Logos, LLC. .....................................         Missouri                72-1485587
Nebraska Logos, Inc. .....................................         Nebraska                72-1137877
Nevada Logos, Inc. .......................................          Nevada                 88-0373108
New Mexico Logos, Inc. ...................................        New Mexico               85-0446801
Ohio Logos, Inc. .........................................           Ohio                  72-1148212
Outdoor Promotions West, LLC..............................         Delaware                22-3598746
Parsons Development Company...............................          Florida                59-3500218
Revolution Outdoor Advertising, Inc. .....................          Florida                59-3418650
South Carolina Logos, Inc. ...............................      South Carolina             58-2152628
Tennessee Logos, Inc. ....................................         Tennessee               62-1649765
Texas Logos, L.P. ........................................           Texas                 72-1490894
TLC Properties II, Inc. ..................................           Texas                 72-1336624
TLC Properties, Inc. .....................................         Louisiana               72-0640751
TLC Properties, L.L.C. ...................................         Louisiana               72-1417495
Transit America Las Vegas, L.L.C. ........................         Delaware                88-0386243
Triumph Outdoor Holdings, LLC.............................         Delaware                13-3990438
Lamar Transit Advertising of New Orleans, LLC.............         Delaware                52-2122268
Triumph Outdoor Rhode Island, LLC.........................         Delaware                05-0500914

                                                            STATE OR OTHER JURISDICTION    IRS EMPLOYER
                                                                OF INCORPORATION OR       IDENTIFICATION
EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER               ORGANIZATION               NUMBER
----------------------------------------------------        ---------------------------   --------------
Utah Logos, Inc. .........................................           Utah                  72-1148211
Virginia Logos, LLC.......................................         Virginia                62-1839208
The Lamar Company, L.L.C. ................................         Louisiana               72-1462298
Lamar Advertising of Penn, LLC............................         Delaware                72-1462301
Lamar Advertising of Louisiana, L.L.C. ...................         Louisiana               72-1462297
Lamar Florida, Inc. ......................................          Florida                72-1467178
Lamar Advan, Inc. ........................................       Pennsylvania              25-1736076
Lamar Advertising of Iowa, Inc. ..........................           Iowa                  42-1474840
Lamar T.T.R., L.L.C. .....................................          Arizona                86-0928767
Lamar Central Outdoor, Inc. ..............................         Delaware                76-0637519
Lamar Advantage GP Company, LLC...........................         Delaware                72-1490891
Lamar Advantage LP Company, LLC...........................         Delaware                76-0637519
Lamar Advantage Outdoor Company, L.P. ....................         Delaware                74-2841299
Lamar Advantage Holding Company...........................         Delaware                76-0619569
Lamar Oklahoma Holding Company, Inc. .....................         Oklahoma                73-1474290
Lamar Advertising of Oklahoma, Inc. ......................         Oklahoma                73-1178474
Lamar Benches, Inc. ......................................         Oklahoma                73-1524386
Lamar I-40 West, Inc. ....................................         Oklahoma                73-1498886
Georgia Logos, L.L.C. ....................................          Georgia                72-1469485
Mississippi Logos, L.L.C. ................................        Mississippi              72-1469487
New Jersey Logos, L.L.C. .................................        New Jersey               72-1469048
Oklahoma Logos, L.L.C. ...................................         Oklahoma                72-1469103
Interstate Logos, L.L.C. .................................         Louisiana               72-1490893
LC Billboard L.L.C. ......................................         Delaware                63-1692342
Lamar Ohio Outdoor Holding Corp. .........................           Ohio                  34-1597561
Outdoor Marketing Systems, Inc. ..........................       Pennsylvania              23-2659279
Outdoor Marketing Systems, LLC............................       Pennsylvania              23-2659279
Lamar Advertising Southwest, Inc. ........................          Nevada                 85-0113644
Lamar DOA Tennessee Holdings, Inc. .......................         Delaware                41-1991164
Lamar DOA Tennessee, Inc. ................................         Delaware                41-1882464
Maine Logos, L.L.C. ......................................           Maine                 72-1492985
Trans West Outdoor Advertising, Inc. .....................        California               33-0825978
Washington Logos, L.L.C. .................................        Washington               73-1648809
Lamar Pinnacle Acquisition Co. ...........................          Georgia               Applied For

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED JANUARY 21, 2003

PROSPECTUS

                               LAMAR MEDIA CORP.

                               OFFER TO EXCHANGE
             $260,000,000 7 1/4% SENIOR SUBORDINATED NOTES DUE 2013
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933

                          FOR ANY AND ALL OUTSTANDING
                   7 1/4% SENIOR SUBORDINATED NOTES DUE 2013
                       WHICH HAVE NOT BEEN SO REGISTERED

     We refer to the registered notes as the exchange notes and to all outstanding 7 1/4% Senior Subordinated Notes due 2013 as the original notes.

     - The exchange offer expires at 5:00 p.m., New York City time, on
                   , 2003, unless we extend the offer.

     - The terms of the exchange notes to be issued in the exchange offer are substantially identical to the terms of the original notes, except that the exchange notes are registered under the Securities Act of 1933 and the transfer restrictions and the registration rights applicable to the original notes generally do not apply to the exchange notes.

     - All original notes that are validly tendered and not validly withdrawn will be exchanged.

     - Tenders of original notes may be withdrawn at any time prior to the expiration of the exchange offer.

     - We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for them to be quoted on any quotation system.

     - The exchange offer is subject to customary conditions, including the condition that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Securities and Exchange Commission.

     - We will not receive any proceeds from the exchange offer.

     - This prospectus and the letter of transmittal are first being mailed to
       all holders of the original notes on             , 2003.

     INVESTING IN THE EXCHANGE NOTES INVOLVES RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The exchange offer is not being made, nor will we accept surrender or exchange from holders of original notes, in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or "blue sky" laws of such jurisdiction.

     Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the date this exchange offer expires, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of distribution."

               The date of this prospectus is             , 2003.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
Prospectus summary..........................................    1
Risk factors................................................    6
Statements regarding forward-looking information............   12
Use of proceeds.............................................   13
Capitalization..............................................   14
Selected historical consolidated financial data.............   15
Management's discussion and analysis of financial condition
  and results of operations.................................   17
Business....................................................   25
Management..................................................   32
Principal stockholders......................................   36
Certain relationships and related transactions..............   39
Ratio of earnings to fixed charges..........................   39
The exchange offer..........................................   40
Description of certain indebtedness.........................   47
Description of the exchange notes...........................   51
Exchange offer and registration rights agreement............   78
Book-entry settlement and clearance.........................   79
Certain U.S. federal tax considerations.....................   81
Plan of distribution........................................   85
Legal matters...............................................   87
Experts.....................................................   87
Available information.......................................   87
Index to consolidated financial statements..................  F-1

     Lamar Media Corp. is a Delaware corporation. Our principal executive offices are located at 5551 Corporate Blvd., Baton Rouge, LA 70808 and our telephone number at that address is (225) 926-1000. Lamar Media Corp. is a wholly-owned subsidiary of Lamar Advertising Company. Our parent's web site is located at http://www.lamar.com. The information on the web site is not part of this prospectus.

     In this prospectus, unless otherwise defined, "Lamar Media," "we," "us" and "our" refer to Lamar Media Corp. and its subsidiaries. Lamar Advertising Company is referred to herein as "Lamar Advertising."

     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You should not rely on any unauthorized information or representations. This prospectus is an offer to exchange only the notes offered by this prospectus, and only under the circumstances and in those jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

                               PROSPECTUS SUMMARY

     This summary contains basic information that is important to you in deciding whether to participate in the exchange offer. This summary is not complete and does not contain all of the information that you should consider.

LAMAR MEDIA CORP.

     We are one of the largest outdoor advertising companies in the United States based on number of displays and have operated under the Lamar name since 1902. As of September 30, 2002, we owned and operated over 147,000 billboard advertising displays in 44 states, operated over 95,000 logo sign displays in 21 states and the province of Ontario, Canada, and operated approximately 13,000 transit advertising displays in 16 states. For the twelve-months ended September 30, 2002, we had net revenues of $759.6 million and EBITDA of $328.0 million. Our net sales and EBITDA increased at compound annual growth rates of approximately 38% and 37%, respectively, from 1997 through 2001. We define EBITDA as operating income (loss) before depreciation and amortization and gain or loss on disposition of assets.

     The three principal areas that make up our business are:

     - Billboard advertising. We offer our customers a fully integrated service, covering their billboard display requirements from ad copy production to placement and maintenance. Our billboard advertising displays are comprised of bulletins and posters. As a result of their greater impact and higher cost, bulletins are usually located on major highways. Posters are usually concentrated on major traffic arteries or on city streets to target pedestrian traffic.

     - Logo signs. We are the largest provider of logo sign services in the United States, operating 21 of the 26 privatized state logo sign contracts. Logo signs are erected near highway exits to direct motor traffic to service and tourist attractions, as well as to advertise gas, food, camping and lodging.

     - Transit advertising. We provide transit advertising in 41 transit markets. Transit displays appear on the exterior or interior of public transportation vehicles or stations, such as buses, trains, commuter rail, subways, platforms and terminals.

     Our business has grown rapidly through a combination of internal growth and acquisitions. Our growth has been enhanced by strategic acquisitions that resulted in increased operating efficiencies, greater geographic diversification and increased market penetration. Historically, we have focused on small to mid-sized markets where we have pursued acquisition opportunities in order to establish a leadership position. Since January 1, 1997, we have successfully completed over 425 acquisitions of outdoor advertising businesses and assets. Our acquisitions have expanded our operations in major markets. We currently have a presence in 35 of the top 50 outdoor advertising markets in the United States. Our large national footprint gives us the ability to offer cross-market advertising opportunities to both our local and national advertising customers.

RECENT DEVELOPMENTS

     On October 25, 2002, we redeemed our 9 1/4% Senior Subordinated Notes due 2007 in aggregate principal amount of approximately $74.1 million for a redemption price equal to 104.625% of the principal amount thereof plus accrued interest to the redemption date of approximately $1.3 million. In the fourth quarter of 2002, we will record approximately $2.1 million, net of tax, as an expense related to the prepayment penalty of the 9 1/4% Senior Subordinated Notes due 2007.

     We are in the process of replacing our existing bank credit facility. We expect the new bank credit facility will be comprised of a $250 million revolving bank credit facility and a $1 billion term facility. We expect the new bank credit facility will be completed in the first quarter of 2003.

                         SUMMARY OF THE EXCHANGE OFFER

     On December 23, 2002, we completed a private offering of $260,000,000 aggregate principal amount of 7 1/4% Senior Subordinated Notes due 2013. In connection with the offering of those original notes, we entered into a registration rights agreement with the initial purchasers of those original notes in which we agreed to deliver this prospectus to you and to complete an exchange offer for those original notes. Below is a summary of the exchange offer.

EXCHANGE OFFER.................We are offering to exchange an aggregate of
                               $260,000,000 principal amount of exchange notes for an aggregate of $260,000,000 principal amount of original notes. The original notes may be exchanged only in multiples of $1,000.

EXPIRATION DATE................This exchange offer will expire at 5:00 p.m., New
                               York City time, on           , 2003, unless we
                               extend the offer.

PROCEDURES FOR TENDERING
ORIGINAL
NOTES..........................The procedures for exchanging original notes involve notifying the exchange agent before the expiration date of the exchange offer of your intention to do so. The procedures for properly providing notice are described in this prospectus under the heading "The exchange offer -- Exchange offer procedures -- How to tender."

ACCEPTANCE OF ORIGINAL NOTES
AND DELIVERY OF EXCHANGE
NOTES..........................We will accept any original notes that are properly tendered for exchange before 5:00 p.m., New York City time, on the day this exchange offer expires. The exchange notes will be delivered promptly after expiration of this exchange offer.

EXCHANGE DATE..................We will notify the exchange agent of the date of acceptance of the original notes for exchange.

WITHDRAWAL RIGHTS..............If you tender your original notes for exchange in this exchange offer and later wish to withdraw them, you may do so at any time before 5:00 p.m., New York City time, on the day this exchange offer expires.

EFFECT ON HOLDERS OF ORIGINAL
NOTES..........................Any original notes that remain outstanding after this exchange offer will continue to be subject to restrictions on their transfer. After this exchange offer, holders of original notes will not (with limited exceptions) have any further rights under the registration rights agreement. Any market for original notes that are not exchanged could be adversely affected by the completion of this exchange offer. See "Risk factors -- The original notes are, and will continue to be, subject to restrictions on transfer, and the trading market, if any, for the original notes may be adversely affected by completion of this exchange offer."

RESALE OF THE EXCHANGE NOTES...Based on the position of the staff of the
                               Division of Corporation Finance of the SEC has stated in certain interpretive letters issued to third parties in other transactions, we believe that the exchange notes acquired in this exchange offer may be freely traded without compliance with the provisions of the Securities Act of 1933, as amended, that call for registration and delivery of a prospectus, except as described in the following paragraphs. See "Plan of distribution."

                               In order to participate in the exchange offer, you will be required to make specified representations in a letter of transmittal, including that:

                               - you are not an "affiliate" of ours, as defined
                                 in Rule 405 of the Securities Act of 1933;

                               - you are not a broker-dealer who owns original
                                 notes acquired directly from us;

                               - you will acquire the exchange notes in the
                                 ordinary course of business; and

                               - you have not agreed with anyone to distribute
                                 the exchange notes.

                               If you are a broker-dealer that purchased original notes for your own account as part of market-making or other trading activities, you may represent to us that you have not agreed with us or our affiliates to distribute the exchange notes. If you make this representation, you must agree to deliver a prospectus in connection with any resale of the exchange notes and you need not make the last representation provided for above.

ACCRUED INTEREST ON THE
ORIGINAL NOTES.................Any interest that has accrued on an original note before its exchange in this exchange offer will be payable on the exchange note on the first interest payment date after the completion of this exchange offer.

TAX CONSEQUENCES...............The exchange of the original notes for the exchange notes should not be a taxable exchange for United States federal income tax purposes. See "Material federal income tax consequences."

EXCHANGE AGENT.................Wachovia Bank is serving as the exchange agent.
                               Its address and telephone number are provided in this prospectus under the heading "The exchange offer -- Exchange agent."

USE OF PROCEEDS................We will not receive any cash proceeds from this exchange offer.

                   SUMMARY OF THE TERMS OF THE EXCHANGE NOTES

     The terms of the exchange notes will be essentially the same as the original notes, except that the exchange notes will not contain language restricting their transfer, and holders of the exchange notes generally will not be entitled to further registration rights under the registration rights agreement. The exchange notes will evidence the same debt as the outstanding original notes for which they were exchanged, and the exchange notes will replace such outstanding original notes. Both the original notes and the exchange notes are governed by the same indenture. See the "Description of the exchange notes" section of this prospectus for more detailed information about the terms and conditions of the exchange notes.

ISSUER.........................Lamar Media Corp.

SECURITIES OFFERED.............$260,000,000 aggregate principal amount of 7 1/4%
                               Senior Subordinated Notes due 2013.

MATURITY DATE..................January 1, 2013.

INTEREST RATE..................7 1/4% per year.

INTEREST PAYMENT DATE..........July 1 and January 1 of each year, beginning on
                               July 1, 2003.

GUARANTEES.....................Substantially all of our existing and future subsidiaries will unconditionally guarantee the exchange notes. On the issue date of the exchange notes, all of our existing subsidiaries, except for Missouri Logos, a Partnership, will guarantee the exchange notes.

RANKING........................The exchange notes will be our unsecured senior subordinated obligations and will be subordinated to all of our existing and future senior debt, which will include indebtedness under our existing bank credit facility, and would include indebtedness under our new bank credit facility, and rank equally with all of our existing and future senior subordinated debt, including our 9 5/8% Senior Subordinated Notes due 2006 and our 8 5/8% Senior Subordinated Notes due 2007, and rank senior to all of our existing and future subordinated debt. The exchange notes will be effectively subordinated to all existing and future liabilities, including trade payables, of our non-guarantor subsidiaries.

                               The guarantees by our subsidiaries will be subordinated to existing and future senior debt of such subsidiaries, which will include each such subsidiary's guarantee of indebtedness under our existing bank credit facility, and would include each such subsidiary's guarantee of indebtedness under our new bank credit facility.

                               As of September 30, 2002, the exchange notes and the subsidiary guarantees would have been subordinated to $992.5 million in senior debt, excluding $319.1 million of additional borrowing capacity available under our existing bank credit facility.

OPTIONAL REDEMPTION............We may redeem some or all of the exchange notes at any time on or after January 1, 2008. We may also redeem up to 35% of the aggregate principal amount of the exchange notes using the proceeds from certain public equity offerings completed before January 1, 2006. The redemption prices are described under "Description of the exchange notes -- Optional Redemption."

CHANGE OF CONTROL AND ASSET
SALES..........................If we or Lamar Advertising experience specific kinds of changes of control or we sell assets under certain circumstances, we will be required to make an offer to purchase the exchange notes at the prices listed in "Description of the exchange notes -- Optional Redemption." We may not have sufficient funds available at the time of any change of control to effect the purchase.

CERTAIN COVENANTS..............The indenture governing the notes restricts our ability and the ability of our restricted subsidiaries to, among other things:

                               - incur additional debt and issue preferred
                                 stock;

                               - make certain distributions, investments and
                                 other restricted payments;

                               - create certain liens;

                               - enter into transactions with affiliates;

                               - limit the ability of restricted subsidiaries to
                                 make payments to us;

                               - merge, consolidate or sell substantially all of
                                 our assets;

                               - limit the ability of our subsidiaries to issue
                                 preferred stock; and

                               - sell assets.

                               These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of the exchange notes" in this prospectus.

EXCHANGE OFFER; REGISTRATION
RIGHTS.........................Under a registration rights agreement with the initial purchasers, we and the guarantors agreed to use our reasonable best efforts to cause to become effective a registration statement with respect to an offer to exchange the original notes for the exchange notes. If we are not able to effect the exchange offer, we will use our reasonable best efforts to file and cause to become effective a shelf registration statement relating to resales of the original notes. We will be obligated to pay additional interest on the notes if we do not complete the exchange offer within 160 days after the issue date of the original notes or, if required, the shelf registration statement is not declared effective within 160 days after the issue date of the original notes.

                                  RISK FACTORS

     The following are certain factors that could affect our future operating results and financial condition. These factors could cause our actual operating results and financial condition to differ materially from our projections.

RISKS RELATED TO THE EXCHANGE NOTES AND THIS OFFERING

OUR SUBSTANTIAL INDEBTEDNESS COULD ADVERSELY AFFECT OUR BUSINESS AND PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE EXCHANGE NOTES.

     We have a substantial amount of indebtedness. As of September 30, 2002, after giving effect to the offering of the original notes and the application of the net proceeds and after giving effect to the redemption of our 9 1/4% Senior Subordinated Notes due 2007 on October 25, 2002, we would have had approximately $1.5 billion of debt outstanding consisting of approximately $991.3 million in senior bank debt, $1.2 million in senior notes, $459.3 million in various series of senior subordinated notes, and $16.7 million in various other short-term and long-term debt. In addition, the indentures governing our notes and our existing bank credit facility allow, and our new bank credit facility is expected to allow, us to incur substantial additional indebtedness in the future. As of September 30, 2002, we had $319.1 million available to borrow under our existing bank credit facility. Our substantial indebtedness and the fact that a large part of our cash flow from operations must be used to make principal and interest payments on our debt may have important consequences, including:

     - making it more difficult for us to satisfy our obligations with respect to the exchange notes;

     - limiting cash flow available to fund our working capital, capital expenditures, potential acquisitions or other general corporate requirements;

     - increasing our vulnerability to general adverse economic and industry conditions;

     - limiting our ability to obtain additional financing to fund future working capital, capital expenditures, potential acquisitions or other general corporate requirements;

     - limiting our flexibility in planning for, or reacting to, changes in our business and industry;

     - placing us at a competitive disadvantage compared to our competitors with less indebtedness; and

     - making it more difficult for us to comply with financial covenants in our existing bank credit facility or our new bank credit facility.

WE MAY BE UNABLE TO GENERATE SUFFICIENT CASH FLOW TO SATISFY OUR SIGNIFICANT DEBT SERVICE OBLIGATIONS.

     Our ability to generate cash flow from operations to make principal and interest payments on our debt, including the exchange notes, will depend on our future performance, which will be affected by a range of economic, competitive and business factors. We cannot control many of these factors, including general economic conditions, our customers' allocation of advertising expenditures among available media and the amount spent on advertising in general. If our operations do not generate sufficient cash flow from operations to satisfy our debt service obligations, we may need to borrow additional funds to make these payments or undertake alternative financing plans, such as refinancing or restructuring our debt, or reducing or delaying capital investments and acquisitions. We cannot guarantee that such additional funds or alternative financing will be available on favorable terms, if at all. Our inability to generate sufficient cash flow from operations or obtain additional funds or alternative financing on acceptable terms could have a material adverse effect on our business, financial condition and results of operations.

RESTRICTIONS IN OUR AND LAMAR ADVERTISING'S DEBT AGREEMENTS REDUCE OUR OPERATING FLEXIBILITY AND CONTAIN COVENANTS AND RESTRICTIONS THAT CREATE THE POTENTIAL FOR DEFAULTS.

     The terms of our existing bank credit facility and the indentures relating to our outstanding notes and the indenture relating to Lamar Advertising's outstanding notes restrict, and our new bank credit facility and the indenture relating to the exchange notes will restrict, among other things, our ability and the ability of Lamar Advertising to:

     - incur or repay debt;

     - dispose of assets;

     - create liens;

     - make investments;

     - enter into affiliate transactions; and

     - pay dividends.

Under our existing bank credit facility, we must maintain, and under our new bank credit facility we expect to maintain, specified financial ratios and levels including:

     - a minimum interest coverage ratio;

     - a minimum fixed charges coverage ratio;

     - a maximum senior debt ratio; and

     - a maximum total debt ratio.

     If we fail to comply with these tests, the lenders have the right to cause all amounts outstanding under our bank credit facility to become immediately due. If this were to occur, and the lenders decide to exercise their right to accelerate the indebtedness, it would create serious financial problems for us and could lead to an event of default under the indentures governing our debt, including the exchange notes. Any of these events could have a material adverse effect on our business, financial condition and results of operations. Our ability to comply with these restrictions, and any similar restrictions in future agreements, depends on our operating performance. Because our performance is subject to prevailing economic, financial and business conditions and other factors that are beyond our control, we may be unable to comply with these restrictions in the future.

YOUR RIGHT TO RECEIVE PAYMENTS ON THE EXCHANGE NOTES IS JUNIOR TO OUR EXISTING SENIOR INDEBTEDNESS AND THE EXISTING SENIOR INDEBTEDNESS OF THE SUBSIDIARY GUARANTORS AND POSSIBLY ALL OF OUR AND THEIR FUTURE INDEBTEDNESS.

     The exchange notes and the subsidiary guarantees will be subordinated in right of payment to the prior payment in full of our and the subsidiary guarantors' respective current and future senior indebtedness, including our and their obligations under our existing bank credit facility or our new bank credit facility. As of September 30, 2002, the exchange notes were subordinated to $991.3 million of debt under our existing bank credit facility and $1.2 million in senior notes, and $319.1 million of senior debt were available for borrowing under our existing bank credit facility. As a result of the subordination provisions of the exchange notes, in the event of the bankruptcy, liquidation or dissolution of us or any subsidiary guarantor, our assets or the assets of the applicable subsidiary guarantor would be available to pay obligations under the exchange notes and our other senior subordinated obligations only after all payments had been made on our senior indebtedness or the senior indebtedness of the applicable subsidiary guarantor. Sufficient assets may not remain after all of these payments have been made to make any payments on the exchange notes and our other senior subordinated obligations (which, after giving effect to the application of the net proceeds from the offering of the original notes to redeem our 9 5/8% Senior Subordinated Notes due 2006 and the redemption of our 9 1/4% Senior Subordinated Notes due 2007 on October 25, 2002, would have totaled $459.3 million as of September 30, 2002), including payments of interest when due. In addition, all payments on the exchange notes and the subsidiary guarantees will be prohibited in the event of a payment default on our senior indebtedness and, for limited periods, upon the occurrence of other defaults under our existing bank credit facility.

THE EXCHANGE NOTES AND THE SUBSIDIARY GUARANTEES WILL BE EFFECTIVELY SUBORDINATED TO ALL OF OUR AND OUR SUBSIDIARY GUARANTORS' SECURED INDEBTEDNESS AND ALL INDEBTEDNESS AND OTHER OBLIGATIONS OF OUR NON-GUARANTOR SUBSIDIARIES.

     The exchange notes will not be secured. The lenders under our existing bank credit facility are, and our new bank credit facility will be, secured by a pledge of our stock and the stock of all of the subsidiary guarantors. If we or any of the subsidiary guarantors declare bankruptcy, liquidate or dissolve, or if payment under our bank credit facility or any of our other secured indebtedness is accelerated, our secured lenders would be entitled to exercise the remedies available to a secured lender under applicable law and will have a claim on those assets before the holders of the exchange notes. As a result, the exchange notes are effectively subordinated to our and our subsidiaries' secured indebtedness to the extent of the value of the assets securing that indebtedness and the holders of the exchange notes would in all likelihood recover ratably less than the lenders of our and our subsidiaries' secured indebtedness in the event of our bankruptcy, liquidation or dissolution. As of September 30, 2002, we had $991.3 million of secured indebtedness outstanding and $319.1 million of additional secured indebtedness was available for borrowing under our existing bank credit facility.

     In addition, the exchange notes will be structurally subordinated to all of the liabilities and other obligations of our subsidiaries that do not guarantee the exchange notes. In the event of a bankruptcy, liquidation or dissolution of any of the non-guarantor subsidiaries, holders of their indebtedness, their trade creditors and holders of their preferred equity will generally be entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. However, under some circumstances, the terms of the exchange notes will permit our non-guarantor subsidiaries to incur additional specified indebtedness.

WE MAY NOT BE ABLE TO PURCHASE THE EXCHANGE NOTES UPON A CHANGE OF CONTROL.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding exchange notes at a price equal to 101% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase. However, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of exchange notes or that restrictions in our existing bank credit facility or our new bank credit facility will not allow such repurchase.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID THE GUARANTEES OF THE EXCHANGE NOTES BY OUR SUBSIDIARIES AND REQUIRE THE HOLDERS OF THE EXCHANGE NOTES TO RETURN PAYMENTS RECEIVED FROM THE SUBSIDIARY GUARANTORS.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the subsidiary guarantees could be voided, or claims in respect of the subsidiary guarantees could be subordinated to all other debts of a subsidiary guarantor if, either, the subsidiary guarantee was incurred with the intent to hinder, delay or defraud any present or future creditors of the subsidiary guarantor or the subsidiary guarantors, at the time it incurred the indebtedness evidenced by its subsidiary guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and the subsidiary guarantor either:

     - was insolvent or rendered insolvent by reason of such incurrence;

     - was engaged in a business or transaction for which such subsidiary guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     If a subsidiary guarantee is voided, you will be unable to rely on the applicable subsidiary guarantor to satisfy your claim in the event that we fail to make one or more required payments due on the exchange notes. In addition, any payment by such subsidiary guarantor pursuant to its subsidiary guarantee could be voided and required to be returned to such subsidiary guarantor, or to a fund for the benefit of creditors of such subsidiary guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets;

     - the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we and each subsidiary guarantor believe that, after giving effect to the indebtedness incurred in connection with this offering, no subsidiary guarantor will be insolvent, will have unreasonably small capital for the business in which it is engaged or will have incurred debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or the subsidiary guarantors' conclusions in this regard.

AN ACTIVE TRADING MARKET MAY NOT DEVELOP FOR THE EXCHANGE NOTES.

     The exchange notes are a new issue of securities with no established trading market and will not be listed on any securities exchange. The initial purchasers have informed us that they currently intend to make a market in the exchange notes. However, the initial purchasers are not obligated to do so and may discontinue any such market making at any time without notice. The liquidity of any market for the exchange notes will depend upon various factors, including:

     - the number of holders of the exchange notes;

     - the interest of securities dealers in making a market for the exchange notes;

     - the overall market for high yield securities;

     - our financial performance or prospects; and

     - the prospects for companies in our industry generally.

     Accordingly, we cannot assure you that a market or liquidity will develop for the exchange notes. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market for the notes, if any, will not be subject to similar disruptions. Any such disruptions may adversely affect you as a holder of the exchange notes.

THE ORIGINAL NOTES ARE, AND WILL CONTINUE TO BE, SUBJECT TO RESTRICTIONS ON TRANSFER, AND THE TRADING MARKET, IF ANY, FOR ORIGINAL NOTES MAY BE ADVERSELY AFFECTED BY COMPLETION OF THIS EXCHANGE OFFER.

     The original notes have not been registered under the Securities Act of 1933 or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act of 1933 and any other applicable securities laws, or pursuant to an exemption from those laws or in a transaction not subject to those laws. We do not intend to register under the Securities Act of 1933 the original notes that remain outstanding after completion of this exchange offer (subject to applicable limited exceptions). Original notes that remain outstanding after the completion of this exchange offer will continue to bear a legend reflecting those restrictions on transfer, and holders of those original notes will not be entitled to any rights to have those original notes registered under the Securities Act of 1933 or to any similar rights under the registration rights agreement (subject to applicable limited exceptions). To the extent that original notes are tendered and accepted in the exchange offer, the trading market, if any, for remaining original notes may be adversely affected.

RISKS RELATED TO OUR BUSINESS AND OPERATIONS

OUR REVENUES ARE DERIVED FROM ADVERTISING AND ADVERTISING IS PARTICULARLY SENSITIVE TO CHANGES IN ECONOMIC CONDITIONS AND ADVERTISING TRENDS.

     We sell advertising space to generate revenues. Advertising spending is particularly sensitive to changes in general economic conditions and advertising spending typically decreases when economic conditions are tough. A decrease in demand for advertising space could adversely affect our business. A reduction in money spent on our advertising displays could result from:

     - a general decline in economic conditions;

     - a decline in economic conditions in particular markets where we conduct business;

     - a reallocation of advertising expenditures to other available media by significant customers; or

     - a decline in the amount spent on advertising in general.

OUR OPERATIONS ARE SIGNIFICANTLY IMPACTED BY THE REGULATION OF OUTDOOR ADVERTISING BY FEDERAL, STATE AND LOCAL GOVERNMENTS.

     Our operations are significantly impacted by federal, state and local government regulation of the outdoor advertising business.

     The federal government conditions federal highway assistance on states imposing location restrictions on the placement of billboards on primary and interstate highways. Federal laws also impose size, spacing and other limitations on billboards. Some states have adopted standards more restrictive than the federal requirements. Local governments generally control billboards as part of their zoning regulations. Some local governments have enacted ordinances that require removal of billboards by a future date. In addition, four states have enacted bans on billboard advertising.

     Others prohibit the construction of new billboards and the reconstruction of significantly damaged billboards, or allow new construction only to replace existing structures.

     Local laws that mandate removal of billboards at a future date often do not provide for payment to the owner for the loss of structures that are required to be removed. Some federal and state laws require payment of compensation in such circumstances. Local laws that require the removal of a billboard without compensation have been challenged in state and federal courts with conflicting results. Accordingly, we may not be successful in negotiating acceptable arrangements when our displays have been subject to removal under these types of local laws.

     Additional regulations may be imposed on outdoor advertising in the future. Legislation regulating the content of billboard advertisements has been introduced in Congress from time to time in the past. Additional regulations or changes in the current laws regulating and affecting outdoor advertising at the federal, state or local level may have a material adverse effect on our results of operations.

OUR CONTINUED GROWTH THROUGH ACQUISITIONS MAY BECOME MORE DIFFICULT AND INVOLVES COSTS AND UNCERTAINTIES.

     Historically, we have substantially increased our inventory of advertising displays through acquisitions. Our growth strategy involves acquiring outdoor advertising businesses and assets in markets where we currently compete, as well as in new markets. The following factors, however, may affect our ability to continue to pursue this strategy effectively:

     - there might not be suitable acquisition candidates, particularly as a result of the consolidation of the outdoor advertising industry, and we may have a more difficult time negotiating acquisitions that are favorable to us;

     - we may face increased competition from other outdoor advertising companies, which may have greater financial resources than us, for the businesses and assets we wish to acquire, which may result in higher prices for those businesses and assets;

     - we may not have access to sufficient capital resources on acceptable terms, if at all, to finance our acquisitions and may not be able to obtain required consents from our lenders;

     - we may be unable to effectively integrate acquired businesses and assets with our existing operations as a result of unforeseen difficulties that could require significant time and attention from our management that would otherwise be directed at developing our existing business; and

     - we may not realize the benefits and cost savings that we anticipate from our acquisitions.

WE FACE COMPETITION FROM LARGER AND MORE DIVERSIFIED OUTDOOR ADVERTISERS AND OTHER FORMS OF ADVERTISING THAT COULD HURT OUR PERFORMANCE.

     We cannot be sure that in the future we will compete successfully against the current and future forms of outdoor advertising and other media. The competitive pressure that we face could adversely affect our profitability or financial performance. Although we are one of the largest companies focusing exclusively on outdoor advertising, we face competition from larger companies with more diversified operations that also include television, radio and other broadcast media. In addition, our diversified competitors have the opportunity to cross-sell their different advertising products to their customers. We also face competition from other forms of media, including newspapers, direct mail advertising and the Internet. We must also compete with an increasing variety of other out-of-home advertising media that include advertising displays in shopping centers, malls, airports, stadiums, movie theaters and supermarkets, and on taxis, trains and buses.

IF OUR CONTINGENCY PLANS RELATING TO HURRICANES FAIL, THE RESULTING LOSSES COULD HURT OUR BUSINESS.

     Although we have developed contingency plans designed to deal with the threat posed to advertising structures by hurricanes and other natural disasters, we cannot guarantee that these plans will work. If these plans fail, significant losses could result.

     We have determined that it is not economical to obtain insurance against losses from hurricanes and other natural disasters. Instead, we have developed contingency plans to deal with the threat of hurricanes. For example, we remove the advertising faces on billboards at the onset of a storm, when possible, which better permits the structures to withstand high winds during a storm. We then replace these advertising faces after the storm has passed. However, these plans may not be effective in the future and, if they are not, significant losses may result.

OUR LOGO SIGN CONTRACTS ARE SUBJECT TO STATE AWARD AND RENEWAL.

     A portion of our revenues and operating income come from our state-awarded service contracts for logo signs. For the nine months ended September 30, 2002, approximately 5% of our net revenues were derived from our logo sign contracts. We cannot predict what remaining states, if any, will start logo sign programs or convert state-run logo sign programs to privately operated programs. We currently compete with three other logo sign providers, as well as local companies, for state-awarded service contracts for logo signs.

     Generally, state-awarded logo sign contracts have terms of five to ten years with additional renewal periods. Some states have the right to terminate a contract early, but in most cases must pay compensation to the logo sign provider for early termination. Typically, at the end of the term of the contract, ownership of the structures is transferred to the state without compensation to the logo sign provider. Of our 21 logo sign contracts in place at September 30, 2002, one was scheduled to terminate in December 2002 but we received an extension to December 2003 and one is scheduled to terminate in September 2003. In addition, three are subject to renewal, one in June 2003, one in August 2003 and one in September 2003. There is no guarantee that we will be able to obtain new logo sign contracts or renew our existing contracts. In addition, after a new state-awarded logo contract is received, we generally incur significant start-up costs. We cannot guarantee that we will continue to have access to the capital necessary to finance those costs.

OUR OPERATIONS COULD BE AFFECTED BY THE LOSS OF KEY EXECUTIVES AND OTHER EMPLOYEES.

     Our success depends to a significant extent upon the continued services of our executive officers and other key management and sales personnel. Although we have designed our incentive and compensation programs to retain key employees, we have no employment contracts with any employees and none of our executive officers have signed non-compete agreements. We do not maintain key man life insurance on our executives. If any of our executive officers or other key management or sales personnel stopped working with us in the future, it could have an adverse effect on our business.

WE ARE SUBJECT TO LEGAL PROCEEDINGS THAT, IF DETERMINED ADVERSELY TO US, COULD ADVERSELY AFFECT OUR FINANCIAL RESULTS.

     We are continually subject to legal proceedings and lawsuits that arise in the ordinary course of our business. The damages that may be claimed in these legal proceedings could be substantial, including claims for punitive or extraordinary damages. It is possible that, if the outcomes of these legal proceedings are not favorable to us, it could adversely affect our future financial results. In addition, our results of operations, financial condition or liquidity may be adversely affected if in the future our insurance coverage proves to be inadequate or unavailable or there is an increase in liabilities for which we self-insure.

WE ARE A WHOLLY-OWNED SUBSIDIARY OF LAMAR ADVERTISING, WHICH IS CONTROLLED BY CERTAIN SIGNIFICANT STOCKHOLDERS WHO ARE ABLE TO CONTROL THE OUTCOME OF ALL MATTERS SUBMITTED TO ITS STOCKHOLDERS FOR APPROVAL AND WHOSE INTEREST IN LAMAR ADVERTISING AND US MAY BE DIFFERENT THAN YOURS.

     Certain members of the Reilly family, including Kevin P. Reilly, Jr., our president and chief executive officer, as of September 30, 2002, own in the aggregate approximately 16% of Lamar Advertising's common stock, assuming the conversion of all Class B common stock to Class A common stock. This represents 66% of Lamar Advertising's outstanding voting stock. By virtue of such stock ownership, such persons have the power to:

     - elect Lamar Advertising's and our entire board of directors;

     - control Lamar Advertising's and our management and policies; and

     - determine the outcome of any corporate transaction or other matters required to be submitted to Lamar Advertising's stockholders for approval, including the amendment of its certificate of incorporation, mergers, consolidation and the sale of all or substantially all of its or our assets.

     As their interests in Lamar Advertising and us may be different from your interests, the foregoing stockholders may exercise their control over us through their control over Lamar Advertising in a manner detrimental to your interests.

                STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

     This prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These are statements that relate to future periods and include statements regarding our anticipated performance. In addition, the outcome of pending motions or appeals, if any, related to litigation discussed herein is unknown.

     Generally, the words anticipates, believes, expects, intends, estimates, projects, plans and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results, to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors are described in this prospectus, including under "Risk factors" and include, among others:

     - the performance of the U.S. economy generally and the level of expenditures on advertising, including, in particular, outdoor advertising;

     - our ability to renew expiring and negotiate new contracts at favorable rates;

     - our ability to fully utilize our outdoor advertising capacity;

     - the integration of businesses that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions;

     - risks and uncertainties relating to our significant indebtedness, including the completion of the refinancing of our bank credit facility;

     - our need for and ability to obtain additional funding for acquisitions or operations; and

     - the regulation of the outdoor advertising industry by federal, state and local governments and the impact thereon by environmental or other lobbying groups.

     Although we believe that the statements contained in this prospectus are based upon reasonable assumptions, we can give no assurance that our goals will be achieved. Given these uncertainties, prospective investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are made as of the date of this prospectus. We assume no obligation to update or revise them or provide reasons why actual results may differ.

                                USE OF PROCEEDS

     This exchange offer is intended to satisfy some of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes in this exchange offer. In exchange for issuing the exchange notes as described in this prospectus, we will receive an equal principal amount of original notes, which will be canceled.

     The net proceeds from the issuance and sale of the original notes, together with additional cash, will be used to redeem all of the outstanding $255 million principal amount of our 9 5/8% Senior Subordinated Notes due 2006 plus accrued interest thereon to the date of redemption and the applicable redemption premium, pursuant to the irrevocable redemption procedures described below. Our 9 5/8% Senior Subordinated Notes due 2006 bear interest at a rate of 9 5/8% per year and have a maturity date of December 1, 2006. On December 23, 2002 (the date of issuance of the original notes), we called for full redemption on January 22, 2003 of our 9 5/8% Senior Subordinated Notes due 2006 and gave their trustee irrevocable instructions to redeem them at a redemption price equal to 103.208% of the aggregate principal amount thereof plus accrued interest to the redemption date of approximately $3.5 million. The total redemption price of approximately $266.7 million was deposited with the trustee, solely for the benefit of the holders of our 9 5/8% Senior Subordinated Notes due 2006, and will be used to redeem the notes on January 22, 2003.

                                 CAPITALIZATION

     The following table sets forth our cash and cash equivalents and our capitalization at September 30, 2002 on an actual basis and on an as adjusted basis after giving effect to the redemption of our 9 1/4% Senior Subordinated Notes due 2007 on October 25, 2002 and the offering of the original notes and the application of the net proceeds to redeem our outstanding 9 5/8% Senior Subordinated Notes due 2006. You should read this table in conjunction with the information under the headings "Use of proceeds," "Selected historical consolidated financial data," "Management's discussion and analysis of financial condition and results of operations" and our unaudited consolidated financial statements and the related notes, each included elsewhere in this prospectus.

                                                              AS OF SEPTEMBER 30, 2002
                                                              ------------------------
                                                                ACTUAL     AS ADJUSTED
                                                              ----------   -----------
                                                               (DOLLARS IN THOUSANDS)
Cash and cash equivalents(1)................................  $   58,646           --
                                                              ----------    ---------
Current maturities of long-term debt(2)(3)..................     114,244      114,244
                                                              ----------    ---------
Long-term debt, less current maturities:
  Bank Credit Facility(2)...................................     881,250      881,250
  8 5/8% Senior Subordinated Notes due 2007.................     199,329      199,329
  9 1/4% Senior Subordinated Notes due 2007(1)..............      74,073           --
  9 5/8% Senior Subordinated Notes due 2006(4)..............     255,000           --
  7 1/4% Senior Subordinated Notes due 2013.................          --      260,000
  8% Subordinated Notes due 2003............................       5,833        5,833
  Other long-term debt......................................       7,712        7,712
                                                              ----------    ---------
     Total long-term debt, less current maturities..........   1,423,197    1,354,124
Stockholder's equity:
  Common stock, $0.01 par value, authorized 3,000 shares;
     100 shares issued and outstanding......................          --           --
  Additional paid-in capital................................   2,281,803    2,281,803
  Accumulated deficit(5)....................................    (290,165)    (300,729)
Total stockholder's equity..................................   1,991,638    1,981,074
                                                              ----------    ---------
Total capitalization........................................   3,529,079    3,449,442
                                                              ==========    =========

---------------

(1) On October 25, 2002, we redeemed our 9 1/4% Senior Subordinated Notes due 2007 with cash on hand at September 30, 2002 and additional cash generated between September 30, 2002 and October 25, 2002.

(2) As of September 30, 2002, we had $768.8 million outstanding under the term facility, $222.5 million outstanding under the incremental facility and had $319.1 million available for borrowing under the revolving bank credit facility. We expect our new bank credit facility will be comprised of a $250 million revolving facility and a $1 billion term facility.

(3) Includes $1.2 million of outstanding 11% Senior Notes due 2003.

(4) On January 22, 2003, we will redeem our 9 5/8% Senior Subordinated Notes due 2006 with the net proceeds of the offering of the original notes, together with additional cash at an aggregate redemption price of $266.7 million, which was deposited with the trustee for the 9 5/8% Senior Subordinated Notes due 2006 on December 23, 2002.

(5) As adjusted accumulated deficit reflects a charge to earnings in connection with the redemption premium paid and write off of debt issuance costs for the redemption of our 9 1/4% Senior Subordinated Notes due 2007 and for the redemption of the 9 5/8% Senior Subordinated Notes due 2006.

                SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     In the following table, we provide you with our selected consolidated historical information and other operating data for the nine months ended September 30, 2002 and 2001, and the five years ended December 31, 2001, 2000, 1999, 1998 and 1997. We have prepared this information from audited financial statements for the years ended December 31, 2001 through December 31, 1997 and from unaudited financial statements for the nine months ended September 30, 2002 and September 30, 2001.

     In our opinion, the information for the nine months ended September 30, 2002 and September 30, 2001 reflects all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the results of operations and financial condition. Results from interim periods should not be considered indicative of results for any other periods or for the year. This information is only a summary. You should read it in conjunction with our historical financial statements and related notes included in this prospectus, as well as "Management's discussion and analysis of financial condition and results of operations."

                              NINE MONTHS ENDED
                                SEPTEMBER 30,                     YEAR ENDED DECEMBER 31,
                             -------------------   ------------------------------------------------------
                               2002       2001       2001        2000        1999       1998       1997
                             --------   --------   ---------   ---------   --------   --------   --------
                                 (UNAUDITED)
                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
  DATA:
Net revenues...............  $580,985   $550,440   $ 729,050   $ 687,319   $444,135   $288,588   $201,062
Operating expenses:
  Direct advertising
    expenses...............   205,544    187,444     251,483     217,465    143,090     92,849     63,390
  General and
    administrative
    expenses...............   122,738    111,502     150,786     137,292     94,264     60,935     45,368
  Depreciation and
    amortization...........   204,332    260,920     351,754     315,465    176,233     88,791     48,317
  Gain on disposition of
    assets.................      (203)      (708)       (923)       (986)    (5,481)    (1,152)       (15)
                             --------   --------   ---------   ---------   --------   --------   --------
    Total operating
      expenses.............   532,411    559,158     753,100     669,236    408,106    241,423    157,060
                             --------   --------   ---------   ---------   --------   --------   --------
Operating income (loss)....    48,574     (8,718)    (24,050)     18,083     36,029     47,165     44,002
                             --------   --------   ---------   ---------   --------   --------   --------
Interest expense, net......    69,104     88,576     112,386     145,892     88,198     59,246     36,507
Earnings (loss) before
  income taxes,
  extraordinary item and
  cumulative effect of
  change in accounting
  principle................   (20,530)   (97,294)   (136,436)   (127,809)   (52,169)   (12,081)     7,495
Income tax expense
  (benefit)................    (6,596)   (26,238)    (38,870)    (35,879)    (9,232)      (191)     4,654
Net earnings (loss)........   (13,934)   (71,056)    (97,566)    (91,930)   (43,886)   (11,890)     2,841
OTHER DATA:
EBITDA(1)..................  $252,703   $251,494   $ 326,781   $ 332,562   $206,781   $134,804   $ 92,304
EBITDA margin(2)...........        43%        46%         45%         48%        47%        47%        46%
Ratio of earnings to fixed
  charges(3)...............     0.80x      0.19x       0.12x       0.30x      0.52x      0.83x      1.15x
Cash flows from operating
  activities...............  $165,920   $119,322   $ 198,702   $ 177,962   $100,436   $ 72,498   $ 45,783
Cash flows used in
  investing activities.....   128,931    328,488     378,538     431,435    948,516    535,217    370,228
Cash flows from financing
  activities...............     8,772    142,841     120,381     317,412    727,884    584,070    250,684

                                     AS OF                            AS OF DECEMBER 31,
                                 SEPTEMBER 30,   ------------------------------------------------------------
                                     2002           2001         2000         1999         1998        1997
                                 -------------   ----------   ----------   ----------   ----------   --------
                                  (UNAUDITED)
                                                            (DOLLARS IN THOUSANDS)
BALANCE SHEET DATA: (AS OF END
  OF PERIOD)
Cash and cash equivalents......   $   58,646     $   12,885   $   72,340   $    8,401   $  128,597   $  7,246
Working capital................       59,047         40,205       79,596       54,705       94,221     18,662
Total assets...................    3,712,662      3,649,164    3,621,715    3,195,029    1,413,377    651,336
Long term debt (including
  current maturities)..........    1,537,441      1,524,085    1,738,280    1,615,781      876,532    539,200
Total long term liabilities....    1,559,826      1,592,491    1,821,457    1,731,074      857,760    551,865
Stockholder's equity...........    1,991,638      1,946,086    1,676,756    1,382,871      466,779     68,713

---------------

(1) EBITDA is defined as operating income (loss) before depreciation and amortization and gain or loss on disposition of assets. EBITDA represents a measure that we believe is customarily used to evaluate the financial performance of companies in the media industry. However, EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to operating income or net earnings as an indicator of our operating performance or to net cash provided by operating activities as a measure of its liquidity. Because EBITDA is not calculated identically by all companies, the presentation in this prospectus may not be comparable to those disclosed by other companies. In addition, the definition of EBITDA differs from the definition of EBITDA applicable to the covenants for the notes.

     Below is a table that reconciles EBITDA to operating income (loss):

                        NINE MONTHS ENDED
                          SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                       -------------------   ---------------------------------------------------
                         2002       2001       2001       2000       1999       1998      1997
                       --------   --------   --------   --------   --------   --------   -------
                           (UNAUDITED)
                                                (DOLLARS IN THOUSANDS)
Operating income
  (loss).............  $ 48,574   $ (8,718)  $(24,050)  $ 18,083   $ 36,029   $ 47,165   $44,002
Depreciation and
  amortization.......   204,332    260,920    351,754    315,465    176,233     88,791    48,317
Gain on disposition
  of assets..........      (203)      (708)      (923)      (986)    (5,481)    (1,152)      (15)
                       --------   --------   --------   --------   --------   --------   -------
EBITDA...............  $252,703   $251,494   $326,781   $332,562   $206,781   $134,804   $92,304

(2) EBITDA margin is defined as EBITDA divided by net revenues.

(3) The ratio of earnings to fixed charges is defined as earnings divided by fixed charges. For purposes of this ratio, earnings is defined as net earnings (loss) before income taxes and fixed charges. Fixed charges is defined as the sum of interest expense, preferred stock dividends and the component of rental expense that we believe to be representative of the interest factor for those amounts. For the nine months ended September 30, 2002 and 2001, and the years ended December 31, 2001, 2000, 1999 and 1998, earnings were insufficient to cover fixed charges by $20.5 million, $97.3 million, $136.4 million, $127.8 million, $53.4 million and $12.4 million, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following management's discussion and analysis of financial condition and results of operations contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of the factors described in the section entitled "Risk Factors" and elsewhere in this prospectus.

OVERVIEW

     Our net revenues, which represent gross revenues less commissions paid to advertising agencies that contract for the use of advertising displays on behalf of advertisers, are derived primarily from the sale of advertising on outdoor advertising displays that we own and operate.

     We have grown significantly during the last three years, primarily as the result of (i) acquisitions of outdoor advertising businesses and structures,
(ii) internal growth in our existing outdoor advertising business, and (iii) the expansion of our logo sign business. Our net revenues increased by $284.9 million from $444.1 million for the year ended December 31, 1999 to $729.0 million for the year ended December 31, 2001, representing a compound annual growth rate of approximately 28%. During the same period, EBITDA increased $120.0 million from $206.8 million for the year ended December 31, 1999 to $326.8 million for the year ended December 31, 2001, representing a compound annual growth rate of approximately 26%. Our net revenues increased by $30.6 million, or 6%, from $550.4 million for the nine months ended September 30, 2001 to $581.0 million for the nine months ended September 30, 2002. During the same period, EBITDA increased $1.2 million, or 0.5%, from $251.5 million for the nine months ended September 30, 2001 to $252.7 million for the nine months ended September 30, 2002.

     We plan to continue a strategy of expanding through both internal growth and acquisitions. As a result of acquisitions, the operating performance of individual markets and the business as a whole are not necessarily comparable on a year-to-year basis. All recent acquisitions have been accounted for using the purchase method of accounting and, consequently, operating results from acquired operations are included from the respective dates of those acquisitions.

     Since January 1, 2001, we have increased the number of outdoor advertising displays we operate by approximately 12% by completing over 165 strategic acquisitions of outdoor advertising and transit assets for an aggregate purchase price of approximately $460 million, which included the issuance of 2,130,464 shares of Lamar Advertising's Class A common stock valued at the time of issuance at approximately $85.1 million. We have financed our recent acquisitions and intend to finance future acquisition activity from available cash, borrowings under our existing bank credit agreement and the issuance of the Class A common stock of Lamar Advertising. See "Liquidity and capital resources" below.

     We rely on sales of advertising space for revenues, and our operating results are therefore affected by general economic conditions, as well as trends in the advertising industry.

     The growth of our business requires significant expenditures for maintenance and capitalized costs associated with new billboard displays, logo sign and transit contracts, and the purchases of real estate and operating equipment. The following table presents a breakdown of capitalized expenditures for the nine months ended September 30, 2002 and 2001, and the years ended December 31, 2001, 2000 and 1999:

                                       NINE MONTHS ENDED
                                         SEPTEMBER 30,      YEARS ENDED DECEMBER 31,
                                       -----------------   ---------------------------
                                        2002      2001      2001      2000      1999
                                       -------   -------   -------   -------   -------
                                          (UNAUDITED)
                                                   (DOLLARS IN THOUSANDS)
Billboard............................  $32,798   $36,398   $53,486   $46,412   $51,724
Logos................................    3,900     4,445     8,222    10,595    11,270
Transit..............................    3,335     4,610     6,447     5,225     1,015
Land and buildings...................   11,600     9,128    10,115     9,824     5,850
Operating equipment..................    5,305     5,377     7,050     6,248     7,327
                                       -------   -------   -------   -------   -------
Total capital expenditures...........  $56,938   $59,958   $85,320   $78,304   $77,186
                                       =======   =======   =======   =======   =======

CRITICAL ACCOUNTING POLICIES

     In response to the SEC's Release No. 33-8040, "Cautionary Advice Regarding Disclosure About Critical Accounting Policies," we believe the following critical accounting policies effect our significant judgments and estimates used in the preparation of our consolidated financial statements:

          Revenue Recognition. As discussed in note 1 of the Notes to the Financial Statements, we recognize revenues as advertising services are provided. Advertising revenue is recorded net of agency commissions.

          Intangible Assets. We have significant intangible assets recorded on our balance sheet. Intangible assets primarily represent goodwill, site locations and customer relationships associated with our acquisitions. Site locations and customer relationships are amortized using the straight-line method over their estimated lives ranging from five to fifteen years. Goodwill represents the excess of the cost of acquired businesses over the fair market value of their identifiable net assets. Effective January 1, 2002, we adopted SFAS No. 142 "Goodwill and Other Intangible Assets." The effect was to eliminate the amortization expense for goodwill. As of December 31, 2001, we had net unamortized goodwill of $1,138 million and the adoption of SFAS No. 142 will decrease amortization expense for this goodwill beginning in 2002 by approximately $91 million annually.

          Accounting Estimates. We are required to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingent liabilities. We base our estimates on historical experience, reasonable assumptions and where applicable, established valuation techniques. Specifically, we have made critical estimates in the following areas:

        - Allowance for Doubtful Accounts. We maintain allowances for doubtful accounts based on the payment patterns of our customers. We analyze historical results, the economic environment, changes in the credit worthiness of our customers, and other relevant factors in determining the adequacy of our allowance.

        - Long-Lived Asset Recovery. Long-lived assets, consisting primarily of property, plant and equipment and intangibles comprise a significant portion of our total assets. Long-lived assets, including goodwill and intangibles are reviewed for impairment whenever events or changes in circumstances have indicated that their carrying amounts may not be recoverable. Recoverability of assets is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by that asset. The cash flow projections are based on historical experience, our view of growth rates within the industry and the anticipated future economic environment. Cash flow models are also used to calculate intangible asset values from acquisition activity.

        - Deferred Taxes. As of December 31, 2001, we have made the determination that our deferred tax assets, the primary component of which is our net operating loss carryforward, are fully realizable due to the existence of certain deferred tax liabilities that are anticipated to reverse during the carryforward period. Accordingly, we have not recorded a valuation allowance to reduce our deferred tax assets. Should we determine that it would not be able to realize all or part of our net deferred tax assets in the future, an adjustment to the deferred tax asset would be charged to income in the period such determination was made.

RESULTS OF OPERATIONS

     The following table presents certain statements of operations data as a percentage of net revenues for the nine months ended September 2002 and 2001, and the years ended December 31, 2001, 2000 and 1999:

                                                  NINE MONTHS
                                                     ENDED
                                                 SEPTEMBER 30,   YEARS ENDED DECEMBER 31,
                                                 -------------   ------------------------
                                                 2002    2001     2001     2000     1999
                                                 -----   -----   ------   ------   ------
                                                  (UNAUDITED)
Net revenues...................................  100.0%  100.0%  100.0%   100.0%   100.0%
Operating expenses:
  Direct advertising expenses..................   35.4    34.1    34.5     31.6     32.2
  General and administrative expenses..........   21.1    20.3    20.7     20.0     21.2
  Depreciation and amortization................   35.2    47.4    48.2     45.9     39.7
Operating (loss) income........................    8.4    (1.6)   (3.3)     2.6      8.1
Interest expense...............................   12.0    16.2    15.5     21.5     20.2
Net loss.......................................   (2.4)  (12.9)  (13.4)   (13.4)    (9.9)
EBITDA.........................................   43.5    45.7    44.8     48.4     46.6

     EBITDA is defined as operating income (loss) before depreciation and amortization and gain or loss on disposition of assets. EBITDA represents a measure that we believe is customarily used to evaluate the financial performance of companies in the media industry. However, EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America and should not be considered an alternative to operating income or net earnings as an indicator of our operating performance or to net cash provided by operating activities as a measure of its liquidity. Because EBITDA is not calculated identically by all companies, the presentation in this prospectus may not be comparable to those disclosed by other companies. In addition, the definition of EBITDA differs from the definition of EBITDA applicable to the covenants for the exchange notes.

     Below is a table that reconciles EBITDA to operating income (loss):

                                   NINE MONTHS ENDED
                                     SEPTEMBER 30,         YEAR ENDED DECEMBER 31,
                                  -------------------   ------------------------------
                                    2002       2001       2001       2000       1999
                                  --------   --------   --------   --------   --------
                                      (UNAUDITED)
                                                 (DOLLARS IN THOUSANDS)
Operating income (loss).........  $ 48,574   $ (8,718)  $(24,050)  $ 18,083   $ 36,029
Depreciation and amortization...   204,332    260,920    351,754    315,465    176,233
Gain on disposition of assets...      (203)      (708)      (923)      (986)    (5,481)
                                  --------   --------   --------   --------   --------
EBITDA..........................  $252,703   $251,494   $326,781   $332,562   $206,781

NINE MONTHS ENDED SEPTEMBER 30, 2002 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2001

     Net revenues increased $30.6 million, or 5.5%, to $581.0 million for the nine months ended September 30, 2002 as compared to the same period in 2001. This increase was attributable to an increase in billboard net revenues of $24.8 million, or 4.8%, a $2.1 million increase in logo sign revenue, or 8.1%, and a $2.7 million increase in transit revenue, which represents a 78.4% increase over the prior year.

     Operating expenses, exclusive of depreciation and amortization and gain or loss on sale of assets, increased $29.3 million, or 9.8%, for the nine months ended September 30, 2002 as compared to the same period in 2001. This was primarily the result of additional operating expenses related to the operations of acquired outdoor advertising assets. Included in operating expenses for the nine months ended September 30, 2002 is a charge of $2.3 million related to a jury verdict rendered in August 2002 against us for compensatory and punitive damages. In October 2002, we filed a motion seeking the elimination or reduction of the punitive damages portion of the award, which was $2.2 million. As of the date of this prospectus, the court has not ruled on our motion. If the ruling is adverse to us, we intend to appeal.

     EBITDA increased $1.2 million to $252.7 million for the nine months ended September 30, 2002 from $251.5 million for the same period in 2001. For the nine months ended September 30, 2002, same store net revenue increased 1.3% and same store billboard cash flow decreased 1.6% as compared to the same period in 2001. We define same store as outdoor markets that we owned and operated for twelve months or longer.

     Depreciation and amortization expense decreased $56.6 million, or 21.7%, from $260.9 million for the nine months ended September 30, 2001 to $204.3 million for the nine months ended September 30, 2002 as a result of our adoption of SFAS No. 142 "Goodwill and Other Intangible Assets," which eliminated the amortization expense for goodwill.

     Due to the above factors, operating income increased $57.3 million to $48.6 million for nine months ended September 30, 2002 compared to an operating loss of $8.7 million for the same period in 2001.

     Interest expense decreased $19.2 million from $89.1 million for the nine months ended September 30, 2001 to $69.9 million for the same period in 2002 as a result of lower interest rates for the nine months ended September 30, 2002 as compared to the same period in 2001.

     There was an income tax benefit of $6.6 million for the nine months ended September 30, 2002 as compared to an income tax benefit of $26.2 million for the same period in 2001. This change is primarily due to the increase in income before income taxes as a result of our adoption of SFAS No. 142. The effective tax rate for the nine months ended September 30, 2002 was approximately 32.1%.

     As a result of the above factors, we recognized a net loss for the nine months ended September 30, 2002 of $13.9 million, as compared to a net loss of $71.1 million for the same period in 2001.

YEAR ENDED DECEMBER 31, 2001 COMPARED TO YEAR ENDED DECEMBER 31, 2000

     Net revenues increased $41.7 million, or 6.1%, to $729.0 million for the year ended December 31, 2001 from $687.3 million for the same period in 2000. This increase was predominantly attributable to (i) an increase in billboard net revenues of $43.4 million, or 6.7%, which was generated by acquisitions during 2001 and 2000, and (ii) a $2.7 million increase in logo sign revenue, which represents a 8.2% increase over the prior year, and (iii) offset by a $2.6 million decrease in transit revenue.

     Operating expenses, exclusive of depreciation and amortization and gain on disposition of assets, increased $47.5 million, or 13.4%, to $402.3 million for the year ended December 31, 2001 from $354.8 million for the same period in 2000. This increase is primarily due to additional operating expenses associated with acquisitions made in 2001 and 2000 and increases in personnel, sign site rent, materials and overhead.

     EBITDA decreased $5.8 million, or 2%, to $326.8 million for the year ended December 2001 from $332.6 million for the same period in 2000. For year 2001 same store net revenue and EBITDA declined 1.8% and 8.2%, respectively, over year 2000 results. The decline in same store net revenue and EBITDA was due primarily to adverse economic conditions in 2001. Advertisers spent less for product promotion during 2001 which resulted in fewer billboard units being sold over the previous year.

     Depreciation and amortization expense increased $36.3 million, or 11.5%, from $315.5 million for the year ended December 31, 2000 to $351.8 million for the year ended December 31, 2001 primarily as a result of an increase in capital assets resulting from our recent acquisition activity.

     Due to the above factors, operating income decreased $42.1 million, or 232.6%, from $18.1 million for the year ended December 31, 2000 to a $24.0 million operating loss for the year ended December 31, 2001.

     Interest expense decreased $34.6 million from $147.6 million for the year ended December 31, 2000 to $113.0 million for the year ended December 31, 2001 as a result of declining interest rates for the twelve months ending December 31, 2001 over the same period in 2000.

     The decrease in operating income offset by the decrease in interest expense described above resulted in an $8.6 million increase in loss before income taxes, extraordinary item and cumulative effect of a change in accounting principle.

     The increase in loss before income taxes, resulted in an increase in the income tax benefit of $3.0 million for the year ended December 31, 2001 over the same period in 2000. The effective tax rate for the year ended December 31, 2001 is 28.4% which is less than the statutory rates due to the permanent differences resulting from nondeductible amortization of goodwill.

     As a result of the foregoing factors, we recognized a net loss for the year ended December 31, 2001 of $97.6 million, as compared to a net loss of $91.9 million for the same period in 2000.

YEAR ENDED DECEMBER 31, 2000 COMPARED TO YEAR ENDED DECEMBER 31, 1999

     Net revenues increased $243.2 million, or 54.8%, to $687.3 million for the year ended December 31, 2000 from $444.1 million for the same period in 1999. This increase was predominantly attributable to (i) an increase in billboard net revenues of $234.7 million, or 56.9%, which was attributable to our acquisitions during 2000 and 1999 and internal growth within our previously existing markets, and (ii) a $4.6 million increase in logo sign revenue, which represents a 16.5% increase over the prior year. The increase in logo sign revenue was due to the completion of development of the new logo sign contracts awarded in 2000 and 1999 and the continued expansion of our existing logo sign contracts.

     Operating expenses, exclusive of depreciation and amortization and gain on disposition of assets, increased $117.4 million, or 49.5%, to $354.8 million for the year ended December 31, 2000 from $237.4 million for the same period in 1999. This increase was the result of (i) an increase in personnel costs, sign site rent and other costs related to the increase in revenue and (ii) additional operating expenses related to our recent acquisitions and the continued development of the logo sign business.

     EBITDA increased $125.8 million, or 61%, to $332.6 million for the year ended December 31, 2000 from $206.8 million for the same period in 1999. For year 2000 same store net revenue and EBITDA increased 9.0% and 14.0%, respectively, over year 1999 results. This increase was primarily due to strong local advertising demand for our billboard inventory.

     Depreciation and amortization expense increased $139.3 million, or 79.0%, from $176.2 million for the year ended December 31, 1999 to $315.5 million for the year ended December 31, 2000 primarily as a result of an increase in capital assets resulting from our recent acquisition activity.

     Due to the above factors, operating income decreased $17.9 million, or 49.7%, from $36.0 million for the year ended December 31, 1999 to $18.1 million for the year ended December 31, 2000.

     Interest expense increased $58.0 million from $89.6 million for the year ended December 31, 1999 to $147.6 million for the year ended December 31, 2000 as a result of interest expense on our obligation to Lamar Advertising and greater amounts outstanding under our existing bank credit agreement to finance recent acquisitions.

     The decrease in operating income and the increase in interest expense described above resulted in a $75.6 million increase in loss before income taxes, extraordinary item and cumulative effect of a change in accounting principle.

     The increase in loss before income taxes, resulted in an increase in the income tax benefit of $26.6 million for the year ended December 31, 2000 over the same period in 1999.

     As a result of the foregoing factors, we recognized a net loss for the year ended December 31, 2000 of $91.9 million, as compared to a net loss of $43.9 million for the same period in 1999.

LIQUIDITY AND CAPITAL RESOURCES

     We have historically satisfied our working capital requirements with cash from operations and revolving credit borrowings. Our acquisitions have been financed primarily with funds borrowed under our existing bank credit facility and issuance of Lamar Advertising's Class A common stock and debt securities.

NINE MONTHS ENDED SEPTEMBER 30, 2002

     Our net cash provided by operating activities increased $46.6 million to $165.9 million for the nine months ended September 30, 2002 from $119.3 million for the same period in 2001. This increase was due primarily to a decrease in net loss of $57.1 million, an increase in cash provided from accounts receivable of $7.7 million and accrued expenses of $19.6 million. These changes were offset primarily by an increase in other assets of $1.6 million, an increase in prepaid expenses of $1.6 million, a decrease in accounts payable of $5.3 million and a decrease in non-cash items of $30.2 million. The decrease in non-cash items includes a decrease in depreciation and amortization of $56.6 million, offset by a decrease in the deferred income tax benefit of $25.0 million and an increase in the provision for doubtful accounts of $0.9 million. Net cash used in investing activities decreased $199.6 million from $328.5 million for the nine months ended September 30, 2001 to $128.9 million for the same period in 2002. This decrease was due to a $198.4 million decrease in acquisition activity compared to acquisition expenditures for the nine months ended September 30, 2001. Net cash provided by financing activities for the nine months ended September 30, 2002 is $8.8 million primarily due to $60.0 million in net borrowings under our existing bank credit facility offset by $50.2 million in scheduled principal debt payments.

     During the nine months ended September 30, 2002, we financed the cash portion of our acquisition activity of approximately $74.0 million with excess cash on hand. On January 11, 2002 we activated $200 million in new borrowings under the incremental facility of our existing bank credit agreement. The proceeds were used to reduce the balance of the revolving bank credit facility balance by $160 million and approximately $10 million was used for operations resulting in excess cash on hand of $30 million. Also on January 30, 2002, JPMorgan Chase Bank issued a standby letter of credit of approximately $3.2 million to benefit American Casualty Insurance Company, the provider of our general liability and workman's compensation coverage. This issuance reduces our availability under our revolving bank credit facility. On March 31, 2002, in accordance with our existing bank credit agreement, required quarterly principal payments of $15.75 million were made and commitments under the existing revolving bank credit facility were reduced by $8.75 million per quarter. As of September 30, 2002 we had $319.1 million available under the revolving credit facility.

YEAR ENDED DECEMBER 31, 2001

     Our net cash provided by operating activities increased to $198.7 million in fiscal 2001 due primarily to an increase in non-cash items of $34.3 million, which includes an increase in depreciation and amortization of $36.3 million offset by an increase in deferred tax benefit of $3.8 million and an increase in the provision for doubtful accounts of $1.8 million as a result of an increase in bad debt expense of the same amount. There was also an increase in net loss of $5.6 million, a decrease in receivables of $4.0 million, which represents a 6.1% increase while actual net revenues increased $41.7 million, or 6%, as compared to the prior period. In addition, there was a decrease in other assets of $1.7 million, an increase in trade accounts payable of $1.7 million, a decrease in accrued expenses of $12.7 million primarily due to the $5.0 million reduction in bonuses paid to management in 2001, and an increase in deferred income of $0.8 million. Net cash used in investing activities decreased $52.9 million from $431.4 million in 2000 to $378.5 million in 2001 primarily due to the decrease in our merger and acquisition activity in the second half of 2001 that was caused by the worsening economy and the September 11 attacks. There was also a $7.0 million increase in capital expenditures, offset by an increase in proceeds from the sale of property and equipment of $2.1 million. Net cash provided by financing activities decreased $197.0 million in fiscal 2001 due to a $152.2 million decrease in contribution from Lamar Advertising offset by a $16 million increase in borrowings from credit agreements. There was also a $61.7 million increase in principal payments of long-term debt due primarily to the principal payments required under our existing bank credit facility.

     During the year ended December 31, 2001, we financed our acquisition activity of approximately $298.1 million with borrowings of $140 million under our existing bank credit facility, contributions of stock with a value of $48 million and cash from Lamar Advertising. The first principal payments of approximately $61.5 million under our existing bank credit facility became due during the second half of 2001. Amortization of principal continues in 2002 and until 2006 when the facility is fully repaid. At December 31, 2001, we had $210 million available under the revolving bank credit facility.

     In the future we have principal reduction obligations and revolver commitment reductions under our existing bank credit agreement. In addition we have fixed commercial commitments. These commitments are detailed as follows:

                                                             PAYMENTS DUE BY PERIOD
                                                      ------------------------------------
                                       BALANCE AT      LESS
                                      SEPTEMBER 30,   THAN 1    1-3       4-5      AFTER 5
CONTRACTUAL OBLIGATIONS                   2002         YEAR    YEARS     YEARS      YEARS
-----------------------               -------------   ------   ------   --------   -------
                                                     (DOLLARS IN MILLIONS)
Long-term debt......................    $1,537.4      $114.2   $325.2   $1,096.9   $  1.1
Billboard site and building
  leases............................       809.5        95.1    168.7      126.5    419.2
                                        --------      ------   ------   --------   ------
Total payments due..................    $2,346.9      $209.3   $493.9   $1,223.4   $420.3

                                                                  AMOUNT OF COMMITMENT
                                                                  EXPIRATION PER PERIOD
                                                            ---------------------------------
                                          TOTAL AMOUNT       LESS
                                          COMMITTED AT      THAN 1    1-3      4-5    AFTER 5
OTHER COMMERCIAL COMMITMENTS           SEPTEMBER 30, 2002    YEAR    YEARS    YEARS    YEARS
----------------------------           ------------------   ------   ------   -----   -------
                                                       (DOLLARS IN MILLIONS)
Existing revolving bank
  facility(1)........................        $323.8         $35.0    $205.7   $83.1       --
Standby letters of credit............           4.7           0.3        --     4.4       --

---------------

(1) We had no outstanding balance at September 30, 2002.

     We are in the process of replacing our existing bank credit facility. We expect the new bank credit facility will be comprised of a $250 million revolving bank credit facility and a $1 billion term facility. We expect that the new bank credit facility will be completed in the first quarter of 2003.

     On September 25, 2002, we called for full redemption on October 25, 2002 of our outstanding 9 1/4% Senior Subordinated Notes due 2007 in aggregate principal amount of approximately $74.1 million for a redemption price equal to 104.625% of the principal amount thereof plus accrued interest to the redemption date of approximately $1.3 million. We called the 9 1/4% Senior Subordinated Notes due 2007 pursuant to the optional redemption provisions of the 9 1/4% Senior Subordinated Notes due 2007 and the related indenture applicable to optional redemptions. We used cash on hand to redeem the 9 1/4% Senior Subordinated Notes due 2007. In the fourth quarter of 2002, we will record approximately $2.1 million, net of tax, as an expense related to the prepayment of the 9 1/4% Senior Subordinated Notes due 2007.

     Since January 1, 2001, we have received an aggregate of $335.5 million from capital contributions to us by Lamar Advertising and cancellation of a loan made to us by Lamar Advertising. In addition, since January 1, 2001, we have not issued or sold any of our capital stock.

     Our publicly issued 9 5/8% Senior Subordinated Notes due 2006 and 8 5/8% Senior Subordinated Notes due 2007 are redeemable at our option at any time on or after December 1, 2001 and September 15, 2002, respectively, at redemption prices specified by the indentures, and are required to be repurchased earlier in the event of a change of control. The indentures covering these notes include certain restrictive covenants which limit our ability to incur additional debt, pay dividends and make other restricted payments, consummate certain transactions and other matters.

     On December 23, 2002, we called for full redemption on January 22, 2003 of our outstanding 9 5/8% Senior Subordinated Notes in aggregate principal amount of $255 million for a redemption price equal to 103.208% of the principal amount thereof plus accrued interest to the redemption date of approximately $3.5 million. We are using the proceeds of the offering of the original notes, together with available cash to redeem these notes. In the first quarter of 2003, we will record approximately $5.0 million net of tax as an expense related to the prepayment of the 9 5/8% Senior Subordinated Notes due 2006.

     We are required to comply with certain covenants and restrictions under our existing bank credit facility and we expect our new bank credit agreement will contain similar covenants and restrictions. If we fail to comply with certain tests, the payments as exhibited in the above table may be accelerated. At September 30, 2002 and currently we are in compliance with all such tests.

     We believe that our current level of cash on hand, availability under our existing bank credit agreement or our new bank credit agreement and future cash flows from operations are sufficient to meet our operating needs through the year 2003. Our balance sheet reflects all of our debt obligations.

SEASONALITY

     Our revenues and operating results have exhibited some degree of seasonality in past periods. Typically, we experience our strongest financial performance in the summer and fall and our lowest in the first quarter of the calendar year. We expect this trend to continue in the future. Because a significant portion of our expenses is fixed, a reduction in revenues in any quarter is likely to result in a period to period decline in operating performance and net earnings.

                                    BUSINESS

GENERAL

     We are one of the largest outdoor advertising companies in the United States based on number of displays and have operated under the Lamar name since 1902. As of September 30, 2002, we owned and operated over 147,000 billboard advertising displays in 44 states, operated over 95,000 logo sign displays in 21 states and the province of Ontario, Canada, and operated approximately 13,000 transit advertising displays in 16 states.

     The three principal areas that make up our business are:

     - Billboard advertising. We offer our customers a fully integrated service, covering their billboard display requirements from ad copy production to placement and maintenance. Our billboard advertising displays are comprised of bulletins and posters. As a result of their greater impact and higher cost, bulletins are usually located on major highways. Posters are usually concentrated on major traffic arteries or on city streets to target pedestrian traffic.

     - Logo signs. We are the largest provider of logo sign services in the United States, operating 21 of the 26 privatized state logo sign contracts. Logo signs are erected near highway exits to direct motor traffic to service and tourist attractions, as well as to advertise gas, food, camping and lodging.

     - Transit advertising. We provide transit advertising in 41 transit markets. Transit displays appear on the exterior or interior of public transportation vehicles or stations, such as buses, trains, commuter rail, subways, platforms and terminals.

     Our business has grown rapidly through a combination of internal growth and acquisitions. Our growth has been enhanced by strategic acquisitions that resulted in increased operating efficiencies, greater geographic diversification and increased market penetration. Historically, we have focused on small to mid-sized markets where we have pursued acquisition opportunities in order to establish a leadership position. Since January 1, 1997, we have successfully completed over 425 acquisitions of outdoor advertising businesses and assets. Our acquisitions have expanded our operations in major markets. We currently have a presence in 35 of the top 50 outdoor advertising markets in the United States. Our large national footprint gives us the ability to offer cross-market advertising opportunities to both our local and national advertising customers.

     Lamar Media Corp. has been in operation since 1902. We completed a reorganization on July 20, 1999 to create a new holding company structure. At that time, Lamar Advertising Company was renamed Lamar Media Corp. and all its stockholders became stockholders in a new holding company. The new holding company then took the Lamar Advertising Company name and Lamar Media Corp. became a wholly owned subsidiary of Lamar Advertising Company.

OUR STRATEGY

     Our objective is to be a leading provider of outdoor advertising services in the markets we serve. Our strategy to achieve this goal includes the following elements:

          Continue to provide high quality local sales and service. We seek to identify and closely monitor the needs of our customers and to provide them with a full complement of high quality advertising services at a lower cost than competitive media. Local advertising constituted approximately 86% of our net revenues for the nine months ended September 30, 2002, which we believe is higher than the industry average. We believe that the experience of our regional and local managers has contributed greatly to our success. For example, our regional managers have been with us for an average of 22 years. In an effort to provide high quality sales service at the local level, we employed 735 local account executives as of September 30, 2002. Local account executives are typically supported by additional local staff and have the ability to draw upon the resources of our central office, as well as offices in our other markets, in the event that business opportunities or customers' needs support such an allocation of resources.

          Continue a centralized control and decentralized management structure. We believe that for our particular business, centralized control and a decentralized organization provides for greater economies of scale and is more responsive to local market demands. Therefore, we maintain centralized accounting and financial control over our local operations, but our local managers are responsible for the day-to-day operations in each local market and are compensated according to that market's financial performance.

          Continue to focus on internal growth. Within our existing markets, we seek to increase our revenue and improve our cash flow by employing highly targeted local marketing efforts to improve our display occupancy rates and by increasing advertising rates. This strategy is facilitated through our local offices, which allow us to respond quickly to the demands of our local customer base. In addition, we routinely invest in upgrading our existing displays and constructing new displays in order to provide high quality service to our current customers and to attract new advertisers. From January 1, 1997 to September 30, 2002, we have invested over $306.7 million in improvements to our existing displays and in constructing new displays.

          Continue to pursue strategic acquisitions. We intend to enhance our growth by pursuing strategic acquisitions, which we anticipate will result in increased operating efficiencies, greater geographic diversification and increased market penetration. In addition to acquiring outdoor advertising assets in new markets, we purchase complimentary outdoor advertising assets within our existing markets or in contiguous markets. We believe that acquisitions also offer us opportunities for inter-market cross-selling. Although the advertising industry is becoming more consolidated, we believe there will be continuing opportunities for implementing our acquisition strategy given the industry's continued fragmentation among smaller advertising companies. From January 1, 2002 to September 30, 2002, we completed 59 acquisitions of advertising businesses and assets for an aggregate purchase price of $130.1 million. Certain of our principal acquisitions since January 1, 2002 are described below.

          Delite Outdoor of Ohio Holdings, Inc. On January 1, 2002, we purchased the stock of Delite Outdoor of Ohio Holdings, Inc. for $38 million. The purchase price consisted of 963,488 shares of Lamar Advertising Class A common stock.

          MC Partners. On January 8, 2002, we purchased the assets of MC Partners for a cash purchase price of approximately $15.3 million.

          American Outdoor Advertising, Inc. On May 31, 2002, we purchased the assets of American Outdoor Advertising, Inc. for $15.7 million. The purchase price consisted of 349,376 shares of Lamar Advertising Class A common stock as well as approximately $725,000 in cash.

          Continue to pursue other outdoor advertising opportunities. We plan to pursue additional logo sign contracts. Logo sign opportunities arise periodically, both from states initiating new logo sign programs and states converting from government-owned and operated programs to privately-owned and operated programs. Furthermore, we plan to pursue additional tourist oriented directional sign programs in both the United States and Canada and also other motorist information signing programs as opportunities present themselves. In an effort to maintain market share, we have entered the transit advertising business through the operation of displays on bus shelters, benches and buses in 41 of our outdoor advertising markets. We plan to continue pursuing transit advertising opportunities that arise in our primary markets and to expand into other markets.

OUR OPERATIONS

BILLBOARD ADVERTISING

  INVENTORY

     We operate the following types of billboard advertising displays:

          Bulletins generally are 14 feet high and 48 feet wide (672 square feet) and consist of panels on which advertising copy is displayed. The advertising copy is either hand painted onto the panels at our facilities in accordance with design specifications supplied by the advertiser and attached to the outdoor advertising structure, or printed with computer-generated graphics on a single sheet of vinyl that is wrapped around the structure. On occasion, to attract more attention, some of the panels may extend beyond the linear edges of the display face and may include three-dimensional embellishments. Because of their greater impact and higher cost, bulletins are usually located on major highways.

          Posters generally are 12 feet high by 25 feet wide (300 square feet) and are the most common type of billboard. Advertising copy for these posters consists of lithographed or silk-screened paper sheets supplied by the advertiser that are pasted and applied like wallpaper to the face of the display, or single sheets of vinyl with computer-generated advertising copy that are wrapped around the structure. Posters are usually concentrated on major traffic arteries or on city streets and target pedestrian traffic.

     For the nine months ended September 30, 2002, approximately 71% of our outdoor advertising net revenues were derived from bulletin sales and 29% from poster sales.

     The physical structures on which our billboard advertising displays are located are owned by us and are built on locations that we either own or lease. In each of our local offices one employee typically performs site leasing activities for the markets served by that office.

     Bulletin space is generally sold as individually selected displays for the duration of the advertising contract. Bulletins may also be sold as part of a rotary plan where advertising copy is periodically rotated from one location to another within a particular market. Poster space is generally sold in packages called showings, which comprise a given number of displays in a market area. Posters are used by advertisers to access either a specified percentage of the general population or a specific targeted audience. Displays making up a showing are placed in well-traveled areas and are distributed so as to reach a wide audience in a particular market. Bulletin space is generally sold for 12 month periods. Poster space averages between 30 and 90 days.

  PRODUCTION

     In the majority of our markets our local production staff performs the full range of activities required to create and install billboard advertising displays. Production work includes creating the advertising copy design and layout, coordinating its printing and installing the designs on displays. We provide our production services to local advertisers and to advertisers that are not represented by advertising agencies, since national advertisers represented by advertising agencies often use pre-printed designs that require only installation. Our creative and production personnel typically develop new designs or adopt copy from other media for use on billboards. Our artists also often assist in the development of marketing presentations, demonstrations and strategies to attract new customers.

     With the increased use of vinyl and pre-printed advertising copy furnished to the outdoor advertising company by the advertiser or its agency, outdoor advertising companies require less labor-intensive production work. In addition, increased use of vinyl and pre-printed copy is also attracting more customers to the outdoor advertising medium. We believe this trend over time will reduce operating expenses associated with production activities.

  CATEGORIES OF BUSINESS

     The following table sets forth the top ten categories of business from which we derived our billboard advertising revenues for the nine months ended September 30, 2002 and the respective percentages of such revenue. These categories accounted for approximately 70% of our net revenues in the nine months ended September 30, 2002. No one advertiser accounted for more than 1% of our net revenues in that period.

                                                              PERCENTAGE OF
CATEGORIES                                                    NET REVENUES
----------                                                    -------------
Restaurants.................................................       12%
Retailers...................................................       10%
Automotive..................................................        9%
Hotels and Motels...........................................        9%
Gaming......................................................        6%
Health Care.................................................        6%
Service.....................................................        5%
Amusement -- Entertainment/Sports...........................        5%
Financial -- Banks/Credit Unions............................        4%
Real estate companies.......................................        4%
                                                                   --
          Total.............................................       70%
                                                                   ==

LOGO SIGNS

     We entered the business of logo sign advertising in 1988. We are the largest provider of logo sign services in the United States, operating 21 of the 26 privatized state logo sign contracts. We operate over 4,100 logo sign structures containing over 95,000 logo advertising displays in the United States and Canada. We have been awarded contracts to erect and operate logo signs in province of Ontario, Canada and in the following states:

Colorado        Kentucky        Missouri(1)     Ohio
Delaware        Maine           Nebraska        Oklahoma
Florida         Michigan        Nevada          South Carolina
Georgia         Minnesota       New Jersey      Texas
Kansas          Mississippi     New Mexico      Utah
Virginia

---------------

(1) Our logo sign contract in Missouri is operated by a 66 2/3% owned partnership.

     We also operate the tourism signing contracts for the states of Colorado, Kentucky, Michigan, Missouri, Nebraska, Nevada, New Jersey and Ohio as well as for the province of Ontario, Canada.

     State logo sign contracts represent the contract right to erect and operate logo signs within a state. The term of the contracts vary, but generally range from five to ten years, with additional renewal terms. The logo sign contracts generally provide for termination by the state prior to the end of the term of the contract, in most cases with compensation to be paid to us. Typically, at the end of the term of the contract, ownership of the structures is transferred to the state without compensation to us. Of our logo sign contracts in place at September 30, 2002, one was scheduled to terminated in December 2002 but we received an extension to December 2003 and one is scheduled to terminate in September 2003. In addition, three are subject to renewal, one in June 2003, one in August 2003 and one in September 2003. We also design and produce logo sign plates for our customers throughout the country as well as customers in states that have not yet privatized their logo sign programs.

TRANSIT ADVERTISING

     We entered into the transit advertising business in 1993. We provide transit advertising on bus shelters, benches and buses in 41 transit markets. Our production staff provides a full range of creative and installation services to our transit advertising customers.

COMPETITION

BILLBOARD ADVERTISING

     We compete in each of our markets with other outdoor advertisers as well as other media, including broadcast and cable television, radio, print media and direct mail marketers. In addition, we also compete with a wide variety of out-of-home media, including advertising in shopping centers, malls, airports, stadiums, movie theaters and supermarkets, as well as on taxis, trains and buses. Advertisers compare relative costs of available media and cost-per-thousand impressions, particularly when delivering a message to customers with distinct demographic characteristics. In competing with other media, outdoor advertising relies on its relative cost efficiency and its ability to reach a broad segment of the population in a specific market or to target a particular geographic area or population with a particular set of demographic characteristics within that market.

     The outdoor advertising industry is fragmented, consisting of several large outdoor advertising and media companies with operations in multiple markets as well as smaller and local companies operating a limited number of structures in single or a few local markets. Although the advertising industry is becoming more consolidated, as of September 30, 2002 we believe there were approximately 600 companies in the outdoor advertising industry operating approximately 600,000 outdoor displays. In a number of our markets, we encounter direct competition from other major outdoor media companies, including Infinity Broadcasting Corp. (formerly Outdoor Systems, Inc.) and Clear Channel Communications, Inc. (formerly Eller Media Company) both of which may have greater total resources than us. We believe that our strong emphasis on sales and customer service and our position as a major provider of advertising services in each of our primary markets enables us to compete effectively with the other outdoor advertising companies, as well as other media, within those markets. However, certain of our large competitors, with other media assets such as radio and television, have the ability to cross-sell their different advertising products to their customers.

LOGO SIGNS

     We face competition in obtaining new logo sign contracts and in bidding for renewals of expiring contracts. We face competition from three other national providers of logo signs in seeking state-awarded logo service contracts. In addition, local companies within each of the states that solicit bids will compete against us in the open-bid process. Competition from these sources is also encountered at the end of each contract period.

     In marketing logo signs to advertisers, we compete with the other forms of out-of-home advertising described above.

REGULATION

     Outdoor advertising is subject to governmental regulation at the federal, state and local levels. Federal law, principally the Highway Beautification Act of 1965 (the "HBA"), regulates outdoor advertising on federally-aided primary and interstate highways. The HBA requires, as a condition to federal highway assistance, states to restrict billboards on such highways to commercial and industrial areas, and requires certain additional size, spacing and other limitations. All states have passed state billboard control statutes and regulations at least as restrictive as the federal requirements, including removal at the owner's expense and without compensation of any illegal signs on such highways. We believe that the number of our billboards that may be subject to removal as illegal is immaterial. No state in which we operate has banned billboards, but some have adopted standards more restrictive than the federal requirements.

Municipal and county governments generally also have sign controls as part of their zoning laws. Some local governments prohibit construction of new billboards and some allow new construction only to replace existing structures, although most allow construction of billboards subject to restrictions on zones, size, spacing and height.

     Federal law does not require removal of existing lawful billboards, but does require payment of compensation if a state or political subdivision compels the removal of a lawful billboard along a federally-aided primary or interstate highway. State governments have purchased and removed legal billboards for beautification in the past, using federal funding for transportation enhancement programs, and may do so in the future. Governmental authorities from time to time use the power of eminent domain to remove billboards. Thus far, we have been able to obtain satisfactory compensation for any of our billboards purchased or removed as a result of governmental action, although there is no assurance that this will continue to be the case in the future. Local governments do not generally purchase billboards for beautification, but some have attempted to force removal of legal but nonconforming billboards (billboards which conformed with applicable zoning regulations when built but which do not conform to current zoning regulations) after a period of years under a concept called amortization, by which the governmental body asserts that just compensation is earned by continued operation over time. Although there is some question as to the legality of amortization under federal and many state laws, amortization has been upheld in some instances. We generally have been successful in negotiating settlements with municipalities for billboards required to be removed. Restrictive regulations also limit our ability to rebuild or replace nonconforming billboards. The outdoor advertising industry is heavily regulated and at various times and in various markets can be expected to be subject to varying degrees of regulatory pressure affecting the operation of advertising displays. Accordingly, although our experience to date is that the regulatory environment can be managed, no assurance can be given that existing or future laws or regulations will not materially and adversely affect us.

EMPLOYEES

     We employed approximately 3,100 persons at September 30, 2002. Of these, approximately 108 were engaged in overall management and general administration at our management headquarters and the remainder were employed in our operating offices. Of these, approximately 735 were direct sales and marketing personnel.

     We have 14 local offices covered by collective bargaining agreements, consisting of billposters and construction personnel. We believe that our relations with our employees, including our 123 unionized employees, are good, and we have never experienced a strike or work stoppage.

PROPERTIES

     Our 53,500 square foot management headquarters is located in Baton Rouge, Louisiana. We occupy approximately 90% of the space in this facility and lease the remaining space. We own 155 local operating facilities with front office administration and sales office space connected to back-shop poster and bulletin production space. In addition, we lease an additional 124 operating facilities at an aggregate lease expense for the nine months ended September 30, 2002 of approximately $2.8 million.

     We own approximately 3,200 parcels of property beneath outdoor structures. As of September 30, 2002, we had approximately 76,200 active outdoor site leases accounting for a total lease expense of approximately $98.5 million. This amount represented 17% of net revenues for that period. Our leases are for varying terms ranging from month-to-month to in some cases a term of over ten years, and many provide us with renewal options. There is no significant concentration of displays under any one lease or subject to negotiation with any one landlord. We believe that an important part of our management activity is to manage our lease portfolio and negotiate suitable lease renewals and extensions.

LEGAL PROCEEDINGS

     From time to time we are involved in litigation in the ordinary course of our business, including disputes involving advertising contracts, site leases, employment claims and construction matters. We are also involved in routine administrative and judicial proceedings regarding billboard permits, fees and compensation for condemnations. We are not a party to any lawsuit or proceeding that we feel is likely to have a material adverse effect on us.

                                   MANAGEMENT

     The following table sets forth the name, position and, as of December 31, 2002, age of each of our directors and executive officers.

NAME                                        AGE                      TITLE
----                                        ---                      -----
Kevin P. Reilly, Jr. .....................  48    President, Chief Executive Officer and
                                                  Director
Keith Istre...............................  50    Treasurer, Chief Financial Officer and
                                                  Director
Gerald H. Marchand........................  71    Director
Sean Reilly...............................  41    Director
T. Everett Stewart, Jr....................  48    Director

     Kevin P. Reilly, Jr. has served as our President and Chief Executive Officer since February 1989 and as a director since February 1984. Mr. Reilly is also the President and Chief Executive Officer of Lamar Advertising and serves on its Executive Committee. Mr. Reilly served as President of Lamar Advertising's Outdoor division from 1984 to 1989. Mr. Reilly, our employee since 1978, has also served as Assistant and General Manager of our Baton Rouge Region and Vice President and General Manager of the Louisiana Region. Mr. Reilly received a B.A. from Harvard University in 1977.

     Keith A. Istre has been our Chief Financial Officer since February 1989 and a director since February 1991. Mr. Istre is also the Treasurer and Chief Financial Officer of Lamar Advertising and serves on its Executive Committee. Mr. Istre joined us as Controller in 1978 and became Treasurer in 1985. Prior to joining us, Mr. Istre was employed by a public accounting firm in Baton Rouge from 1975 to 1978. Mr. Istre graduated from the University of Southwestern Louisiana in 1974 with a degree in Accounting.

     Gerald H. Marchand has supervised certain properties owned by TLC Properties, Inc., one of our subsidiaries, since December 2000, and has been one of our directors since 1978. Mr. Marchand was Regional Manager of the Gulf Coast Region from 1988 to 2000. He began his career with us in leasing and went on to become President of Lamar Advertising's Outdoor division. He has served as General Manager of the Lake Charles and Mobile operations. He is also a director of Lamar Advertising. Mr. Marchand received a Masters in Education from Louisiana State University in 1955.

     Sean E. Reilly has been a director since 1999. He has been Chief Operating Officer of Lamar Advertising and President of its Outdoor division since November 2001. Mr. Reilly is also Vice President of Mergers and Acquisitions at Lamar Advertising and President of TLC Properties, Inc., one of our subsidiaries. He also serves on the Executive Committee of the Board of Lamar Advertising. He began working with us as Vice President of Mergers and Acquisitions in 1987 and served in that capacity until 1994. He also served as a director from 1989 to 1996. Mr. Reilly was the Chief Executive Officer of Wireless One, Inc., a wireless cable television company, from 1994 to 1997. Mr. Reilly received a B.A. from Harvard University in 1984 and a J.D. from Harvard Law School in 1989.

     T. Everett Stewart, Jr. has been President of Interstate Logos, Inc. since 1988, and has been one of our directors since 1997. He served as Regional Manager of the Baton Rouge Region from 1984 to 1988. Previously, he served as a Sales Manager in Montgomery and General Manager of the Monroe and Alexandria operations. He is also a director of Lamar Advertising. Before joining us in 1979, Mr. Stewart was employed by the Lieutenant Governor of the State of Alabama and by a United States Senator from the State of Alabama. Mr. Stewart received a B.S. in Finance from Auburn University in 1976.

     We are a wholly-owned subsidiary of Lamar Advertising Company. In addition to the executive officers and members of the board listed above, the following are directors of our parent. Sean Reilly also serves as an executive officer of Lamar Advertising as its Chief Operating Officer.

     Anna Reilly Cullinan has been a director of Lamar Advertising since 1999. From 1992 until 2000, Mrs. Cullinan owned and operated Lula's Cafe, a restaurant, and served on the Board of Directors of several community-based organizations in South Bend, Indiana. Mrs. Cullinan currently is a director of St. Joseph Capital Bank in South Bend. Prior to living and raising her family in Indiana, Mrs. Cullinan worked for the Corporation for National Service and the Ashoka Foundation in Washington, D.C. Mrs. Cullinan received her B.A. from Emory University in 1985, and a Master of Public Policy from Duke University in 1990.

     John Maxwell Hamilton has been a director of Lamar Advertising since 2000. Mr. Hamilton has served as Dean of the Manship School of Mass Communications of Louisiana State University since 1992. In addition, Mr. Hamilton worked on the staff of the World Bank, the United States House of Representatives Subcommittee on Economic Policy and Trade, and the United States Agency for International Development. Mr. Hamilton received a B.A. in Journalism from Marquette University in 1969, an M.S. in Journalism from Boston University in 1974 and a Ph.D. from George Washington University in 1983.

     Charles W. Lamar, III has been a director of Lamar Advertising since 1973. He joined Lamar Advertising in 1982 and served as General Counsel and Secretary through December 1998. Prior to joining Lamar Advertising, Mr. Lamar maintained his own law practice and was employed by a law firm in Baton Rouge. In January 1999, Mr. Lamar became Chairman and Chief Executive Officer of Woodlawn Land Company, a commercial real estate company. Mr. Lamar received a B.A. in Philosophy from Harvard University in 1971, a M.A. in Economics from Tufts University in 1972 and a J.D. from Boston University in 1975.

     Stephen P. Mumblow has been a director of Lamar Advertising since 1999. Mr. Mumblow is the President of Manhan Media Inc., an investment company in broadcasting and other media concerns. From 1998 to January 2002, Mr. Mumblow was the President and a Director of Communications Corporation of America, a television and radio broadcasting company. Mr. Mumblow was a Managing Director of Chase Securities, Inc., an investment banking firm, from March 1988 to August 1998, prior to which he was a Vice President of Michigan Energy Resources Company, an intrastate natural gas utility company and cable television and broadcasting concern, and Citibank, N.A., a commercial bank. Mr. Mumblow is a 1977 graduate of The Wharton School, University of Pennsylvania with a B.S. Degree in Economics.

     Thomas V. Reifenheiser has been a director of Lamar Advertising since 2000. Mr. Reifenheiser was a Managing Director and Group Executive for the Global Media and Telecom Group of Chase Securities Inc., an investment banking firm, from 1995 to 2000. He joined Chase in 1963 and was the Global Media and Telecom Group Executive since 1977. He is also a member of the Board of Directors of Mediacom Communications Corp. Mr. Reifenheiser received a B.B.A from Hofstra University and an M.B.A. from The Wharton School, University of Pennsylvania.

     Kevin P. Reilly, Jr. and Sean E. Reilly are brothers, Anna Reilly Cullinan is their sister and Charles W. Lamar, III is their cousin.

EXECUTIVE COMPENSATION

  SUMMARY COMPENSATION TABLE

     The following table sets forth certain compensation information for the Chief Executive Officer and our other executive officer whose salary and bonus for the year ended December 31, 2002 exceeded $100,000, which are herein referred to as the named executive officers. The information presented below represents amounts paid to the named executive officers as compensation for their positions at Lamar Advertising. We do not pay any additional compensation for their positions with us.

                                                                 LONG-TERM
                                                               COMPENSATION
                                                                  AWARDS
                                                           ---------------------
                                 ANNUAL COMPENSATION         SHARES OF CLASS A
                             ---------------------------       COMMON STOCK            ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)   UNDERLYING OPTIONS(#)   COMPENSATION($)(1)
---------------------------  ----   ---------   --------   ---------------------   ------------------
Kevin P. Reilly, Jr. ...     2002    220,000    175,000               --                 89,612(2)
  President and Chief        2001    220,000    150,000           97,500                 74,810
  Executive Officer          2000    220,000    300,000               --                 66,382
Keith A. Istre..........     2002    166,000    125,000               --                 27,644(3)
  Treasurer and Chief        2001    166,000    112,500           48,000                 23,708(3)
  Financial Officer          2000    166,000    225,000               --                 19,370

---------------

(1) Includes employer contributions under Lamar Advertising's deferred compensation plan of $57,500 per year for Mr. Reilly and $15,000 per year for Mr. Istre.

(2) Includes $22,550 representing imputed income for use of company vehicle.

(3) Includes $9,750 in 2002 and $6,000 in 2001 representing imputed income for use of company vehicle.

  OPTION GRANTS AND POTENTIAL REALIZABLE VALUES TABLE

     No option grants were made by Lamar Advertising to the named executive officers during fiscal year 2002.

  OPTION EXERCISES AND YEAR-END VALUES TABLE

     The following table sets forth certain information concerning exercisable and unexercisable stock options for Lamar Advertising Class A common stock held by the named executive officers as of December 31, 2002.

                                            NUMBER OF SECURITIES
                                           UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                 OPTIONS AT             IN-THE-MONEY OPTIONS AT
                                             FISCAL YEAR-END(#)            FISCAL YEAR-END($)
NAME                                      EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                                      -------------------------   ----------------------------
Kevin P. Reilly, Jr. ...................        68,250/29,250                493,448/211,477
Keith A. Istre..........................       119,800/22,400              1,103,684/106,272

---------------

(1) Based on the difference between the option exercise price and the closing price of the underlying Class A common stock on December 31, 2002, which closing price was $33.65.

DIRECTOR COMPENSATION

     During 2002, directors who were not employed by us received a fee of $1,500 a month from Lamar Advertising and were reimbursed for travel expenses incurred to attend board meetings. Prior to December 2002, the members and Chairman of Lamar Advertising Audit Committee received fees of $2,500 a year and $5,000 a year, respectively. Effective December 2002, these fees were increased to $9,000 a year and $18,000 a year, respectively. We do not pay any additional compensation to our non-employee directors for their service as such.

EMPLOYEE BENEFIT PLANS

     Lamar Advertising has the following two equity plans:

  1996 EQUITY INCENTIVE PLAN

     Lamar Advertising's 1996 Equity Incentive Plan provides for the grant of stock options (incentive and nonstatutory), stock appreciation rights, restricted stock and unrestricted stock for the purchase of shares of Class A common stock. Awards under the plan can be granted to employees, consultants and directors of Lamar Advertising as well as employees and consultants of its eligible subsidiaries who are capable of contributing significantly to its successful performance. The Lamar Advertising Compensation Committee administers the plan and selects the participants and establishes the terms and conditions of each option or other equity right granted under the plan, including the exercise price, the number of shares subject to options or other equity rights and the time(s) at which such options become exercisable. Subject to certain limitations the Compensation Committee may delegate to one or more executive officers the power to make awards to participants who are not subject to Section 16 of the Securities Exchange Act of 1934 or "covered employees" for purposes of
Section 162(m) of the Internal Revenue Code. The Compensation Committee has authorized the Chief Financial Officer to grant options to purchase shares of Class A common stock to each such participant.

     The exercise price of all incentive stock options, or ISOs, within the meaning of Section 422 of the Internal Revenue Code granted under the plan must be at least equal to 100% of the fair market value of the option shares on the date of grant. The term of any ISO granted under the plan may not exceed ten years.

2000 EMPLOYEE STOCK PURCHASE PLAN

     All of Lamar Advertising's employees are eligible to participate in its 2000 Employee Stock Purchase Plan. Five hundred thousand shares of Class A common stock (subject to adjustments for stock-splits and similar capital changes) were reserved for issuance under the Lamar Advertising Purchase Plan in 2000, subject to annual increases of a maximum of 500,000 shares per year, beginning in 2001. The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423. Rights to purchase Class A common stock under the Purchase Plan are granted at the discretion of the Lamar Advertising Executive Committee, which determines the frequency and duration of individual offerings under the Purchase Plan and the dates when stock may be purchased. Offerings may last up to twenty-seven months or such longer period as may then be consistent with Section 423 of the Code, however, offerings generally last six months. Eligible employees participate voluntarily and may withdraw from any offering at any time before stock is purchased. Participation terminates automatically upon termination of employment, except termination because of disability or death.

     The purchase price per share of Class A common stock in an offering is determined by Lamar Advertising's Executive Committee from time to time; provided that the purchase price per share shall not be less than 85% of the lesser of its fair market value at the beginning of the offering period or on the applicable exercise date. The purchase price may be paid through payroll deductions, lump sum payments, delivery of shares of Class A common stock, or a combination thereof subject to the discretion of Lamar Advertising's Executive Committee, but purchases are currently being allowed only through payroll deductions. The Purchase Plan terminates on April 1, 2010.

     In accordance with Section 423 of the Code, no employee may participate in an offering under the Purchase Plan if, immediately after the right to acquire shares of Class A common stock in the offering is granted, the employee would own 5% or more of Lamar Advertising's voting stock (including stock that may be purchased through subscriptions under the Purchase Plan or any other options), nor may an employee buy more than $25,000 worth of stock (determined by the fair market value of the common stock at the time the right to purchase the Class A common stock is granted) through the Purchase Plan in any calendar year.

                             PRINCIPAL STOCKHOLDERS

     We are a wholly-owned Subsidiary of Lamar Advertising, which owns all 100 shares of our outstanding common stock.

     The following table and footnotes set forth certain information regarding the beneficial ownership of Lamar Advertising's common stock as of December 31, 2002 by (i) persons known by us to be beneficial owners of more than 5% of either class of its common stock, (ii) its Chief Executive Officer and each of the other executive officers other than the Chief Executive Officer and (iii) all current executive officers and directors of Lamar Advertising as a group. The amounts and percentages of Lamar Advertising's common stock beneficially owned are reported on the basis of regulations of the Commission governing the determination of beneficial ownership of securities. Under the rules of the Commission, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security. Except as otherwise indicated, the address of each beneficial owner listed below is c/o The Lamar Corporation, 5551 Corporate Blvd., Baton Rouge, LA 70808 and except as otherwise indicated, we believe each beneficial owner named below has sole voting and sole investment power with respect to all shares beneficially owned by them.

                                                            TITLE OF     NUMBER OF     PERCENT OF
DIRECTORS, OFFICERS AND 5% STOCKHOLDERS                      CLASS         SHARES        CLASS
---------------------------------------                     --------     ----------    ----------
Kevin P. Reilly, Jr. .....................................  Class A         213,123(1)       *
                                                            Class B(2)   11,362,250(3)    69.2%(4)
Sean E. Reilly............................................  Class A          68,250(5)       *
                                                            Class B(2)   10,782,835(3)    65.7%(6)
Anna Reilly Cullinan......................................  Class B(2)   10,665,280(3)    65.0%(7)
The Reilly Family Limited Partnership.....................  Class B(2)    9,000,000       54.8%(8)
Janus Capital Corporation.................................  Class A       8,856,669(9)    10.4%
  100 Fillmore Street
  Denver, CO 80206
AIM Management Group Inc. ................................  Class A       8,429,058(10)     9.9%
  11 Greenway Plaza
  Suite 100
  Houston, TX 77046
Charles W. Lamar, III.....................................  Class A       4,428,757(11)     5.2%
T. Rowe Price Associates, Inc. ...........................  Class A       4,814,000(12)     5.7%
  100 E. Pratt Street
  Baltimore, MD 21202
Gerald H. Marchand........................................  Class A         180,189(13)       *
Keith A. Istre............................................  Class A         122,012(14)       *
T. Everett Stewart, Jr. ..................................  Class A          97,950(15)       *
Stephen P. Mumblow........................................  Class A          13,000(16)       *
John Maxwell Hamilton.....................................  Class A          13,000(17)       *
Thomas V. Reifenheiser....................................  Class A          12,000(18)       *
All directors and executive officers as a group (10
  Persons)................................................  Class A      19,965,092(19)    19.6%(20)

---------------

  *  Less than 1%

 (1) Includes 68,250 shares of Class A common stock subject to stock options exercisable within 60 days of December 31, 2002.

 (2) Upon the sale of any shares of Class B common stock to a person other than to a Permitted Transferee, such shares will automatically convert into shares of Class A common stock. Permitted Transferees include (i) Kevin P. Reilly, Sr.; (ii) a descendant of Kevin P. Reilly, Sr.; (iii) a spouse or surviving spouse (even if remarried) of any individual named or described in (i) or (ii) above; (iv) any estate, trust, guardianship, custodianship, curatorship or other fiduciary arrangement for the primary benefit of any one or more of the individuals named or described in (i),
     (ii) and (iii) above; and (v) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more of the individuals and entities named or described in (i), (ii), (iii) and (iv) above. Except for voting rights, the Class A and Class B common stock are substantially identical. The holders of Class A common stock and Class B common stock vote together as a single class (except as may otherwise be required by Delaware law), with the holders of Class A common stock entitled to one vote per share and the holders of Class B common stock entitled to ten votes per share, on all matters on which the holders of common stock are entitled to vote.

 (3) Includes 9,000,000 shares held by the Reilly Family Limited Partnership (the "RFLP"), of which Kevin Reilly, the President and Chief Executive Officer of Lamar Advertising, is the managing general partner. Kevin Reilly's three siblings, Anna Reilly Cullinan, Sean E. Reilly and Wendell
     S. Reilly are the other general partners of the RFLP. The managing general partner has sole voting power over the shares but dispositions of the shares require the approval of 50% of the general partnership interests of the RFLP. Also includes 377,474 shares held in a family trust.

 (4) Represents 11.2% of the Class A common stock if all shares of Class B common stock are converted into Class A common stock.

 (5) Consists of 68,250 shares of Class A common stock subject to stock options exercisable within 60 days of December 31, 2002.

 (6) Represents 10.6% of the Class A common stock if all shares of Class B common stock are converted into Class A common stock.

 (7) Represents 10.5% of the Class A common stock if all shares of Class B common stock are converted into Class A common stock.

 (8) Represents 8.9% of the Class A common stock if all shares of Class B common stock are converted into Class A common stock.

 (9) Based on the Schedule 13G/A filed with the Commission by Janus Capital Corporation for the year ended December 31, 2001.

(10) Based on the Schedule 13G/A for the year ended December 31, 2001 filed by AIM Management Group, Inc. with the Commission on behalf of itself and its wholly-owned subsidiaries, AIM Advisors, Inc. and AIM Capital Management, Inc.

(11) Includes (a) 425,000 shares that Mr. Lamar has exchanged for units in exchange funds over which he retains voting power; (b) 1,036,324 shares held in trust for Mr. Lamar's two minor children who reside with him and in a charitable lead annuity trust; Mr. Lamar disclaims beneficial ownership of these shares; (c) 1,000,000 shares held by a private exchange fund, as to which Mr. Lamar is deemed the beneficial owner; (d) 70,000 shares that the trusts for Mr. Lamar's two minor children who reside with him have exchanged for units in an exchange fund over which they retain voting power; Mr. Lamar disclaims beneficial ownership of these shares; (e) 2,183,508 shares held by CWL3, LLC; CWL3, No. 2DG, LLC; and CWL3, No. 3C, LLC; as to which Mr. Lamar is deemed the beneficial owner; and (f) 50,750 shares owned by Mr. Lamar's spouse, as to which Mr. Lamar disclaims beneficial ownership.

(12) Based on the Schedule 13G/A filed with the Commission by T. Rowe Price Associates, Inc. for the year ended December 31, 2001.

(13) Includes 44,000 shares of Class A common stock subject to stock options exercisable within 60 days of December 31, 2002, and 66,389 shares owned by the Marchand Family Partnership of which Mr. Marchand is a partner. Mr. Marchand shares voting power over the partnership shares with his wife.

(14) Includes 119,800 shares of Class A common stock subject to stock options exercisable within 60 days of December 31, 2002.

(15) Includes 49,950 shares of Class A common stock subject to stock options exercisable within 60 days of December 31, 2002.

(16) Includes 12,000 shares of Class A common stock subject to stock options exercisable within 60 days of December 31, 2002.

(17) Includes 12,000 shares of Class A common stock subject to options exercisable within 60 days of December 31, 2002.

(18) Consists of 12,000 shares of Class A common stock subject to options exercisable within 60 days of December 31, 2002.

(19) See Notes 1, 3, 5, 11, 13, 14, 15, 16, 17 and 18.

(20) Assumes the conversion of all shares of Class B common stock into shares of Class A common stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We purchased approximately $2.4 million, $1.8 million and $1.2 million of highway signs and transit bus shelters from Interstate Highway Signs Corp., which represented approximately 15%, 13% and 11% of total capitalized expenditures for our logo sign and transit advertising businesses during the years ended December 31, 2000, 2001 and 2002, respectively. We do not use Interstate Highway Signs Corp. exclusively for our highway sign and transit bus shelter purchases. Interstate Highway Signs Corp. is a wholly-owned subsidiary of Sign Acquisition Corp. Kevin P. Reilly, Jr., our President, Chief Executive Officer and Director, has voting control over a majority of the outstanding shares of Sign Acquisition Corp. through a voting trust.

     We advanced T. Everett Stewart, Jr., one of our directors, $87,000 on January 9, 2002 as an advancement against his bonus for fiscal year 2001. This loan was paid in full on January 24, 2002.

     Effective July 1, 1996, the Lamar Texas Limited Partnership, our subsidiary, and Reilly Consulting Company, L.L.C., which Kevin P. Reilly, Sr. controls, entered into a consulting agreement. This consulting agreement has a ten year term and provides for a $120,000 annual consulting fee. The agreement contains a non-disclosure provision and a non-competition restriction which extends for two years beyond the termination of the agreement.

     We also have a lease arrangement with Reilly Enterprises, LLC, which Kevin
P. Reilly, Sr. controls, for the period beginning October 1, 2001 and continuing for sixty consecutive months for the use of an airplane. We pay a fee of $5,000 per month plus expenses which entitles us to 6.67 hours of flight time, any unused portion of which is carried over into the next succeeding month. The total fees paid under this arrangement for fiscal 2002 were $75,315.

     Kevin P. Reilly, Sr. is the father of Kevin P. Reilly, Jr., our President, Chief Executive Officer and Director, and Sean E. Reilly, also one of our Directors.

     As of December 31, 2000, 2001 and 2002, we had a receivable from Lamar Advertising, our parent, in the amount of $7.3 million, $9.7 million, and $5.5 million, respectively.

     We have made two loans to Live Oak Living Centers, LLC. One loan was for $60,596.94 at an interest rate of 7.5% and the other loan was for $112,000.00 at an interest rate of 6%. Kevin P. Reilly, Jr., our President, Chief Executive Officer and Director, has a 15% ownership interest in the LLC. Sean E. Reilly, Kevin P. Reilly, Jr.'s brother and also one of our Directors, has a 7.5% ownership interest in the LLC. Both loans, totaling $207,765.35 in outstanding principal and interest, were repaid in full in September 2002.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratios of earnings to fixed charges for each of the periods shown.

                                    NINE MONTHS              YEAR ENDED DECEMBER 31,
                                       ENDED          -------------------------------------
                                 SEPTEMBER 30, 2002   2001    2000    1999    1998    1997
                                 ------------------   -----   -----   -----   -----   -----
Ratio of Earnings to Fixed
  Charges......................        0.80x          0.12x   0.30x   0.52x   0.83x   1.15x

     For purposes of this ratio, earnings is defined as net earnings (loss) before income taxes and fixed charges. Fixed charges is defined as the sum of interest expense, preferred stock dividends and the component of rental expense that we believe to be representative of the interest factor for those amounts. For the nine months ended September 30, 2002 and for the years ended December 31, 2001, 2000, 1999 and 1998, earnings were insufficient to cover fixed charges by $20.5 million, $136.4 million, $127.8 million, $53.4 million, and $12.4 million, respectively.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The original notes were initially issued and sold on December 23, 2002. Those sales were not registered under the Securities Act of 1933, as amended, in reliance upon the exemption provided by Section 4(2) of the Securities Act and Rule 144A under the Securities Act. We and the initial purchasers of the original notes entered into a registration rights agreement on the issuance date of the original notes. Under the registration rights agreement, we agreed to file and cause to become effective with the SEC the registration statement of which this prospectus is a part to effect the exchange of original notes for exchange notes.

     The sole purpose of this exchange offer is to fulfill our obligations under the registration rights agreement.

CONDITIONS TO EXCHANGE OFFER

     Completion of the exchange offer is subject to the conditions that the exchange offer not violate any applicable law or interpretation of the staff of the Division of Corporation Finance of the SEC and that no injunction, order or decree has been issued that would prohibit, prevent or materially impair our ability to proceed with the exchange offer. The exchange offer is also subject to various procedural requirements discussed below with which holders must comply. We reserve the right, in our absolute discretion, to waive compliance with these requirements subject to applicable law.

     In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any such original notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus is a part or qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

TERMS OF THE EXCHANGE OFFER

     We are offering to exchange, upon the terms and subject to the conditions described in this prospectus and the accompanying letter of transmittal, $1,000 principal amount of exchange notes for each $1,000 principal amount of original notes. Based on the position of the staff of the Division of Corporation Finance of the SEC as stated in certain interpretive letters issued to third parties in other transactions, we believe that the exchange notes will generally be freely transferable by holders thereof. See "Plan of distribution." Otherwise, the terms of the exchange notes are identical in all respects to the terms of the original notes for which they may be exchanged pursuant to this exchange offer. The exchange notes will evidence the same debt as the original notes and will be entitled to the benefits of the indenture. See "Description of the exchange notes."

     Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where those original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See "Plan of distribution."

     If you are an affiliate of ours or if you intend to participate in the exchange offer for the purpose of distributing the exchange notes, or if you are a broker-dealer that purchased original notes from us to resell pursuant to Rule 144A or any other available exemption under the Securities Act, you will not be permitted or entitled to tender those original notes in the exchange offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of those original notes unless that sale is made pursuant to an exemption from such requirements. See "Plan of distribution."

     The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered or accepted for exchange.

     Holders of original notes do not have any appraisal or dissenters' rights in connection with this exchange offer.

     Neither we nor our board of directors makes any recommendation to you as to whether to tender or refrain from tendering all or any portion of your original notes in this exchange offer. In addition, no one has been authorized to make any recommendation as to whether you should tender notes in this exchange offer. You must make your own decision whether to tender original notes in the exchange offer and, if so, the aggregate amount of original notes to tender based on your own financial positions and requirements.

     If any tendered original notes are not accepted for exchange because of an invalid tender, global securities for any such unaccepted original notes will be returned, without expense, to the tendering holder promptly after completion of this exchange offer.

     Holders who tender original notes in connection with this exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes in connection with this exchange offer. We will pay all charges and expenses in connection with this exchange offer. See "-- Fees and expenses."

EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS

     The exchange offer will expire at 5:00 p.m., New York City time, on
          , 2003 unless we, in our sole discretion, extend the period during which the exchange offer is open by giving written notice to the exchange agent and by timely public announcement communicated no later than 9:00 a.m. on the next business day following the date for expiration, unless otherwise required by applicable law or regulation, by making a press release. During any extension of the exchange offer, all original notes previously tendered pursuant to the exchange offer will remain subject to the exchange offer.

     We expressly reserve the right to:

     - terminate the exchange offer and not accept for exchange any original notes if we determine, in our sole discretion, that the conditions to the exchange offer have not been satisfied, and

     - amend the terms of the exchange offer in any manner permitted by applicable law, whether before or after any tender of original notes.

     If any such termination or amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of original notes as promptly as practicable. Unless we terminate the exchange offer prior to 5:00 p.m., New York City time, on the date of expiration, we will exchange the exchange notes for original notes on the first business day following the expiration date.

     If we waive any material condition to the exchange offer, or amend the exchange offer in any other material respect, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the holders of the original notes, and if at the time that such prospectus supplement is first sent or given to holders of original notes, the exchange offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from, and including, the date that such prospectus supplement is first so sent or given, then the exchange offer will be extended until the expiration of such period of five business days.

     We will mail this prospectus and the related letter of transmittal and other relevant materials to record holders of original notes and to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of original notes.

EXCHANGE OFFER PROCEDURES

 HOW TO TENDER

     Your tender to us of original notes pursuant to one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions stated below and in the letter of transmittal.

  General procedures

     You may tender your original note by:

     - properly completing and signing the letter of transmittal and delivering it, together with the certificate or certificates representing the original notes being tendered and any required signature guarantees (or a timely confirmation of a book-entry transfer pursuant to the procedure described below), to the exchange agent at its address set forth below on or prior to the date the exchange offer expires, or

     - complying with the guaranteed delivery procedures described below.

     Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where those original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those exchange notes. See "Plan of distribution."

     If tendered original notes are registered in the name of the signer of the letter of transmittal and the exchange notes to be issued in exchange for those original notes are to be issued (and any untendered original notes are to be reissued) in the name of the registered holder, the signature of such signer need not be guaranteed. In any other case, the tendered original notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended. If the exchange notes and/or original notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the original notes, the signature on the letter of transmittal must be guaranteed by one of the institutions just described.

     If your original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those original notes, you should contact that holder promptly and instruct that holder to tender those original notes on your behalf. If you wish to tender those original notes yourself, you must, prior to completing and executing the letter of transmittal and delivering those original notes, make appropriate arrangements to register ownership of those original notes in your name and follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

 Book-entry Transfer

     The exchange agent will make a request to establish an account with respect to the original notes at The Depository Trust Company (DTC) for purposes of the exchange offer within two business days after receipt of this prospectus, and any financial institution that is a participant in DTC's system may make book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Although delivery of original notes may be effected through book-entry transfer at DTC, you must send the letter of transmittal, with any required signature guarantees and any other required documents, to the exchange agent at the address specified below and it must be received by the exchange agent on or prior to the date the exchange offer expires or you must comply with the guaranteed delivery procedures described below.

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

     The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use the Automated Tender Offer Program procedures to tender original notes.

     Any participant in DTC's system may make book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent's account in accordance with the Automated Tender Offer Program procedures for transfer. However, the exchange for original notes so tendered will be made only after a book-entry confirmation of such book-entry transfer of original notes into the exchange agent's account, and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. An agent's message is a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, that states that DTC has received an express acknowledgment from a participant tendering original notes that are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against that participant.

     THE METHOD OF DELIVERY OF ORIGINAL NOTES AND ALL OTHER DOCUMENTS, INCLUDING DELIVERY THROUGH DTC AND ANY ACCEPTANCE OF AN AGENT'S MESSAGE THROUGH THE AUTOMATED TENDER OFFER PROGRAM, IS AT YOUR ELECTION AND RISK. IF YOU SEND THESE DOCUMENTS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL, RETURN RECEIPT REQUESTED, THAT YOU OBTAIN PROPER INSURANCE, AND THAT YOU MAIL THOSE DOCUMENTS SUFFICIENTLY IN ADVANCE OF THE DATE ON WHICH THE EXCHANGE OFFER EXPIRES TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE SUCH DATE.

 Guaranteed Delivery Procedures

     If you wish to accept the exchange offer and time will not permit a letter of transmittal or original notes to reach the exchange agent before the date on which the exchange offer expires, you must deliver to the exchange agent a letter, telegram or facsimile transmission from a bank, broker, dealer, credit union, savings association, clearing agency or other institution that is a member of a recognized guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, stating:

     - the name and address of the tendering holder,

     - the principal amount of the original notes being tendered,

     - the names in which the original notes are registered,

     - if possible, the certificate numbers of the original notes to be tendered, and

     - that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of such letter, telegram or facsimile transmission by the appropriate submitting institution, the original notes, in proper form for transfer, will be delivered by such appropriate submitting institution together with a properly completed and duly executed letter of transmittal (and any other required documents).

     Such a tender will be effective only if such notice is received by the exchange agent before the exchange offer expires.

     Unless original notes being tendered by the above-described method (or a timely book-entry confirmation) are deposited with the exchange agent within the time period set forth above (accompanied or preceded by a properly completed letter of transmittal and any other required documents), we may, at our option, reject the tender. Copies of a notice of guaranteed delivery which may be used by appropriate submitting institutions for the purposes described in the paragraphs above are available from the exchange agent.

     A tender will be deemed to have been received as of the date when your properly completed and duly signed letter of transmittal or agent's message accompanied by the original notes (or a timely book-entry confirmation) is received by the exchange agent. Issuances of exchange notes in exchange for original notes tendered pursuant to a notice of guaranteed delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an appropriate submitting institution will be made only against deposit of the letter of transmittal (and any other required documents) and the tendered original notes (or a timely book-entry confirmation).

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of original notes will be determined by us, which determination will be final and binding. We reserve the absolute right to reject any and all tenders not in proper form or the acceptances for exchange of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions of the exchange offer or any defect or irregularities in tenders of any particular holder whether or not similar defects or irregularities are waived in the case of other holders. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in tenders or shall incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the exchange offer (including the letter of transmittal and the instructions thereto) will be final and binding.

TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The letter of transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

     By tendering your original notes for exchange, you thereby exchange, assign and transfer the original notes to us and irrevocably constitute and appoint the exchange agent as your agent and attorney-in-fact to cause the original notes to be assigned, transferred and exchanged. You will be required to represent and warrant that you have full power and authority to tender, exchange, assign and transfer the original notes and to acquire exchange notes issuable upon the exchange of those tendered original notes, and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered original notes, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or proxy. You will also warrant that you will, upon request, execute and deliver any additional documents deemed by us to be necessary or desirable to complete the exchange, assignment and transfer of tendered original notes by us, and the issuance of exchange notes in exchange for those notes shall constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under that agreement (except in certain limited circumstances). All authority conferred by you will survive your death or incapacity, and all of your obligations will be binding upon your heirs, legal representatives, successors, assigns, executors and administrators.

     By tendering original notes and executing the letter of transmittal, or transmitting an agent's message, as the case may be, you represent that:

     - you are not an affiliate of ours as defined in Rule 405 of the Securities Act of 1933;

     - you are not a broker-dealer that owns original notes acquired directly from us or from an affiliate of ours;

     - you are acquiring the exchange notes offered hereby in the ordinary course of business; and

     - you have not agreed with anyone to distribute the exchange notes.

     If you are a broker-dealer that purchased original notes for your own account as part of market-making or other trading activities, you represent that you have not agreed with us or our affiliates to distribute the exchange notes and agree to deliver a prospectus in connection with any resale of the exchange notes; and you may exclude the representation in the last bullet point above.

     No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, such information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our business since the respective dates as of which information is given herein. We are not making the exchange offer to (nor will tenders be accepted from or on behalf of) holders of original notes in any jurisdiction in which the making of the exchange offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take such action as we may deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of original notes in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the exchange offer to be made by a licensed broker or dealer, the exchange offer may be made on our behalf by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

WITHDRAWAL RIGHTS

     You may withdraw any original notes you have tendered pursuant to the exchange offer at any time prior to the date on which the exchange offer expires.

     For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the exchange agent at its address set forth below in the "Exchange agent" section prior to the date on which the exchange offer expires. Any such notice of withdrawal must state:

     - the person named in the letter of transmittal as having tendered original notes to be withdrawn;

     - if possible, the certificate numbers of original notes to be withdrawn;

     - the principal amount of original notes to be withdrawn;

     - a statement that such holder is withdrawing its election to have those original notes exchanged, and

     - the name of the registered holder of those original notes.

     The withdrawal notice must be signed by the holder in the same manner as the original signature on the letter of transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the beneficial ownership of the original notes being withdrawn.

     The exchange agent will return the properly withdrawn original notes promptly following receipt of the notice of withdrawal. We will determine all questions as to the validity of notices of withdrawal, including time of receipt, and such determinations will be final and binding on all persons.

ACCEPTANCE OF ORIGINAL NOTES FOR EXCHANGE; DELIVERY OF EXCHANGE NOTES

     Upon the terms and subject to the conditions of the exchange offer, we will choose and notify the exchange agent of the date on which the acceptance for exchange of original notes validly tendered and not withdrawn and the issuance of the exchange notes will be made. For the purposes of the exchange offer, we will be deemed to have accepted for exchange validly tendered original notes when we have given written notice thereof to the exchange agent.

     The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving exchange notes from us and causing the original notes to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of the exchange notes to be issued in exchange for accepted original notes will be made by the exchange agent promptly after acceptance of the tendered original notes. Original notes not accepted for exchange by us will be returned without expense to the tendering holders (or in the case of original notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to the procedures described above, such non-exchanged original notes will be credited to an account maintained with DTC) promptly following the date on which the exchange offer expires, or, if we terminate the exchange offer prior to such date, promptly after the exchange offer is so terminated.

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

ACCRUED INTEREST ON EXCHANGE NOTES

     You will not receive accrued but unpaid interest on original notes at the time you tender them. Rather, that interest will be payable on the exchange notes delivered in exchange for the original notes on the first interest payment date after the exchange date.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the original notes for which they are exchanged, which is the aggregate principal amount of the original notes, as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized in connection with the exchange offer. The cost of the exchange offer will be amortized over the term of the exchange notes.

EXCHANGE AGENT

     Wachovia Bank has been appointed as the exchange agent for the exchange offer. You should direct questions and requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal to the exchange agent as follows:

     By Mail, Hand or Overnight Delivery:

       Wachovia Bank
        Customer Information Center
        Corporate Trust Operations -- NC1153
        1525 West WT Harris Blvd -- 3C3
        Charlotte, NC 28262
        Attention: Ms. Marsha Rice

     Telephone:

        (704) 590-7413

     By Fax (for eligible institutions only):

        (704) 590-7628

     Delivery to an address other than as stated above, or transmissions of instructions to a facsimile number other than the one stated above, will not constitute a valid delivery.

FEES AND EXPENSES

     We have not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection with its services. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding tenders for their customers. We will pay the expenses to be incurred in connection with the exchange offer, including the fees and expenses of the exchange agent, printing, accounting and legal fees.

     Holders who tender their original notes for exchange notes will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered, or if a transfer tax is imposed for any reason other than the exchange of the original notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption from such taxes is not submitted with the letter of transmittal, the amount of such taxes will be billed directly to such tendering holder.
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

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

     The following is a description of our material indebtedness, other than the original notes and the exchange notes. The following summaries are qualified in their entirety by reference to the credit and security agreements and indentures to which each summary relates, copies of which we will provide upon request.

NEW BANK CREDIT FACILITY

     We are in the process of replacing our existing bank credit facility. We expect the new bank credit facility, for which JPMorgan Chase Bank will act as administrative agent, will be comprised of a $250 million revolving bank credit facility and $1 billion term facility. We expect the new bank credit facility will contain similar covenants and restrictions as our existing bank credit facility.

EXISTING BANK CREDIT FACILITY

     Our existing bank credit facility, for which JPMorgan Chase Bank serves as administrative agent, consists of (1) a $350 million revolving bank credit facility, (2) a $650 million term facility with two tranches, a $450 million Term A facility and a $200 million Term B facility, and (3) a $750 million incremental facility of which $450 million has been funded in four tranches, a $20 million Series A-1 facility, a $130 million Series A-2 facility, a $100 million B-1 facility, and a $200 million Series C facility.

  REDUCTIONS IN COMMITMENTS; AMORTIZATION

     Beginning on March 31, 2002, the amount available for borrowing under the revolving bank credit facility began to be reduced quarterly in annual increments of 10%, 10%, 30% and 35% of the original commitment with a final payment of 15% on March 31, 2006. The Term A loans, the Term B loans and the Series A-1, A-2 and B-1 began amortizing on September 30, 2001. The Series C loans will begin amortizing on March 31, 2003. The Term A, Series A-1 and A-2 loans amortize in increasing quarterly installments. The Term B, Series B-1 and Series C loans amortize in nominal amounts until maturity. The revolving bank credit facility, the Term A facility loans and the Series A-1 and A-2 loans will mature on March 1, 2006. The Term B and Series B-1 loans will mature on August 1, 2006. The Series C loans will mature on February 1, 2007.

  INTEREST

     Interest on borrowings under the facilities will be calculated, at our option, at a spread above a base rate equal to either:

     - the "Adjustable Base Rate" which is equal to the highest of:

          (1) the rate publicly announced by JPMorgan Chase Bank as its prime lending rate;

          (2) the secondary market rate for three-month certificates of deposit plus 1%; and

          (3) the applicable federal funds rate plus 0.5%;

or

     - the rate at which eurodollar deposits for one, two, three or six months (as selected by us) are quoted on the Dow Jones Telerate Screen.

     The spread applicable to borrowings under the revolving credit and Term A facilities will be determined by reference to our trailing leverage ratio (total debt to trailing four fiscal quarter EBITDA, as defined in the existing bank credit facility). The spread applicable for borrowings under the Term B facility will be 1.25% for base rate loans and 2.25% for eurodollar loans.

  GUARANTEES; SECURITY

     Our obligations under our bank credit facility are guaranteed by Lamar Advertising and all of our consolidated subsidiaries, except Missouri Logos, a Partnership, a non-wholly-owned subsidiary. The guarantees are secured by a pledge of all of our capital stock and all of the capital stock of those subsidiaries.

COVENANTS

     The existing bank credit facility places certain restrictions upon our, and our subsidiaries', ability to, among other things:

     - incur additional indebtedness;

     - incur liens or guarantee obligations;

     - pay dividends and make other distributions including distributions to Lamar Advertising;

     - make investments and enter into joint ventures or hedging agreements;

     - dispose of assets; and

     - engage in transactions with affiliates except on an arms-length basis.

     In addition, the existing bank credit facility requires us and our subsidiaries to maintain the following financial ratios:

     - a total debt ratio, defined as total consolidated debt to pro forma EBITDA for the most recent four fiscal quarters, of between 5.75 to 1 and
       5.50 to 1;

     - a senior debt ratio, defined as total consolidated senior debt to pro forma EBITDA for the most recent four fiscal quarters, of between 3.50 to 1 and 3.00 to 1;

     - an interest coverage ratio, defined as pro forma EBITDA for the most recent four fiscal quarters to total consolidated accrued interest expense for that period, of 2.20 to 1; and

     - a fixed charges coverage ratio, defined as the ratio of pro forma EBITDA for the most recent four fiscal quarters to (1) the total payments of principal and interest on debt for such period (2) capital expenditures made during such period and (3) income and franchise tax payments made during such period, of at least 1.05 to 1.

  CHANGE OF CONTROL

     A change of control of Lamar Media constitutes an event of default, permitting the lenders to accelerate the indebtedness and terminate the existing bank credit facility. A change in control would occur if:

     - we cease to be a wholly owned subsidiary of Lamar Advertising;

     - Charles W. Lamar, III or Kevin P. Reilly, Sr. and their immediate family (including grandchildren) and entities under their control no longer hold sufficient voting stock to elect at all times a majority of the board of directors;

     - anyone other than the holders specified in the preceding bullet acquire shares of Lamar Advertising representing more than 20% of the ordinary voting power or acquire control of Lamar Advertising; or

     - a majority of the seats on Lamar Advertising's board is occupied by persons who were neither nominated by the board of directors of Lamar Advertising nor appointed by directors so nominated.

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

8 5/8% SENIOR SUBORDINATED NOTES DUE 2007

     On September 25, 1997, we issued $200 million aggregate principal amount of 8 5/8% Senior Subordinated Notes due 2007 under an indenture among us, as issuer, certain of our subsidiaries and State Street Bank and Trust Company, as trustee. These notes are senior subordinated unsecured obligations, which are subordinated to indebtedness under the existing bank credit facility and our other senior indebtedness. These notes rank on parity with the 9 5/8% Senior Subordinated Notes due 2006 and are senior to all of our other existing and future subordinated indebtedness. These notes bear interest at 8 5/8% per annum, payable twice a year on each March 15 and September 15.

     We may redeem these notes, in whole or in part, at any time on or after September 15, 2002. If a redemption occurs before September 15, 2005, we will pay a premium on the principal amount of the notes. This premium decreases annually from approximately 4.3% for a redemption on or after September 15, 2002, to approximately 1.5% for a redemption on or after September 15, 2004, and is phased out completely on September 15, 2005.

     Our obligations under these notes are guaranteed by all of our subsidiaries, except Missouri Logos, a Partnership. The guarantees under these notes are subordinated in right of payment to the guarantees under our existing bank credit facility.

     The holders of these notes may force us to immediately repay the principal on these notes, including interest to the acceleration date, if, among other things, we fail to make payments on other indebtedness under which we have at least $10 million outstanding.

     The indenture places certain restrictions upon our ability and the ability of our subsidiaries to, among other things:

     - incur additional indebtedness;

     - issue preferred stock;

     - pay dividends or make other distributions or redeem capital stock;

     - incur liens or guarantee obligations;

     - dispose of assets; and

     - engage in transactions with affiliates except on an arms' length basis.

     Upon a "change of control" (as defined in the indenture), we will be obligated to offer to purchase all of the outstanding notes at a purchase price of 101% of the principal amount plus accrued interest, if any. In addition, if we sell certain assets, we will be obligated to offer to purchase outstanding notes with the proceeds of the asset sale at a purchase price of 100% of the principal amount plus accrued interest, if any.

9 5/8% SENIOR SUBORDINATED NOTES DUE 2006

     On November 27, 1996, we issued $255 million aggregate principal amount of 9 5/8% Senior Subordinated Notes due 2006 under an indenture between us, as issuer, certain of our subsidiaries and State Street Bank and Trust Company, as trustee. These notes are senior subordinated unsecured obligations, which are subordinated to indebtedness under the existing bank credit facility and our other senior indebtedness. These notes rank on parity with the 8 5/8% Senior Subordinated Notes and are senior to all of our other existing and future subordinated indebtedness. These notes bear interest at 9 5/8% per annum. Interest is payable twice a year on each June 1 and December 1.

     On December 23, 2002, we called for full redemption of these notes on January 22, 2003 and gave their trustee irrevocable instructions to redeem them at a redemption price equal to 103.208% of the aggregate principal amount thereof plus accrued interest to the redemption date of approximately $3.5 million. The total redemption price of approximately $266.7 million was deposited with the trustee, solely for the benefit of the holders of our 9 5/8% Senior Subordinated Notes due 2006, and will used to redeem the notes on January 22, 2003.

     The indenture for these notes contains covenants covering matters identical to those contained in the indenture for the 8 5/8% Senior Subordinated Notes described above and contains identical guarantee, change of control, asset sale and repurchase provisions.

11% SENIOR NOTES DUE 2003

     On May 15, 1993, we issued $100 million aggregate principal amount of 11% Senior Notes due May 15, 2003 pursuant to an indenture between us, as issuer, certain of our subsidiaries and State Street Bank and Trust Company, as trustee. In November 1996 we conducted a tender offer for the 11% Senior Notes, in which we purchased all validly tendered notes. There are currently $1.2 million aggregate principal amount of 11% Senior Notes outstanding. They bear interest at 11% per annum. Interest is payable semi-annually on each May 15 and November
15. They are our senior obligations ranking senior to all present and future subordinated indebtedness. The indenture places certain restrictions on our ability to incur indebtedness if the ratio of our consolidated indebtedness to consolidated operating cash flow for the most recently ended 12 month period is greater than 7.5 to 1.

8% SUBORDINATED NOTES DUE 2006

     We have 8% subordinated notes due 2006 of which there were $7.8 million aggregate principal amount outstanding at September 30, 2002. The ten-year subordinated notes were issued as a portion of the consideration paid on account of stock redemptions occurring in October 1995 and March 1996. These notes bear interest at an annual rate of 8% and amortize monthly until their maturity in 2006.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The exchange notes will be issued under an indenture, dated as of December 23, 2002, among Lamar Media, the Guarantors and Wachovia Bank of Delaware, National Association, as trustee. The terms of the exchange notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as in effect on the date of the indenture. The exchange notes are subject to all such terms, and holders of the exchange notes are referred to the indenture and the Trust Indenture Act for a statement of the terms therein. The following is a summary of the material terms and provisions of the exchange notes. The indenture was filed as an exhibit to our current report on Form 8-K filed on December 27, 2002. The following is a summary of the material terms and provisions of the exchange notes. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indentures a copy of which is available from us upon request. The definitions of certain capitalized terms are set forth under "-- Certain Definitions" or as otherwise defined throughout this description. For purposes of this description, references to "Lamar Media" include only Lamar Media Corp. and not its Subsidiaries and "Lamar Advertising" includes only Lamar Advertising Company and not its Subsidiaries.

GENERAL

     The exchange notes will be:

     - general unsecured obligations of Lamar Media;

     - subordinated in right of payment to all existing and future Senior Indebtedness of Lamar Media;

     - pari passu in right of payment with Lamar Media's existing 9 5/8% Senior Subordinated Notes due 2006 and the 8 5/8% Senior Subordinated Notes due 2007 and any additional future senior subordinated Indebtedness of Lamar Media;

     - senior in right of payment to any existing or future subordinated Indebtedness of Lamar Media; and

     - effectively subordinated to any secured Indebtedness of Lamar Media or any of its Subsidiaries to the extent of the value of the assets securing such Indebtedness.

     The exchange notes will be unconditionally guaranteed by each of our existing and future Restricted Subsidiaries. On the Issue Date, all of our Subsidiaries (other than Missouri Logos, a Partnership) will guarantee the exchange notes. The Guarantees will be:

     - general unsecured obligations of each Guarantor;

     - subordinated in right of payment to all existing and future Senior Indebtedness of each Guarantor;

     - pari passu in right of payment with each Guarantor's guarantee of Lamar Media's existing 9 5/8% Senior Subordinated Notes due 2006 and the 8 5/8% Senior Subordinated Notes due 2007 and any additional future senior subordinated Indebtedness of such Guarantor;

     - senior in right of payment to any existing or future subordinated Indebtedness of each Guarantor; and

     - effectively subordinated to any secured Indebtedness of each Guarantor to the extent of the value of the assets securing such Indebtedness.

     The exchange notes will be issued in an initial aggregate principal amount of $260 million. We may from time to time issue additional notes pursuant to the indenture having identical terms and conditions to the exchange notes we are currently offering (the "Additional Notes"). We will only be permitted to issue such Additional Notes if at the time of such issuance, and after giving effect thereto, we are in compliance with the covenants contained in the indenture. Any Additional Notes will be part of the same issue as the exchange notes that we are currently offering and will vote on all matters with the exchange notes. In addition, Lamar Media may incur additional indebtedness if at the time of such issuance, and after giving effect thereto, we are in compliance with the covenants contained in the indenture.

MATURITY, INTEREST AND PRINCIPAL

     The exchange notes will mature on January 1, 2013. The exchange notes will bear interest at a rate of 7 1/4% per year from the date of original issuance until maturity. Interest is payable semi-annually in arrears on July 1 and January 1 commencing July 1, 2003, to holders of record of the exchange notes at the close of business on the immediately preceding June 15 and December 15.

     The exchange notes will not be entitled to the benefit of any mandatory sinking fund.

OPTIONAL REDEMPTION

     The notes will be redeemable at the option of Lamar Media, in whole or in part, at any time on or after January 1, 2008 at the following redemption prices (expressed as a percentage of principal amount), together, in each case, with accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period beginning on January 1, of each year listed below:

YEAR                                                          PERCENTAGE
----                                                          ----------
2008........................................................   103.625%
2009........................................................   102.417%
2010........................................................   101.208%
2011 and thereafter.........................................   100.000%

     Notwithstanding the foregoing, Lamar Media may redeem in the aggregate up to 35% of the aggregate principal amount of notes at any time and from time to time prior to January 1, 2006 at a redemption price equal to 107.25% of the aggregate principal amount so redeemed, plus accrued interest to the redemption date out of the Net Proceeds of one or more Public Equity Offerings; provided, however, that at least 65% of the aggregate principal amount of notes originally issued remain outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 120 days following the closing of any such Public Equity Offering.

     In the event of redemption of fewer than all of the notes, the trustee shall select by lot or in such other manner as it shall deem fair and equitable the notes to be redeemed; provided, however, that if a partial redemption is made with the proceeds of a Public Equity Offering, selection of the notes for redemption shall be made by the trustee only on a pro rata basis, unless such method is otherwise prohibited. The notes will be redeemable in whole or in part upon not less than 30 nor more than 60 days' prior written notice, mailed by first class mail to a holder's last address as it shall appear on the register maintained by the Registrar of the notes. On and after any redemption date, interest will cease to accrue on the notes or portions thereof called for redemption unless Lamar Media shall fail to redeem any such Note.

SUBORDINATION

     The indebtedness represented by the notes, including principal, premium, if any, and interest, will be, to the extent and in the manner provided in the indenture, subordinated in right of payment to the prior payment and satisfaction in full in cash of all existing and future Senior Indebtedness of Lamar Media. As of September 30, 2002, the principal amount of outstanding Senior Indebtedness of Lamar Media, on a consolidated basis, was approximately $992.5 million. We will have the ability to incur additional Senior Indebtedness under the Senior Credit Facility and will be permitted to incur additional Senior Indebtedness under the indenture.

     The indenture provides that no payment (by set-off or otherwise) may be made by or on behalf of Lamar Media on account of the principal of, premium, if any, or interest on the notes, or on account of the redemption provisions of the notes, for cash or property (other than Junior Securities) (i) upon the maturity of any Senior Indebtedness of Lamar Media by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Senior Indebtedness are first paid in full in cash or (ii) in the event of default in the payment of any principal, premium (if any) or interest in respect of any Senior Indebtedness of Lamar Media when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

     Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Designated Senior Indebtedness to declare such Designated Senior Indebtedness to be due and payable and (ii) written notice of such event of default given to Lamar Media and the trustee by the representative of the holders of such Designated Senior Indebtedness (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of Lamar Media on account of the principal of, premium, if any, or interest on the notes, or on account of the redemption provisions of the notes, in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Designated Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period") (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, Lamar Media shall, unless a Payment Default exists, be required to pay all sums not paid to the holders of the notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the notes. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and (ii) no default that existed upon the date of such Payment Notice, if the representative of the holders of Designated Senior Indebtedness that gave such Payment Notice knew of such default on such date (whether or not such event of default is on the same issue of Designated Senior Indebtedness), shall be made the basis for the commencement of any other Payment Blockage Period unless such default has been cured or waived for a period of at least 90 consecutive days.

     Upon any distribution of assets of Lamar Media upon any dissolution, winding up, total or partial liquidation or reorganization of Lamar Media, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities, (i) the holders of all Senior Indebtedness of Lamar Media will first be entitled to receive payment in full in cash before the holders of notes are entitled to receive any payment on account of principal of, premium, if any, and interest on the notes (other than Junior Securities) and (ii) any payment or distribution of assets of Lamar Media of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the holders of notes or the trustee on behalf of the holders of notes would be entitled (by set-off or otherwise), except for the subordination provisions contained in the indenture, will be paid by the liquidating trustee or agent or other person making such a payment or distribution directly to the holders of such Senior Indebtedness or their representative to the extent necessary to make payment in full in cash on all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     In the event that, notwithstanding the foregoing, any payment or distribution of assets of Lamar Media (other than Junior Securities) shall be received by the trustee at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Indebtedness, and shall be paid or delivered by the trustee to the holders of such Senior Indebtedness remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, for application to the payment of all such Senior Indebtedness remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

     By reason of such subordination, in the event of liquidation or insolvency, creditors of Lamar Media who are holders of Senior Indebtedness may recover more, ratably, than the holders of the notes, and funds which would be otherwise payable to the holders of the notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and Lamar Media may be unable to meet its obligations fully with respect to the notes.

     Each Guarantee will, to the extent set forth in the indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the respective Guarantor, including obligations of such Guarantor with respect to the Senior Credit Facility (including any guarantee thereof), and will be subject to the rights of holders of Designated Senior Indebtedness of such Guarantor to initiate blockage periods, upon terms substantially comparable to the subordination of the notes to all Senior Indebtedness of Lamar Media.

     If Lamar Media or any Guarantor fails to make any payment on the notes or any Guarantee, as the case may be, when due or within any applicable grace period, whether or not on account of payment blockage provisions, such failure would constitute an Event of Default under the indenture and would enable the holders of the notes to accelerate the maturity thereof. See "-- Events of default."

     A holder of notes by his acceptance of notes agrees to be bound by such provisions and authorizes and expressly directs the trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the indenture and appoints the trustee his attorney-in-fact for such purpose.

GUARANTEES

     The notes are guaranteed on a senior subordinated basis by the Guarantors. All payments pursuant to the Guarantees by the Guarantors are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantors, including guarantees of indebtedness outstanding under the Senior Credit Facility, to the same extent and in the same manner that all payments pursuant to the notes are subordinated in right of payment to the prior payment in full of all Senior Indebtedness of Lamar Media, pari passu in right of payment with the guarantees of our existing 9 5/8% Senior Subordinated Notes due 2006 and our 8 5/8% Senior Subordinated Notes due 2007 and any future senior subordinated indebtedness of the Guarantors, and senior in right to payment to any future subordinated indentures of the Guarantors.

     The obligations of each Guarantor are limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor (including, without limitation, any guarantees of Senior Indebtedness) and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. In making any calculation relevant to determining such maximum amount, all Senior Indebtedness shall be deemed to have been incurred prior to the Issue Date. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor. See "Risk factors -- Federal and state statutes allow courts, under specific circumstances, to void the guarantees of the notes by our subsidiaries and require the holders of the notes to return payments received from the subsidiary guarantors."

     Upon (i) the release or payment in full of any Indebtedness of such Guarantor representing a guarantee of Indebtedness of Lamar Media and the release of all Liens on the property and assets of such Guarantor relating to any such Indebtedness or (ii) the sale or disposition (whether by merger, sale of stock or otherwise) of a Guarantor (or substantially all of its assets) to an entity which is not a Subsidiary of Lamar Media which is otherwise in compliance with the indenture (and providing that the guarantee and Liens referred to in the foregoing clause (i) are also released at such time), such Guarantor shall be deemed released from all its obligations under the indenture and its Guarantee.

CERTAIN COVENANTS

     The indenture will contain, among others, the following covenants.

 LIMITATION ON ADDITIONAL INDEBTEDNESS AND PREFERRED STOCK OF RESTRICTED SUBSIDIARIES

     Lamar Media will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) other than Permitted Indebtedness, and will not permit any Restricted Subsidiary to issue any Preferred Stock, unless:

          (a) after giving effect to the incurrence of such Indebtedness and the issuance of any such Preferred Stock and the receipt and application of the proceeds thereof, Lamar Media's Leverage Ratio is less than 6.50 to 1; and

          (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of such Indebtedness or the issuance of such preferred stock.

     Notwithstanding the foregoing, Preferred Stock may only be issued by a Restricted Subsidiary pursuant to the preceding sentence to the extent such Restricted Subsidiary is a Guarantor.

     Notwithstanding the foregoing, Lamar Media and the Restricted Subsidiaries may incur Permitted Indebtedness; provided, however, that Lamar Media will not incur any Permitted Indebtedness that ranks junior in right of payment to the notes that has a maturity or mandatory sinking fund payment prior to the maturity of the notes.

 LIMITATION ON RESTRICTED PAYMENTS

     Lamar Media will not make, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment unless:

          (a) no Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to such Restricted Payment;

          (b) immediately after giving pro forma effect to such Restricted Payment, Lamar Media could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the covenant set forth under "Limitation on Additional Indebtedness"; and

          (c) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of:

             (1) 100% of Lamar Media's Cumulative EBITDA minus 1.4 times Lamar Media's Cumulative Consolidated Interest Expense, plus

             (2) 100% of the aggregate Net Proceeds and the fair market value of securities or other property received by Lamar Media, after January 1, 2001, from (a) the issue or sale of Capital Stock (other than Disqualified Capital Stock or Capital Stock of Lamar Media issued to any Subsidiary of Lamar Media) of Lamar Media or any Indebtedness or other securities of Lamar Media convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of Lamar Media which has been so converted or exercised or exchanged, as the case may be, (b) any capital contribution to Lamar Media from Lamar Advertising and (c) any loans made to Lamar Media by Lamar Advertising prior to the Issue Date upon the cancellation of such loans by Lamar Advertising, plus

             (3) the net reductions in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans, partial or total releases or discharges of Guaranteed Permitted Unrestricted Subsidiary Obligations, or from designations of Unrestricted Subsidiaries as Restricted Subsidiaries, valued in each case at the fair market value thereof, not to exceed the amount of Investments previously made by Lamar Media and its Restricted Subsidiaries in such Person.

    For purposes of determining under this clause (c) the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value as determined by the board of directors reasonably and in good faith.

     The provisions of this covenant shall not prohibit:

          (i) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of the indenture;

          (ii) the retirement of any shares of Capital Stock of Lamar Media or Indebtedness of Lamar Media subordinated or pari passu in right of payment to the notes by conversion into, or by or in exchange for, shares of Capital Stock (other than Disqualified Capital Stock), or out of, the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of Lamar Media) of other shares of Capital Stock of Lamar Media (other than Disqualified Capital Stock; provided, however, that the amount of any such Net Proceeds that are utilized for any such retirement shall be excluded from clause (c)(2) of the preceding paragraph;

          (iii) the redemption or retirement of Indebtedness of Lamar Media subordinated or pari passu in right of payment to the notes in exchange for, by conversion into, or out of the Net Proceeds of, a substantially concurrent sale or incurrence of Indebtedness of Lamar Media (other than any Indebtedness owed to a Subsidiary of Lamar Media) that is, with respect to any such subordinated Indebtedness, contractually subordinated in right of payment to the notes to at least the same extent as the subordinated Indebtedness being redeemed or retired, with respect to any such pari passu Indebtedness, pari passu or subordinated in right of payment to the notes and, with respect to any such subordinated or pari passu Indebtedness, (x) has a Stated Maturity no earlier than the 91st day after the Final Maturity Date or the final maturity date of the Indebtedness being redeemed or retired, whichever is earlier and (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness being redeemed or retired; provided, however, that the amount of any such Net Proceeds that are utilized for any such redemption or retirement shall be excluded from clause (c)(2) of the preceding paragraph;

          (iv) the funding of loans (but not including the forgiveness of any such loan) to executive officers, directors and shareholders for relocation loans, bonus advances and other purposes consistent with past practices or the purchase, redemption or other acquisition for value of shares of Capital Stock of Lamar Media (other than Disqualified Capital Stock) or options on such shares held by Lamar Media's or the Restricted Subsidiaries' officers or employees or former officers or employees (or their estates or trusts or beneficiaries under their estates or trusts for the benefit of such beneficiaries) upon the death, disability, retirement or termination of employment of such current or former officers or employees pursuant to the terms of an employee benefit plan or any other agreement pursuant to which such shares of Capital Stock or options were issued or pursuant to a severance, buy-sell or right of first refusal agreement with such current or former officer or employee; provided, however, that the aggregate amount of any such loans funded and cash consideration paid, or distributions made, pursuant to this clause (iv) do not in any one fiscal year exceed $1 million;

          (v) the making of Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount not to exceed $20 million; provided, however, that Lamar Media or the Restricted Subsidiaries may make additional Investments pursuant to this clause (v) up to an aggregate amount not to exceed $10 million if Lamar Media is able, at the time of any such Investment and immediately after giving effect thereto, to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with the "Limitation on Additional Indebtedness" covenant; provided further, however, that in calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (c) of the immediately preceding paragraph, amounts expended pursuant to clause (i) and this clause (v) shall be included in the calculation;

          (vi) the payment of any dividend or the making of any distribution to Lamar Advertising in amounts sufficient to permit Lamar Advertising to pay interest when due on the Convertible Notes or any Indebtedness issued by Lamar Advertising to refinance the Convertible Notes; provided, however, that such Indebtedness is (a) in an aggregate principal amount that is equal to or less than the sum of (i) the aggregate principal amount of the Convertible Notes outstanding, (ii) the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Convertible Notes and (iii) the amount of customary fees, expenses and costs related to the incurrence of such Indebtedness and (b) scheduled to mature no earlier than the Convertible Notes; and

          (vii) distributions by Lamar Media to Lamar Advertising to permit Lamar Advertising to pay obligations actually incurred by Lamar Advertising in respect of the payment of certain operating expenses of Lamar Media or the Restricted Subsidiaries in an aggregate amount in any fiscal year not to exceed 5% of the total operating expenses of Lamar Media and the Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP.

 LIMITATION ON OTHER SENIOR SUBORDINATED DEBT

     Lamar Media will not, and will not permit any of the Restricted Subsidiaries to directly or indirectly incur, contingently or otherwise, any Indebtedness that is both (i) subordinate in right of payment to any Senior Indebtedness of Lamar Media or any of the Subsidiary Guarantors, as the case may be, and (ii) senior in right of payment to the notes or any of the Guarantees, as the case may be.

 LIMITATIONS ON LIENS

     Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any Property, assets, income or profit of Lamar Media or any Restricted Subsidiary or any shares of stock or debt of any Restricted Subsidiary (whether or not any of the foregoing is now owned or hereafter acquired) unless (i) if such Lien secures Indebtedness which is pari passu in right of payment with the notes, then the notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligation is no longer secured by a Lien or (ii) if such Lien secures Indebtedness which is subordinated in right of payment to the notes, any such Lien shall be subordinated to a Lien granted to the holders of the notes in the same collateral as that securing such Lien to the same extent as such subordinated Indebtedness is subordinated to the notes.

 LIMITATION ON TRANSACTIONS WITH AFFILIATES

     Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate (including entities in which Lamar Media or any of the Restricted Subsidiaries own a minority interest) or holder of 10% or more of Lamar Advertising's Common Stock (each of the foregoing, an "Affiliate Transaction") or extend, renew, waive or otherwise modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless the terms of such Affiliate Transaction are fair and reasonable to Lamar Media or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by Lamar Media or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties. In any Affiliate Transaction involving an amount or having a value in excess of $2 million Lamar Media must obtain a resolution of the board of directors approved by a majority of the members of the board of directors (and a majority of the disinterested members of the board of directors) certifying that such Affiliate Transaction complies with this "Limitation on Transactions with Affiliates" covenant. In any Affiliate Transaction (other than any transaction or series of related transactions between Lamar Media or any of the Restricted Subsidiaries and Interstate Highway Signs Corp. providing for the purchase of highway signage) with a value in excess of $10 million Lamar Media must obtain a written opinion that such Affiliate Transaction complies with this "Limitation on Transactions with Affiliates" from an independent investment banking firm of nationally recognized standing.

     The foregoing provisions will not apply to:

          (i) any Restricted Payment that is not prohibited by the provisions described under "Limitations on Restricted Payments",

          (ii) any transaction between Lamar Media and any of its Restricted Subsidiaries or between Restricted Subsidiaries or

          (iii) the payment of reasonable and customary regular fees to directors of Lamar Media who are not employees of Lamar Media and any employment and consulting arrangements entered into by Lamar Media or any Restricted Subsidiary with their executives or consultants in the ordinary course of business.

 GUARANTEES OF CERTAIN INDEBTEDNESS

     Lamar Media will not permit any of the Restricted Subsidiaries (other than the Guarantors) to:

          (a) incur, guarantee or secure through the granting of Liens the payment of any Indebtedness of Lamar Media or any other Restricted Subsidiary; or

          (b) pledge any intercompany notes representing obligations of any of the Restricted Subsidiaries to secure the payment of any Indebtedness of Lamar Media,

in each case unless such Restricted Subsidiary, Lamar Media and the trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary's Guarantee under the indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the indenture.

 LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

          (a) pay dividends or make any other distributions to Lamar Media or any Restricted Subsidiary on its Capital Stock;

          (b) pay any Indebtedness owed to Lamar Media or any Restricted Subsidiary;

          (c) make loans or advances to Lamar Media or any Restricted
     Subsidiary;

          (d) transfer any of its properties or assets to Lamar Media or any Restricted Subsidiary;

          (e) grant liens or security interests on the assets of Lamar Media or the Restricted Subsidiaries in favor of the holders of the notes; or

          (f) guarantee the notes or any renewals or refinancings thereof,

except for Permitted Dividend Encumbrances.

 LIMITATION ON CERTAIN ASSET SALES

     Lamar Media will not, and will not permit any of the Restricted Subsidiaries to, consummate an Asset Sale unless:

          (i) Lamar Media or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by Lamar Media's board of directors, and evidenced by a board resolution);

          (ii) not less than 75% of the consideration received by Lamar Media or such Restricted Subsidiary, as the case may be, is in the form of cash or cash equivalents (those equivalents allowed under "Temporary Cash Investments"); provided, however, that the amount of (x) any liabilities of Lamar Media or any Restricted Subsidiaries that are assumed by the transferee of such assets and for
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     which Lamar Media and its Restricted Subsidiaries are released, including any such Indebtedness of a Restricted Subsidiary whose stock is purchased by the transferee and (y) any notes or other securities received by Lamar Media or any such Restricted Subsidiary which are converted into cash within 180 days after such Asset Sale (to the extent of cash received) shall be deemed to be cash for purposes of this provision; provided further, however, that Lamar Media or such Restricted Subsidiary will not be required to comply with this clause (ii) with respect to a Permitted Asset Swap; and

          (iii) the Asset Sale Proceeds received by Lamar Media or such Restricted Subsidiary are applied

             (a) first, to the extent Lamar Media elects, or is required, to permanently prepay, repay or purchase existing Senior Indebtedness (or Purchase Money Indebtedness that ranks pari passu in right of payment with the notes solely to the extent that such Asset Sale involves property or assets securing such Purchase Money Indebtedness pursuant to a lien granted pursuant to clause (v) of the definition of Permitted Liens) within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided, however, that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid;

             (b) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent Lamar Media elects, to an investment in assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or property of another Person) used or useful in businesses similar or ancillary to the business of Lamar Media and the Restricted Subsidiaries as conducted at the time of such Asset Sale; provided, however, that such investment occurs and such Asset Sale Proceeds are so applied within 270 days following the receipt of such Asset Sale Proceeds (the "Reinvestment Date"); and

             (c) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $15 million, Lamar Media shall apply an amount equal to such Available Asset Sale Proceeds to an offer to repurchase the notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (an "Excess Proceeds Offer"); provided, however, that Lamar Media may, at the time that it makes any such Excess Proceeds Offer, also offer to purchase, at a price in cash equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the purchase date, any Indebtedness which ranks pari passu in right of payment to the notes (a "Pari Passu Excess Proceeds Offer") and to the extent Lamar Media so elects to make a Pari Passu Excess Proceeds Offer, notes and such pari passu Indebtedness shall be purchased pursuant to such Excess Proceeds Offer and Pari Passu Excess Proceeds Offer, respectively, on a pro rata basis based on the aggregate principal amount of such notes and pari passu Indebtedness then outstanding. To the extent that the aggregate principal amount of notes tendered pursuant to an Excess Proceeds Offer is less than the Available Asset Sale Proceeds, Lamar Media may use such deficiency for general corporate purposes. To the extent that the aggregate principal amount of pari passu Indebtedness tendered pursuant to a Pari Passu Excess Proceeds Offer is less than such pari passu Indebtedness's pro rata share of such Available Asset Sale Proceeds, Lamar Media shall use such remaining Available Asset Sale Proceeds to purchase any notes validly tendered and not withdrawn pursuant to such Excess Proceeds Offer. If the aggregate principal amount of notes validly tendered and not withdrawn by holders thereof exceeds the Available Asset Sale Proceeds or to the extent Lamar Media elects to make a Pari Passu Excess Proceeds Offer, exceeds the notes' pro rata share of such Available Asset Sale Proceeds, then notes to be purchased will be selected on a pro rata basis. Upon completion of such Excess Proceeds Offer, the amount of Available Asset Sale Proceeds shall be reset to zero.

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

     If Lamar Media is required to make an Excess Proceeds Offer, Lamar Media shall mail, within 30 days following the Reinvestment Date, a notice to the holders stating, among other things:

          (1) that such Holders have the right to require Lamar Media to apply the Available Asset Sale Proceeds to repurchase such notes at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase;

          (2) the repurchase date, which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed;

          (3) the instructions, determined by Lamar Media, that each Holder must follow in order to have such notes repurchased; and

          (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such notes.

  LIMITATION ON ISSUANCES AND SALES OF PREFERRED STOCK BY RESTRICTED
SUBSIDIARIES

     Lamar Media (a) will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to Lamar Media or a Wholly-Owned Restricted Subsidiary of Lamar Media or as permitted by the first paragraph of "Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries") and
(b) will not permit any Person (other than Lamar Media or a Wholly-Owned Restricted Subsidiary of Lamar Media) to own any Preferred Stock of any Restricted Subsidiary of Lamar Media; provided, however, that this covenant shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Restricted Subsidiary of Lamar Media owned by Lamar Media or any of its Restricted Subsidiaries in compliance with the other provisions of the indenture or (y) to the extent mandated by applicable law, directors' qualifying shares or investments by foreign nationals.

  BOARD ACTION

     Lamar Media will not take any action required by the indenture to be approved by its board of directors unless concurrently therewith or prior thereto the board of directors, or an authorized board committee thereof, of Lamar Advertising approves such action.

  PAYMENTS FOR CONSENT

     Neither Lamar Media nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the indenture or the notes unless such consideration is offered to be paid or agreed to be paid to all holders of the notes which so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  REPORTS TO HOLDERS

     So long as Lamar Media is subject to the periodic reporting requirements of the Exchange Act, it will continue to furnish the information required thereby to the Commission and to the holders of the notes. The indenture provides that even if Lamar Media is entitled under the Exchange Act not to furnish such information to the Commission or to the holders of the notes, they will nonetheless continue to furnish such information to the Commission, holders of the notes and prospective holders of the notes.

CHANGE OF CONTROL

     Upon the occurrence of a Change of Control, Lamar Media shall be obligated to make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of

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

Control, all of the then outstanding notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Company shall be required to purchase all notes properly tendered pursuant to the Change of Control Offer and not withdrawn. The Change of Control Offer is required to remain open for at least 20 business days and until the close of business on the Change of Control Purchase Date.

     In order to effect such Change of Control Offer, Lamar Media shall, not later than the 30th day after the occurrence of the Change of Control, mail to each holder of notes notice of the Change of Control Offer, which notice shall govern the terms of the Change of Control Offer and shall state, among other things, the procedures that holders of notes must follow to accept the Change of Control Offer.

     The occurrence of the events constituting a Change of Control under the indenture will result in an event of default under the Senior Credit Facility and, thereafter, the lenders will have the right to require repayment of the borrowings thereunder in full. Lamar Media's obligations under the Senior Credit Facility will constitute Designated Senior Indebtedness and will represent obligations senior in right of payment to the notes. Consequently, the subordination provisions of the indenture will have the effect of precluding the purchase of the notes by Lamar Media in the event of a Change of Control, absent consent of the lenders under the Senior Credit Facility or repayment of all amounts outstanding thereunder (although the failure by Lamar Media to comply with its obligations in the event of a Change of Control will constitute a default under the notes). There can be no assurance that Lamar Media will have adequate resources to repay or refinance all Indebtedness owing under the Senior Credit Facility or to fund the purchase of any notes upon a Change of Control.

     (A) If Lamar Media or any Restricted Subsidiary has issued any outstanding Indebtedness that is subordinated in right of payment to the notes or the Guarantee of such Restricted Subsidiary, as the case may be, or Lamar Media or any Restricted Subsidiary has issued any Preferred Stock, and Lamar Media or such Restricted Subsidiary is required to make a change of control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a change of control, Lamar Media or such Restricted Subsidiary shall not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as Lamar Media shall have paid the Change of Control Purchase Price in full to the holders of notes that have accepted Lamar Media's Change of Control Offer and shall otherwise have consummated the Change of Control Offer made to holders of the notes and (B) Lamar Media or any Restricted Subsidiary will not issue Indebtedness that is subordinated in right of payment to the notes or the Guarantee of such Restricted Subsidiary and Lamar Media will not issue Preferred Stock with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the notes in the event of a Change of Control under the indenture.

     In the event that a Change of Control occurs and the holders of notes exercise their right to require Lamar Media to purchase notes, if such purchase constitutes a "tender offer" for purposes of Rule 14e-1 under the Exchange Act at that time, Lamar Media will comply with the requirements of Rule 14e-1 as then in effect with respect to such repurchase.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     Lamar Media will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and Lamar Media will not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of Lamar Media or Lamar Media and its Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto:

          (a) either (i) if the transaction or series of transactions is a merger or consolidation, Lamar Media shall be the surviving person of such merger or consolidation, or (ii) the person formed by
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

     such consolidation or into which Lamar Media or such Restricted Subsidiary is merged or to which the properties and assets of Lamar Media or such Restricted Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the trustee, in form reasonably satisfactory to the trustee, all the obligations of Lamar Media under the notes and the indenture, and, in each case, the indenture shall remain in full force and effect; and

          (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and Lamar Media or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "-- Certain Covenants -- Limitation on Indebtedness" above (assuming a market rate of interest with respect to such additional Indebtedness).

     In connection with any consolidation, merger or transfer of assets contemplated by this provision, Lamar Media shall deliver, or cause to be delivered, to the trustee, in form and substance reasonably satisfactory to the trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

EVENTS OF DEFAULT

     The following events are "Events of Default":

          (a) default in payment of any principal of, or premium, if any, on the notes;

          (b) default for 30 days in payment of any interest on the notes;

          (c) default by Lamar Media or any Guarantor in the observance or performance of any other covenant in the notes or the indenture for 45 days after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding;

          (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which Lamar Media or any Restricted Subsidiary of Lamar Media then has outstanding Indebtedness in excess of $10 million, individually or in the aggregate, and either (a) such Indebtedness is already due and payable in full or (b) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness;

          (e) any final judgment or judgments which can no longer be appealed for the payment of money in excess of $10 million (not covered by insurance) shall be rendered against Lamar Media or any Restricted Subsidiary and shall not be discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect; and

          (f) certain events involving bankruptcy, insolvency or reorganization of Lamar Media or any Restricted Subsidiary.

     The trustee may withhold notice to the holders of the notes of any default (except in payment of principal or premium, if any, or interest on the notes) if the trustee considers it to be in the best interest of the holders of the notes to do so.

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

     If an Event of Default (other than an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization) shall have occurred and be continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the notes then outstanding may declare to be immediately due and payable the entire principal amount of all the notes then outstanding plus accrued interest to the date of acceleration and such amounts shall become immediately due and payable; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture; provided further, however, that so long as the Senior Credit Facility shall be in full force and effect, if any Event of Default shall have occurred and be continuing (other than as specified in clause (f) of the second preceding paragraph), the notes shall not become due and payable until the earlier to occur of (x) five business days following the delivery of a written notice of such acceleration of the notes to the agent under the Senior Credit Facility and
(y) the acceleration of any Indebtedness under the Senior Credit Facility. In case an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization shall occur, the principal, premium and interest amount with respect to all of the notes shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the notes.

     The holders of a majority in principal amount of the notes then outstanding shall have the right to waive any existing default or compliance with any provision of the indenture or the notes and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.

     No holder of any note will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing Event of Default and unless the holders of at least 25% in aggregate principal amount of the outstanding notes shall have made written request and offered reasonable indemnity to the trustee to institute such proceeding as a trustee, and unless the trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted for payment on such note on or after the respective due dates expressed in such note.

DEFEASANCE AND COVENANT DEFEASANCE

     Lamar Media may elect either:

          (a) to defease and be discharged from any and all obligations with respect to the notes (except for the obligations to register the transfer or exchange of such notes, to replace temporary or mutilated, destroyed, lost or stolen notes, to maintain an office or agency in respect of the notes and to hold monies for payment in trust) ("defeasance"); or

          (b) to be released from its obligations with respect to the notes under certain covenants contained in the indenture some of which are described above under "Covenants" ("covenant defeasance"), upon the deposit with the trustee (or other qualifying trustee), in trust for such purpose, of money and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of the indenture. Such a trust may only be established if, among other things, Lamar Media has delivered to the trustee an opinion of counsel (as specified in the indenture) (i) to the effect that neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended, and
(ii) describing either a private ruling concerning the notes or a published ruling of the Internal Revenue Service, to the effect that holders of the notes or persons in their positions will not recognize income, gain or loss for federal income tax purposes as a result
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

of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred.

MODIFICATION OF INDENTURE

     From time to time, Lamar Media, the Guarantors and the trustee may, without the consent of holders of the notes, amend the indenture or the notes or supplement the indenture for certain specified purposes, including providing for uncertificated notes in addition to certificated notes, and curing any ambiguity, defect or inconsistency, or making any other change that does not adversely affect the rights of any holder. Lamar Media, the Guarantors and the trustee, with the consent of holders of at least a majority in principal amount of the outstanding notes, may modify or supplement the indenture or the notes, except that no such modification shall, without the consent of each holder affected thereby:

          (i) reduce the amount of notes whose holders must consent to an amendment, supplement, or waiver to the indenture or the notes;

          (ii) reduce the rate of or change the time for payment of interest on any note;

          (iii) reduce the principal of or premium on or change the stated maturity of any note;

          (iv) make any note payable in money other than that stated in the note;

          (v) change the amount or time of any payment required by the notes or reduce the premium payable upon any redemption of notes, or change the time before which no such redemption may be made;

          (vi) waive a default on the payment of the principal of, interest on, or redemption payment with respect to any note;

          (vii) amend, alter, change or modify the obligation of Lamar Media to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer or waive any Default in the performance of any such offers or modify any of the provisions or definitions with respect to any such offers; or

          (viii) take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected thereby.

COMPLIANCE CERTIFICATE

     The Company will deliver to the trustee on or before 90 days after the end of Lamar Media's fiscal year and on or before 45 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default that has occurred. If they do, the certificate will describe the Default or Event of Default and its status.

THE TRUSTEE

     The trustee under the indenture will be the Registrar and Paying Agent with regard to the notes. Except during the continuance of an Event of Default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an Event of Default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the covenants contained in the indenture. Reference is made to the indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided.
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     "Acquired Indebtedness" means Indebtedness of a Person (including an
Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

     "Adjusted Net Assets" of a Guarantor at any date shall mean the lesser of
(x) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities), but excluding liabilities under the Guarantee of such Guarantor at such date and
(y) the amount by which the present fair salable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities and after giving effect to any collection from any Subsidiary of such Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding Indebtedness in respect of the Guarantee, as they become absolute and matured.

     "Advertising Displays" mean all posters, signs (including logo sign structures), billboards and other outdoor advertising displays and related contracts and sites therefor owned or leased (as lessee) by Lamar Media and the Restricted Subsidiaries.

     "Affiliate" of any specified Person means any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     "Asset Acquisition" means:

          (i) an Investment by Lamar Media or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be consolidated or merged with Lamar Media or any Restricted Subsidiary; or

          (ii) the acquisition by Lamar Media or any Restricted Subsidiary of assets of any Person.

     "Asset Sale" means the sale, transfer or other disposition (other than to Lamar Media or any of the Restricted Subsidiaries) in any single transaction or series of related transactions having a fair market value in excess of $5 million of:

          (a) any Capital Stock of or other equity interest in any Restricted Subsidiary;

          (b) all or substantially all of the assets of any business owned by Lamar Media or any Restricted Subsidiary or a division, line of business or comparable business segment of Lamar Media or any Restricted Subsidiary thereof; or

          (c) any other assets or property of Lamar Media or of any Restricted Subsidiary (whether real or personal property).

     For purposes of this definition, the term "Asset Sale" shall not include any sale, transfer or other disposition

          (i) that is governed by and made in accordance with the provisions described under "Merger, Consolidation or Sale of Assets,"

          (ii) to Lamar Media or a Wholly-Owned Restricted Subsidiary that is a Guarantor, or

          (iii) involving obsolete, worn-out, excess or redundant equipment.

     "Asset Sale Proceeds" means, with respect to any Asset Sale:

          (i) cash received by Lamar Media or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in
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

     anticipation of such Asset Sale), after (a) provision for all income or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale (including, without limitation, reasonable attorneys' fees and expenses), and (c) deduction of appropriate amounts to be provided by Lamar Media or such Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by Lamar Media or such Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

          (ii) promissory notes and other noncash consideration received by Lamar Media or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or noncash consideration into cash.

     "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clauses (iii)(a) or (iii)(b), and which have not yet been the basis for an Excess Proceeds Offer in accordance with clause (iii)(c), in each case, of the first paragraph of "Certain Covenants -- Limitation on Certain Asset Sales."

     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments.

     "Capital Stock" means, with respect to any Person, any and all shares or other equivalents (however designated) of capital stock, partnership interests or any other participation, right or other interest in the nature of an equity interest in such Person or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

     "Change of Control" means the occurrence of any of the following events:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the total voting power with respect to the total Voting Stock of Lamar Advertising; provided, however, that the Permitted Holders
     (i) "beneficially own" (as so defined) a lower percentage of such total voting power with respect to the Voting Stock than such other "person" or "group" and (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of Lamar Advertising;

          (b) Lamar Media or Lamar Advertising consolidates with, or merges with or into, another Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any Person consolidates with, or merges with or into, Lamar Media or Lamar Advertising, as the case may be, in any such event pursuant to a transaction in which the outstanding Voting Stock of Lamar Media or Lamar Advertising, as the case may be, is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of Lamar Media or Lamar Advertising, as the case may be, is converted into or exchanged for (1) Voting Stock (other than Disqualified Capital Stock) of the surviving or
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     transferee corporation or (2) cash, securities and other property in an amount which could then be paid by Lamar Media or Lamar Advertising, as the case may be, as a Restricted Payment under the indenture, or a combination thereof, and (ii) immediately after such transaction no "person" or group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total voting power with respect to the total Voting Stock of the surviving or transferee corporation;

          (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors of Lamar Advertising (together with any new directors whose election by such board of directors or whose nomination for election by the stockholders of Lamar Advertising was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Lamar Advertising then in office;

          (d) Lamar Media is liquidated or dissolved or adopts a plan of liquidation; or

          (e) at any time, Lamar Media ceases to be a direct or indirect wholly-owned subsidiary of Lamar Advertising.

     "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of interest which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for Lamar Media and its Restricted Subsidiaries on a consolidated basis (including, but not limited to, imputed interest included in Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with hedging obligations, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other non-cash interest expense (other than interest amortized to cost of sales)) plus, without duplication, all net capitalized interest for such period and all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person, plus an amount equal to the product of (a) the aggregate dividends paid on Disqualified Capital Stock during such period and (b) a fraction, the numerator of which is one and the denominator of which is one minus Lamar Media's then effective combined tax rate, to the extent paid; provided, however, that "Consolidated Interest Expense" shall exclude the amortization of deferred financing fees.

     "Consolidated Net Income" means, for any period, the aggregate of the Net Income of Lamar Media and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

          (a) the Net Income of any Person (the "other Person") in which Lamar Media or any of its Restricted Subsidiaries has less than a 100% interest (which interest does not cause the net income of such other Person to be consolidated into the net income of Lamar Media in accordance with GAAP) shall be included only to the extent of the amount of dividends or distributions paid to Lamar Media or such Restricted Subsidiary;

          (b) the Net Income of any Restricted Subsidiary that is subject to any restriction or limitation on the payment of dividends or the making of other distributions (other than pursuant to the notes or the indenture or under the Senior Credit Facility) shall be excluded to the extent of such restriction
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     or limitation, except that to the extent that any such restriction or limitation results solely from covenant limitations under any SBA Indebtedness, there shall not be deducted that portion of such Restricted Subsidiary's Net Income which exceeds the outstanding aggregate principal amount of such SBA Indebtedness;

          (c) (i) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition and (ii) any net gain (but not loss) resulting from an Asset Sale by Lamar Media or any of its Restricted Subsidiaries other than in the ordinary course of business shall be excluded; and

          (d) extraordinary gains and losses shall be excluded.

     "Consolidated Net Tangible Assets" means the book value of the assets of Lamar Media and its Restricted Subsidiaries (other than patents, patent rights, trademarks, trade names, franchises, copyrights, licenses, permits, goodwill and other intangible assets classified as such in accordance with GAAP) after all applicable deductions in accordance with GAAP (including, without limitation, reserves for doubtful receivables, obsolescence, depreciation and amortization) less all liabilities of Lamar Media and its Restricted Subsidiaries determined in accordance with GAAP.

     "Convertible Notes" means the 5 1/4% Convertible Notes due 2006 issued by Lamar Advertising on August 10, 1999.

     "Cumulative Consolidated Interest Expense" means, as of any date of determination, Consolidated Interest Expense of Lamar Media from the Issue Date to the end of Lamar Media's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Cumulative EBITDA" means, as of any date of determination, EBITDA of Lamar Media from the Issue Date to the end of Lamar Media's most recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Default" means any event that is, or with the passing of time or giving of notice or both would be, an Event of Default.

     "Designated Senior Indebtedness," as to Lamar Media or any Guarantor, as the case may be, means any Senior Indebtedness (a) under or in respect of the Senior Credit Facility, or (b) which at the time of determination exceeds $10 million in aggregate principal amount (or accreted value in the case of Indebtedness issued at a discount) outstanding or available under a committed facility, and (i) which is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" and (ii) as to which the trustee has been given written notice of such designation.

     "Disqualified Capital Stock" means any Capital Stock of Lamar Media or any Restricted Subsidiary which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the notes, for cash or securities constituting Indebtedness.

     "EBITDA" means, for any Person, for any period, an amount equal to:

          (a) the sum of, without duplication, (i) Consolidated Net Income for such period, plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof, plus (iii) to the extent it reduces Consolidated Net Income during such period, Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis, plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period; minus

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          (b) all non-cash items increasing Consolidated Net Income for such period, all for Lamar Media and its Restricted Subsidiaries determined in accordance with GAAP.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Final Maturity Date" shall be the date fixed in the indenture for the final payment of principal on the notes.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     "Guarantee" means each guarantee of the notes by each Guarantor.

     "Guaranteed Permitted Unrestricted Subsidiary Obligations" shall have the meaning set forth in the definition of "Investments."

     "Guarantor" means each Subsidiary of Lamar Media in existence on the Issue Date (other than Missouri Logos, a Partnership) and each Restricted Subsidiary which thereafter guarantees payment of the notes pursuant to the covenant described under "Guarantees of Certain Indebtedness."

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to directly or indirectly create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become directly or indirectly liable with respect to (including as a result of an Asset Acquisition), or otherwise become responsible for, contingently or otherwise, any Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," incurrable," and "incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property (excluding any balances that constitute accounts payable or trade payables, and other accrued liabilities arising in the ordinary course of business) if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and shall also include, to the extent not otherwise included:

          (i) any Capitalized Lease Obligations of such Person;

          (ii) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby shall have been assumed (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

          (iii) guarantees of items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

          (iv) all obligations for the reimbursement of any obligor on any banker's acceptance or for reimbursement of any obligor on any letter of credit with respect to drawings made thereunder and not yet reimbursed;

          (v) in the case of Lamar Media, Disqualified Capital Stock of Lamar Media or any Restricted Subsidiary;

          (vi) obligations of any such Person under any Interest Rate Agreement applicable to any of the foregoing (if and to the extent such Interest Rate Agreement obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP); and

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

          (vii) the outstanding amount of any Guaranteed Permitted Unrestricted Subsidiary Obligations; provided, however, that, obligations in respect of performance and surety bonds and in respect of reimbursement obligations for undrawn letters of credit (whether or not secured by a lien) supporting insurance arrangements and performance and surety bonds, each incurred in the ordinary course of business and not as a part of a financing transaction, for the benefit of Lamar Media or any Restricted Subsidiary, shall not be considered Indebtedness for purposes of the indenture.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, provided, however, (i) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP and (ii) that Indebtedness shall not include any liability for federal, state, local or other taxes.

     "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement designed to protect the party indicated therein against fluctuations in interest rates.

     "Investments" means:

          (i) directly or indirectly, any advance (other than a deposit of funds in connection with an acquisition provided that either such acquisition is consummated by or through a Restricted Subsidiary or such deposit is returned to the Person that made it), account receivable (other than an account receivable arising in the ordinary course of business), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person; and

          (ii) any Permitted Unrestricted Subsidiary Obligation to the extent it is guaranteed by Lamar Media or a Restricted Subsidiary or otherwise is recourse to or obligates Lamar Media or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof ("Guaranteed Permitted Unrestricted Subsidiary Obligations").

Investments shall exclude extensions of trade credit on commercially reasonable terms in accordance with normal trade practices.

     "Issue Date" means the date the notes are first issued by Lamar Media and authenticated by the trustee under the indenture.

     "Junior Security" means any securities of Lamar Media or any other Person that are (i) equity securities without special covenants or (ii) subordinated in right of payment to all Senior Indebtedness of Lamar Media or any Guarantor, as the case may be, to substantially the same extent as, or to a greater extent than, the notes are subordinated as provided in the indenture, in any event issued pursuant to a court order so providing and as to which:

          (a) the rate of interest on such securities shall not exceed the effective rate of interest on the notes on the date of the indenture;

          (b) such securities shall not be entitled to the benefits of covenants or defaults materially more beneficial to the holders of such securities than those in effect with respect to the notes on the date of the indenture; and

          (c) such securities shall not provide for amortization (including sinking fund and mandatory prepayment provisions) commencing prior to the date six months following the final scheduled maturity date of the Senior Indebtedness of Lamar Media or Guarantor, as the case may be (as modified by the plan of reorganization or readjustment pursuant to which such securities are issued).

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     "Leverage Ratio" means the ratio of (i) the sum of (x) the aggregate outstanding amount of Indebtedness of Lamar Media and the Restricted Subsidiaries and (y) except to the extent included in the previous clause (x), the aggregate liquidation preference of any Preferred Stock of Lamar Media's Restricted Subsidiaries as of the date of determination on a consolidated basis in accordance with GAAP to (ii) Lamar Media's EBITDA for the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of determination for which financial statements are available. For purposes of this definition, Lamar Media's "EBITDA" shall be calculated on a pro forma basis after giving effect to any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of Lamar Media or one of the Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring, assuming or otherwise becoming liable for Indebtedness and the application of Asset Sale Proceeds) at any time on or subsequent to the first day of the Four Quarter Period and on or prior to the date of determination, as if such Asset Sale or Asset Acquisition (including any EBITDA associated with such Asset Acquisition and including any pro forma expense and cost reductions determined in accordance with Article 11 of Regulation S-X relating to such Asset Acquisition) occurred on the first day of the Four Quarter Period.

     "Lien" means with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Income" means, with respect to any Person for any period, the net income (loss) of such Person determined in accordance with GAAP.

     "Net Proceeds" means:

          (a) in the case of any sale of Capital Stock or Indebtedness by Lamar Media, the aggregate net cash proceeds received by Lamar Media, after payment of expenses, commissions and the like incurred in connection therewith; and

          (b) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of Lamar Media which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to Lamar Media upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by Lamar Media in connection therewith).

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President and the Chief Financial Officer or any Treasurer of such Person that shall comply with applicable provisions of the indenture.

     "Permitted Asset Swap" means the exchange, in the ordinary course of the outdoor advertising business, of any interest of Lamar Media or any of the Restricted Subsidiaries in any Advertising Display or Displays for a similar interest in an Advertising Display or Displays of a Person other than Lamar Media or such Restricted Subsidiary; provided, however, that the aggregate fair market value (as determined in good faith by the board of directors of Lamar Media) of the Advertising Display or Displays being transferred by Lamar Media or such Restricted Subsidiary is not greater than the aggregate fair market value (as determined in good faith by the board of directors of Lamar Media) of the Advertising Display or Displays received by Lamar Media or such Restricted Subsidiary in such exchange.

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     "Permitted Dividend Encumbrances" means encumbrances or restrictions:

          (a) existing on the Issue Date;

          (b) arising by reason of Acquired Indebtedness of any Restricted Subsidiary existing at the time such Person became a Restricted Subsidiary; provided, however, that such encumbrances or restrictions were not created in anticipation of such Person becoming a Restricted Subsidiary and are not applicable to Lamar Media or any of the other Restricted Subsidiaries;

          (c) arising under Indebtedness incurred under the Senior Credit Facility;

          (d) arising under Refinancing Indebtedness; provided, however, that the terms and conditions of any such restrictions are no less favorable to the holders of notes than those under the Indebtedness being refinanced;

          (e) customary provisions restricting the assignment of any contract or interest of Lamar Media or any Restricted Subsidiary;

          (f) existing under an agreement relating to SBA Indebtedness;

          (g) existing under an agreement relating to any Permitted Lien referred to in clause (v) of the definition of Permitted Liens; provided, however, that such encumbrance or restriction only relates to the assets or property subject to such Permitted Lien and having an aggregate fair market value equal to the Indebtedness secured thereby;

          (h) imposed by applicable law;

          (i) imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or of any assets of a Restricted Subsidiary, provided, however, such encumbrances and restrictions apply solely to such Capital Stock or assets of such Restricted Subsidiary which are the subject of such binding agreement;

          (j) on cash or other deposits or net worth imposed pursuant to customer contracts entered into in the ordinary course of business; and

          (k) arising under Indebtedness (other than Indebtedness described in clauses (b), (c), (d) or (f) above) permitted to be incurred pursuant to the Indenture; provided, however, that the terms and conditions of any such encumbrances or restrictions are no more restrictive than the terms and conditions of any encumbrances or restrictions arising under the notes.

     "Permitted Holders" means (x) any of Charles Switzer, Charles W. Lamar, III, Kevin P. Reilly, Sr., members of their immediate families or any lineal descendant of any of the foregoing and the immediate families of any such lineal descendant, (y) any trust or partnership, to the extent it is for the benefit of any of the foregoing or (z) any Person, entity or group of Persons controlled by any of the foregoing.

     "Permitted Indebtedness" means:

          (i) Indebtedness of Lamar Media and Restricted Subsidiaries which are Guarantors pursuant to the Senior Credit Facility in an aggregate principal amount not to exceed $1.3 billion less the aggregate amount of all permanent repayments thereunder made in accordance with "Limitation on Certain Asset Sales" and guarantees of such Indebtedness by Restricted Subsidiaries that are Guarantors;

          (ii) Indebtedness under the notes, the Guarantees and the Exchange Notes;

          (iii) Indebtedness not covered by any other clause of this definition which is outstanding on the date of the indenture;

          (iv) Indebtedness of Lamar Media to any Wholly-Owned Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to Lamar Media or another Restricted Subsidiary;

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          (v) Purchase Money Indebtedness and Capitalized Lease Obligations
     incurred by Lamar Media or any Restricted Subsidiary to acquire or lease property in the ordinary course of business; provided, however, that (a) the aggregate amount of such Purchase Money Indebtedness and Capital Lease Obligations outstanding at any time shall not exceed the greater of (x) 5% of Lamar Media's Consolidated Net Tangible Assets at the time of the incurrence of any such Purchase Money Indebtedness or Capitalized Lease Obligation or (x) $20 million, and (b) in each case, such Purchase Money Indebtedness or Capitalized Lease Obligation, as the case may be, would not constitute more than 100% of the cost (determined in accordance with GAAP) of the property so purchased or leased plus reasonable fees and expenses incurred in connection therewith;

          (vi) Interest Rate Protection Agreements and any guarantees thereof;

          (vii) Refinancing Indebtedness; and

          (viii) additional Indebtedness of Lamar Media or any Restricted Subsidiary that is a Guarantor not to exceed $40 million in principal amount outstanding at any time.

     "Permitted Investments" means, for any Person, Investments made on or after the date of the indenture consisting of:

          (a) Investments by Lamar Media or by a Restricted Subsidiary in Lamar Media or a Restricted Subsidiary which is a Guarantor;

          (b) Temporary Cash Investments;

          (c) Investments by Lamar Media or by a Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary which is a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Lamar Media or a Restricted Subsidiary which is a Guarantor; and

          (d) an Investment that is made by Lamar Media or a Restricted Subsidiary in the form of any stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to Lamar Media or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under the covenant described under "Limitation on Certain Asset Sales."

     "Permitted Liens" means:

          (i) Liens existing on the Issue Date;

          (ii) Liens on property or assets of, or any shares of stock of, or interests in, or secured debt of, any Person existing at the time such Person becomes a Restricted Subsidiary or at the time such Person is merged into Lamar Media or any of the Restricted Subsidiaries; provided, however, that such Liens are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or merging into Lamar Media or any of the Restricted Subsidiaries;

          (iii) Liens securing Refinancing Indebtedness; provided, however, that any such Lien does not extend to or cover any Property, shares or debt other than the Property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

          (iv) Liens in favor of Lamar Media or any of the Restricted Subsidiaries;

          (v) Liens to secure Purchase Money Indebtedness that is otherwise permitted under the indenture; provided, however, that any such Lien is created solely for the purpose of securing such Purchase Money Indebtedness and does not extend to or cover any property other than such item of property and any improvements on such item;

          (vi) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any

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     Indebtedness and secure obligations with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor;

          (vii) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings;

          (viii) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (v) of the definition of "Permitted Indebtedness," provided, however, that any such Lien does not extend to any property other than that subject to the underlying lease;

          (ix) Liens securing Senior Indebtedness of Lamar Media and the Guarantors;

          (x) Permitted Dividend Encumbrances; and

          (xi) Liens securing Indebtedness in an aggregate principal amount not to exceed $1 million outstanding at any time.

     "Permitted Unrestricted Subsidiary Obligations" shall have the meaning specified in the definition of "Unrestricted Subsidiary."

     "Person" or "person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries (Restricted Subsidiaries in the case of Lamar Media) under GAAP.

     "Public Equity Offerings" means a public offering by Lamar Advertising or Lamar Media of shares of its Common Stock (however designated and whether voting or non-voting but excluding Disqualified Capital Stock) and any and all rights, warrants or options to acquire such common stock pursuant to a registration statement registered pursuant to the Securities Act.

     "Purchase Money Indebtedness" means any Indebtedness incurred by a Person to finance the cost (including the cost of construction or improvement and in the case of any Capitalized Lease Obligation, the lease) of any real or personal property, the principal amount of which Indebtedness does not exceed the sum of
(i) 100% of such cost and (ii) reasonable fees and expenses of such Person incurred in connection therewith.

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of Lamar Media or the Restricted Subsidiaries outstanding on the Issue Date or other Indebtedness permitted to be incurred by Lamar Media or the Restricted Subsidiaries pursuant to the terms of the indenture (other than pursuant to clauses (i), (iv), (v), (vi) and (vii) of the definition of Permitted Indebtedness), but only to the extent that:

          (i) the Refinancing Indebtedness is subordinated to the notes to at least the same extent as the Indebtedness being refunded, refinanced or extended;

          (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or
     (b) after the maturity date of the notes;

          (iii) the portion of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the notes has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the weighted average life to maturity of the

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     portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the notes;

          (iv) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended, (b) the amount of any premium required to be paid in connection with such refunding, refinancing or extension pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of Lamar Media as necessary to accomplish such refunding, refinancing or extension by means of a tender offer or privately negotiated purchase and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

          (v) such Refinancing Indebtedness is incurred by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended, except that Lamar Media may incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Wholly-Owned Restricted Subsidiary.

     "Restricted Payment" means any of the following:

          (i) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of Lamar Media or any Restricted Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of Lamar Media or any Restricted Subsidiary (other than (x) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock), and
     (y) in the case of Restricted Subsidiaries of Lamar Media, dividends or distributions payable to Lamar Media or to a Wholly-Owned Restricted Subsidiary);

          (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of Lamar Media or any of the Restricted Subsidiaries (other than Capital Stock owned by Lamar Media or a Wholly-Owned Restricted Subsidiary);

          (iii) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness which is subordinated or pari passu in right of payment to the notes;

          (iv) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

          (v) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary to the extent set forth in the definition of Unrestricted Subsidiary; and

          (vi) forgiveness of any Indebtedness of an Affiliate of Lamar Media (other than a Wholly-Owned Restricted Subsidiary) to Lamar Media or a Restricted Subsidiary.

For purposes of determining the amount expended for Restricted Payments, cash distributed or invested shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

     "Restricted Subsidiary" means a Subsidiary of Lamar Media other than an Unrestricted Subsidiary and includes all of the Subsidiaries of Lamar Media existing as of the Issue Date (other than Missouri Logos, a Partnership). The board of directors of Lamar Media may designate any Unrestricted Subsidiary or any Person that is to become a Subsidiary of Lamar Media as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action), Lamar Media could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the "Limitation on Additional Indebtedness" covenant and no Default or Event of Default shall have occurred and be continuing.

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     "SBA Indebtedness" means Indebtedness incurred pursuant to the United
States Small Business Administration Disaster Relief Loan program or any similar loan program; provided, however, that such Indebtedness shall at all times be prepayable without penalty at the option of the obligor.

     "Senior Credit Facility" means the Credit Agreement dated as of August 13, 1999, as amended to date, among Lamar Media, the guarantor parties thereto, the several lenders from time to time parties thereto and JP Morgan Chase Bank (formerly The Chase Manhattan Bank), as administrative agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including adding Subsidiaries of Lamar Media as additional guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of Indebtedness that may be incurred thereunder.

     "Senior Indebtedness" means the principal of and premium, if any, and interest (including, without limitation, interest accruing or that would have accrued but for the filing of a bankruptcy, reorganization or other insolvency proceeding whether or not such interest constitutes an allowable claim in such proceeding) on, and any and all other fees, charges, expense reimbursement obligations and other amounts due pursuant to the terms of all agreements, documents and instruments providing for, creating, securing or evidencing or otherwise entered into in connection with:

          (a) all obligations owed to lenders under the Senior Credit Facility,

          (b) all obligations with respect to any Interest Rate Agreement,

          (c) all obligations to reimburse any bank or other person in respect of amounts paid under letters of credit, acceptances or other similar instruments,

          (d) all other current or future Indebtedness which does not provide that it is to rank pari passu with or subordinate to the notes and the Guarantees and

          (e) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any of the Senior Indebtedness described above.

     Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include:

          (i) Indebtedness of Lamar Media to any of its Subsidiaries or Indebtedness of any Subsidiary of Lamar Media to Lamar Media or any other Subsidiary of Lamar Media;

          (ii) Indebtedness represented by the notes and the Guarantees;

          (iii) any Indebtedness which by the express terms of the agreement or instrument creating, evidencing or governing the same is junior or subordinate in right of payment to any item of Senior Indebtedness;

          (iv) to the extent it constitutes Indebtedness, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business;

          (v) Indebtedness represented by Disqualified Capital Stock; or

          (vi) that portion of any Indebtedness which is incurred in violation of the indenture; provided, however, that in the case of any Indebtedness (regardless of whether or not such Indebtedness is incurred pursuant to the first or second paragraph of "Limitation on Additional Indebtedness and Preferred Stock of Restricted Subsidiaries"), such Indebtedness shall not be deemed to have been incurred in violation of the indenture if the holder(s) of such Indebtedness or their agent or representative shall have received a representation from Lamar Media to the effect that the incurrence of such Indebtedness does not violate the provisions of the indenture (but nothing in this clause (vi)

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     shall preclude the existence of any Default or Events of Default in the event that such Indebtedness is in fact incurred in violation of the indenture).

     "Stated Maturity" means, when used with respect to any note or any installment of interest thereon, the date specified in such note as the fixed date on which the principal of such note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held, directly or indirectly by such Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with such Person for financial statement purposes.

     "Temporary Cash Investments" or "cash equivalents" mean:

          (i) Investments in marketable, direct obligations issued or guaranteed by the United States of America, or of any governmental agency or political subdivision thereof, maturing within 365 days of the date of purchase;

          (ii) Investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by Standard & Poor's Corporation and A-2 by Moody's Investors Service, Inc., maturing within 365 days of purchase; or

          (iii) Investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in the Investments described in the preceding clauses (i) and (ii).

     "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of Lamar Media which is classified after the Issue Date as an Unrestricted Subsidiary by a resolution adopted by the board of directors of Lamar Media, but only so long as:

          (i) no portion of the Indebtedness or any other obligation (contingent or otherwise) of such Unrestricted Subsidiary (other than obligations in respect of performance and surety bonds and in respect of reimbursement obligations for undrawn letters of credit supporting insurance arrangements and performance and surety bonds, each incurred in the ordinary course of business and not as part of a financing transaction (collectively, "Permitted Unrestricted Subsidiary Obligations")) (A) is guaranteed by Lamar Media or any Restricted Subsidiary, (B) is recourse to or obligates Lamar Media or any Restricted Subsidiary of Lamar Media, directly or indirectly, contingently or otherwise, to satisfaction thereof;

          (ii) such Unrestricted Subsidiary has no Indebtedness or any other obligation (other than Permitted Unrestricted Subsidiary Obligations) that, if in default in any respect (including a payment default), would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Lamar Media or its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

          (iii) no Default or Event of Default shall have occurred and be continuing.

Any designation of a Subsidiary as an Unrestricted Subsidiary shall be deemed a Restricted Payment in an amount equal to the fair market value of such Subsidiary (as determined in good faith by the board of

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

directors of Lamar Media) and any such designation shall be permitted only if it complies with the provisions of "Limitation on Restricted Payments." The trustee shall be given prompt notice by Lamar Media of each resolution adopted by the board of directors of Lamar Media under this provision, together with a copy of each such resolution adopted.

     "U.S. Government Obligations" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

     "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof to vote under ordinary circumstances in the election of members of the board of directors or other similar governing body of such Person.

     "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary, all of the outstanding Voting Stock (other than directors' qualifying shares) of which are owned, directly or indirectly, by Lamar Media.

                EXCHANGE OFFER AND REGISTRATION RIGHTS AGREEMENT

     We and our subsidiary guarantors entered into a registration rights agreement with the initial purchasers of the original notes on their issuance date. In that agreement, we agreed for the benefit of the holders of the original notes that we would use our reasonable best efforts to file with the Commission and cause to become effective a registration statement, of which this prospectus is a part, relating to an offer to exchange the original notes for the exchange notes.

     When the Commission declares the exchange offer registration statement effective, we will offer the exchange notes in return for the original notes. The exchange offer will remain open for at least 20 business days after the date we mail notice of the exchange offer to noteholders. For each note surrendered to us under the exchange offer, the noteholder will receive an exchange note of equal principal amount. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the notes or, if no interest has been paid on the notes, from the closing date.

     If applicable interpretations of the staff of the Commission do not permit us to effect the exchange offer, we will use our reasonable best efforts to cause to become effective a shelf registration statement relating to resales of the original notes and to keep that shelf registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, or such shorter period that will terminate when all notes covered by the shelf registration statement have been sold. We will, in the event of such a shelf registration, provide to each noteholder copies of the prospectus that is a part of the shelf registration statement, notify each noteholder when the shelf registration statement has become effective and take certain other actions to permit resales of the notes. A noteholder that sells notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such a noteholder (including certain indemnification obligations).

     If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before the date that is 160 days after the closing date (the "Target Registration Date"), the annual interest rate borne by the notes will be increased by (i) 0.25% per annum for the first 90-day period immediately following the Target Registration Date and
(ii) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case until the exchange offer is completed or the shelf registration statement is declared effective, up to a maximum of 1.00% per annum of additional interest.

     If we effect the exchange offer, we will be entitled to close the exchange offer 20 business days after its commencement, provided, that we have accepted all notes validly surrendered in accordance with the terms of the exchange offer. Notes not tendered in the exchange offer shall bear interest at the rate set

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forth on the cover page of this prospectus and be subject to all the terms and conditions specified in the indenture, including transfer restrictions.

     This summary of the provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which is available from us upon request.

                      BOOK-ENTRY SETTLEMENT AND CLEARANCE

THE GLOBAL NOTES

     The exchange notes will be issued in the form of one or more registered notes in global form, without interest coupons, which we refer to as the global notes.

     Upon issuance, the global notes will be deposited with the trustee as custodian for The Depository Trust Company ("DTC"), as the depository, and registered in the name of Cede & Co., as nominee of DTC.

     Ownership of beneficial interests in the global notes will be limited to persons who have accounts with DTC, which are called DTC participants, or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

     - upon deposit of the global notes with DTC's custodian, DTC will credit portions of the principal amount of the global notes to the accounts of the DTC participants designated by the initial purchasers; and

     - ownership of beneficial interests in the global notes will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

     Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below in the "-- Certificated Notes" section.

BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

     All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

     DTC has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York;

     - a "banking organization" within the meaning of the New York State Banking Law;

     - a member of the Federal Reserve System;

     - a "clearing corporation" within the meaning of the Uniform Commercial Code; and

     - a "clearing agency" registered under Section 17A of the Securities Exchange Act of 1934.

     DTC holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.
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Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

     So long as DTC's nominee is the registered owner of the global notes, that nominee will be considered the sole owner or holder of the notes represented by the global notes for all purposes under the indenture. Except as provided below, owners of beneficial interests in the global notes:

     - will not be entitled to have notes represented by the global notes registered in their names;

     - will not receive or be entitled to receive physical, certificated notes; and

     - will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

     As a result, each investor who owns a beneficial interest in the global notes must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

     Investors who are not "United States persons", as defined under the Securities Act, who purchased original notes in reliance on Regulation S hold their interests in the original notes through Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Euroclear and Clearstream are direct participants in the DTC system. We understand that Euroclear and Clearstream each maintains records of the beneficial interests of their account holders and facilitate the clearance and settlement of securities transactions by electronic book-entry transfer among their respective account holders.

     Payments of principal, premium (if any) and interest with respect to the exchange notes represented by the global notes will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in the global notes, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

     Payments by participants and indirect participants in DTC to the owners of beneficial interests in the global notes will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

     Except for trades involving only Euroclear and Clearstream participants, interests in the global notes will trade in DTC's settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

     Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositories for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositories that are acting for Euroclear or Clearstream.

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     Because of time zone differences, the securities account of a Euroclear or
Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

     Although DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems, they are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations.

CERTIFICATED NOTES

     Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the exchange notes only if:

     - DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

     - DTC ceases to be registered as a clearing agency under the Securities Exchange Act of 1934 and a successor depositary is not appointed within 90 days;

     - we, at our option, notify the trustee that we elect to cause the issuance of certificated notes; or

     - certain other events provided in the indenture should occur.

                    CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

     The following is a summary of the material United States federal income tax consequences of the exchange of original notes for exchange notes and of the ownership and disposition of the exchange notes. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions and final, temporary and proposed regulations, all of which are subject to change. Any such change could be applied retroactively in a way that could cause the tax consequences to differ from the consequences described below, possibly with adverse effect.

     This summary applies only to persons who hold the original notes and the exchange notes as capital assets within the meaning of Section 1221 of the Code (that is, for investment purposes). This summary does not discuss all aspects of United States federal income taxation that may be relevant to holders in light of their special circumstances or that may be relevant to holders subject to special tax rules (such as banks, thrifts, and other financial institutions, insurance companies, tax-exempt organizations, regulated investment companies, real estate investment trusts or real estate mortgage investment conduits, financial asset securitization investment trusts, dealers in securities or currencies, persons who hold the notes through a partnership or other pass-through entity, persons subject to alternative minimum tax, persons holding the notes as a part of a hedge, straddle, conversion, constructive sale or other integrated transaction, persons whose functional currency is not the U.S. dollar, or persons who have ceased to be U.S. citizens or to be taxed as resident aliens). This summary also does not discuss any tax consequences arising under the United States federal estate and gift tax laws or the law of any state, local, foreign or other taxing jurisdiction.

     YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR SITUATION, OF THE EXCHANGE OF THE ORIGINAL NOTES FOR THE EXCHANGE NOTES AND THE OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES, AS WELL AS ANY CONSEQUENCES ARISING UNDER UNITED STATES FEDERAL
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ESTATE AND GIFT TAX LAWS AND THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER
TAXING JURISDICTION.

     As used this summary, the term "U.S. holder" means a beneficial owner of a note that is for United States federal income tax purposes:

     - a citizen or resident of the United States;

     - a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof;

     - an estate, the income of which is subject to United States federal income tax regardless of its source; or

     - a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or if a valid election is in place to treat the trust as a United States person.

     As used in this summary, the term "non-U.S. holder" means a beneficial owner of a note that is not a U.S. holder.

TAX CONSEQUENCES TO U.S. HOLDERS

  EXCHANGE OFFER

     The exchange of the original notes for the exchange notes in connection with the exchange offer will not be a taxable sale or exchange for U.S. federal income tax purposes. Accordingly,

     - holders will not recognize taxable gain or loss as a result of the exchange;

     - the adjusted tax basis of an exchange note immediately after the exchange will be the same as the adjusted tax basis of the original note exchanged therefor immediately before the exchange; and

     - the holding period of the exchange note will include the holding period of the original note.

Further, market discount or bond premium (as discussed below) applicable to the original notes will carry over to the exchange notes.

  STATED INTEREST PAYMENTS ON THE EXCHANGE NOTES

     Stated interest payments on the exchange notes will generally be taxable as ordinary interest income at the time the interest accrues or is received in accordance with a holder's regular method of accounting for federal income tax purposes.

MARKET DISCOUNT

     If a holder acquires an exchange note (or purchased an original note which such holder exchanges for an exchange note) for an amount that is less than its stated principal amount, the difference will be treated as "market discount" (unless such difference is less than a statutorily defined de minimis amount), and the exchange note will be subject to the market discount rules. The holder of an exchange note that is subject to the market discount rules will be required to treat any full or partial principal payment or any gain recognized on the maturity, sale or other disposition of the note as ordinary income, to the extent that such gain does not exceed the accrued market discount on the note. The amount of market discount treated as having accrued will be determined either:

     - on a straight-line basis by multiplying the market discount times a fraction, the numerator of which is the number of days the note was held by the holder and the denominator of which is the total

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       number of days after the date such holder acquired the note up to (and including) the note's maturity date, or

     - if the holder so elects, on a constant interest rate method.

     The holder of an exchange note subject to the market discount rules may elect to include market discount in income currently, through the use of either the straight-line inclusion method or the elective constant interest rate method, in lieu of recharacterizing gain upon disposition as ordinary income to the extent of accrued market discount at the time of disposition. Once made, this election will apply to all debt instruments with market discount acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service (IRS). If an election is made to include market discount on a debt instrument in income currently, the basis of the debt instrument in the hands of the holder will be increased by the market discount thereon as it is included in income.

     A holder who does not elect to include the market discount on an exchange note in income currently may be required to defer interest expense deductions for a portion of the interest paid on indebtedness incurred or continued to purchase or carry such note, until the maturity of the note, its earlier disposition in a taxable transaction or, if the holder so elects, a subsequent taxable year in which sufficient interest income exists with respect to the exchange note.

  AMORTIZABLE BOND PREMIUM

     If a holder purchases an exchange note (or purchased an original note which such holder exchanges for an exchange note) for an amount in excess of its stated principal amount, such holder may elect to treat the excess as "amortizable bond premium," in which case the amount required to be included in the holder's income each year with respect to stated interest on such note will be reduced by the amount of amortizable bond premium allocable (based on the yield to maturity of the note) to such year. Any election to amortize bond premium will apply to all debt instruments (other than debt instruments the interest on which is excludable from gross income) held or subsequently acquired by the holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

 SALE, EXCHANGE OR RETIREMENT OF EXCHANGE NOTES

     A holder of an exchange note will recognize gain or loss upon the sale, redemption, retirement or other disposition of the note equal to the difference between:

     - the amount of cash and the fair market value of any property received (except to the extent attributable to accrued interest) and

     - the holder's adjusted tax basis in the note.

     A holder's adjusted tax basis in an exchange note generally will equal such holder's initial investment in the original note or the exchange note, increased by any accrued market discount previously included in income and decreased by the amount of any payments, other than qualified stated interest payments, received with respect to such note and any amortized bond premium. If a holder disposes of an exchange note between interest payment dates, a portion of the amount received represents interest accrued to the date of disposition and must be reported as ordinary interest income, and not as proceeds from the disposition, in accordance with the holder's regular method of accounting for federal income tax purposes. Subject to the market discount rules discussed above, any gain or loss recognized by a holder on the disposition of an exchange note generally will be capital gain or loss and will be long-term capital gain or loss if the holder's holding period is more than one year. Under current law, holders who are individuals generally are taxed on long-term capital gains at a maximum marginal rate of 20%; corporate holders are taxed on long-term capital gains at a maximum marginal rate of 35%. The deductibility of capital losses is subject to limitations.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

     The following discussion applies only to non-U.S. holders. This discussion does not address all aspects of United States federal income taxation that may be relevant to such non-U.S. holders in light of their special circumstances. For example, special rules may apply to a non-U.S. holder that is a "controlled foreign corporation," "passive foreign investment company" or "foreign personal holding company," and such holders should consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them.

 EXCHANGE OFFER

     The exchange of the original notes for the exchange notes in the exchange offer will not be a taxable sale or exchange for U.S. federal income tax purposes.

 INTEREST PAYMENTS ON THE EXCHANGE NOTES

     Subject to the discussion below concerning effectively connected income and backup withholding, the 30% United States federal withholding tax should not apply to any payment of interest on the exchange notes provided that:

     - the holder does not own actually or constructively 10% or more of the total combined voting power of Lamar Media;

     - the holder is not a controlled foreign corporation related to Lamar Media through actual or constructive stock ownership;

     - the holder is not a bank whose receipt of interest on the exchange notes is described in Section 881(c)(3)(A) of the Internal Revenue Code; and

     - either

      - the holder provides the holder's name and address on an IRS Form W-8BEN (or other applicable form), and certifies, under penalty of perjury that the holder is not a United States person, or

      - a financial institution holding the notes on the holder's behalf certifies, under penalty of perjury, that it has received an IRS Form W-8BEN (or other applicable form) from the beneficial owner and provides a copy or, in the case of certain foreign intermediaries, satisfies other certification requirements under the applicable U.S. Treasury regulations.

Special certification requirements apply to certain non-U.S. holders that are entities rather than individuals.

     If a holder cannot satisfy the requirements described above, payments of interest (including original issue discount) made to the holder will be subject to the 30% United States federal withholding tax, unless the holder qualifies for a reduced rate of withholding under a tax treaty or the payments are exempt from withholding because they are effectively connected with the holder's conduct of a trade or business in the United States (or, where a tax treaty applies, are attributable to a United States permanent establishment maintained by the holder) and the holder satisfies the applicable certification and disclosure requirements. In order to claim a reduction in or exemption from the 30% withholding tax under an applicable tax treaty, a holder must provide a properly executed IRS Form W-8BEN (or a suitable substitute form). A holder must provide an IRS Form W-8ECI (or a suitable substitute form) in order to claim that the interest payments are exempt from the withholding tax because they are effectively connected with the holder's conduct of a trade or business in the United States.

     A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

 SALE, EXCHANGE OR RETIREMENT OF THE EXCHANGE NOTES

     Subject to the discussion below concerning effectively connected income and backup withholding, a holder will not be subject to U.S. federal income tax on any gain (including gain attributable to market discount) realized on the sale, exchange or retirement of an exchange note unless the holder is an individual who is present in the U.S. for at least 183 days during the year of disposition of the exchange note and other conditions are satisfied.

 EFFECTIVELY CONNECTED INCOME

     If a holder is engaged in a trade or business in the United States and the holder's investment in an exchange note is effectively connected with such trade or business, the holder will be exempt from the 30% withholding tax on interest (provided a certification requirement, generally on IRS Form W-8ECI, is met) and will instead generally be subject to regular U.S. federal income tax on a net income basis on any interest and gain with respect to the exchange notes in the same manner as if the holder were a U.S. Holder. In addition, if the holder is a foreign corporation, the holder may be subject to a branch profits tax of 30% (or the lower rate provided by an applicable income tax treaty) of the holder's earnings and profits for the taxable year that are effectively connected with the holder's conduct of a trade or business in the United States. If the holder is eligible for the benefits of a tax treaty, any effectively connected income or gain will generally be subject to U.S. federal income tax only if it is also attributable to a permanent establishment maintained by the holder in the United States.

 INFORMATION REPORTING AND BACKUP WITHHOLDING

     Interest and principal payments on, and proceeds received from the sale of, an exchange note generally will be reported to U.S. holders, other than certain exempt recipients, such as corporations, on Internal Revenue Service Form 1099. In addition, a backup withholding tax may apply to those amounts if the U.S. holder fails to furnish the payor with a correct taxpayer identification number or other required certification or fails to report interest or dividends required to be shown on the holder's federal income tax returns.

     In general, a non-U.S. holder will not be subject to backup withholding with respect to interest or principal payments on the exchange notes if such holder has provided the statement described above under "-- United States Federal Income Tax Consequences to Non-U.S. Holders -- Interest Payments on the Exchange Notes" and the payor does not have actual knowledge or reason to know that such holder is a U.S. person. In addition, a non-U.S. holder will not be subject to backup withholding with respect to the proceeds of the sale of an exchange note made within the United States or conducted through certain United States financial intermediaries if the payor receives the statement described above and does not have actual knowledge or reason to know that such holder is a United States person or such holder otherwise establishes an exemption. Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions and the procedure for obtaining such exemptions, if available.

     Backup withholding is not an additional tax, and amounts withheld as backup withholding will be allowed as a refund or credit against a holder's federal income tax liability, provided that the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     Based on interpretations by the staff of the Division of Corporation Finance of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to this exchange offer in exchange for original notes generally may be offered for resale, resold or otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933 if the exchange notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in a distribution of such exchange notes. We did not, and do not intend to, request an interpretation from the SEC with respect to resales of the exchange notes, and we cannot be sure that the staff of the Division of Corporation Finance of the SEC would make a similar determination with respect to the resale of the exchange notes as it did in those interpretative letters to third-parties. Broker-dealers receiving exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such exchange notes.

     Any holder that is an "affiliate" of ours or a broker-dealer that acquired original notes directly from us or that otherwise cannot rely upon such interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in order to resell the original notes and will not be permitted or entitled to exchange original notes in the exchange offer.

     Based on the position taken by the staff of the Division of Corporation Finance of the SEC in the no-action letters referred to above, we believe that broker-dealers who acquired original notes for their own accounts, as a result of market-making activities or other trading activities, may fulfill their prospectus delivery requirements with respect to the exchange notes received upon exchange of such original notes (other than original notes which represent an unsold allotment from the original sale of the original notes) with a prospectus meeting the requirements of the Securities Act of 1933, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such exchange notes. Accordingly, this prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where those original notes were acquired as a result of market-making activities or other trading activities. However, a broker-dealer who intends to use this prospectus in connection with the resale of exchange notes received in exchange for original notes pursuant to this exchange offer, must notify us or cause us to be notified, on or prior to the expiration of this exchange offer, that it is a broker-dealer. Such notice may be given in the space provided for in the letter of transmittal or may be delivered to the exchange agent. Further, each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. We have agreed that, for a period of 180 days after the exchange offer has been completed, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. The 180-day period may be suspended (to be offset by a commensurate extension) in the event of a possible acquisition, business combination or other transaction involving us or if it becomes necessary for us to amend or supplement such prospectus. If we suspend use of the prospectus, we may require broker-dealers to discontinue the sale or other disposition of the exchange notes for a period of not more than 20 days in any 12-month period.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     The initial purchaser and its respective affiliates perform various commercial banking and investment banking services for us on a regular basis.

                                 LEGAL MATTERS

     The validity of the exchange notes offered hereby will be passed upon for us by Palmer & Dodge LLP, Boston, Massachusetts. In rendering its opinion, Palmer & Dodge LLP will rely on the opinion of Cahill Gordon & Reindel with respect to matters of New York law and on the opinion of Kean, Miller, Hawthorne, D'Armond, McCowan & Jorman, L.L.P. with respect to certain matters pertaining to the subsidiary guarantors.

                                    EXPERTS

     The consolidated financial statements of Lamar Advertising Company and subsidiaries and Lamar Media Corp. and subsidiaries as of December 31, 2001 and 2000, and for each of the years in the three-year period ended December 31, 2001 have been included in this registration statement in reliance upon the reports of KPMG LLP, independent accountants, and upon the authority of said firm as experts in accounting and auditing. The audit reports covering the 2001 consolidated financial statements refer to a change in accounting for the costs of start-up activities in 1999 and the adoption of the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations," and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets," as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

                             AVAILABLE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these documents at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available on the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our parent's website at http://www.lamar.com. This website is not part of this prospectus.

     We have filed a registration statement on Form S-4, of which this prospectus is a part, with the SEC relating to the exchange notes to be issued in the exchange offer. For further information on us, the notes and the exchange offer, you should refer to the registration statement and its exhibits. This prospectus discusses material provisions of our indenture dated December 23, 2002 entered into with Wachovia Bank of Delaware, National Association, as trustee. Because the prospectus may not contain all the information that you may find important, you should review the full text of the indenture and other documents we have incorporated by reference into the registration statement.

     You should rely only on the information provided in this prospectus or any supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of these documents.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD ENDED DECEMBER 31, 2001:
Lamar Advertising Company and Subsidiaries
Independent auditors' report................................   F-2
Consolidated balance sheets as of December 31, 2001 and
  2000......................................................   F-3
Consolidated statements of operations for the years ended
  December 31, 2001, 2000 and 1999..........................   F-4
Consolidated statements of stockholders' equity for the
  years ended December 31, 2001, 2000 and 1999..............   F-5
Consolidated statements of cash flows for the years ended
  December 31, 2001, 2000 and 1999..........................   F-6
Notes to consolidated financial statements..................   F-7
Lamar Media Corp. and Subsidiaries
Independent auditors' report................................  F-26
Consolidated balance sheets as of December 31, 2001 and
  2000......................................................  F-27
Consolidated statements of operations for the years ended
  December 31, 2001, 2000 and 1999..........................  F-28
Consolidated statements of stockholders' equity for the
  years ended December 31, 2001, 2000 and 1999..............  F-29
Consolidated statements of cash flows for the years ended
  December 31, 2001, 2000 and 1999..........................  F-30
Notes to consolidated financial statements..................  F-31
FOR THE PERIOD ENDED SEPTEMBER 30, 2002:
Lamar Advertising Company and Subsidiaries
Condensed consolidated balance sheets as of September 30,
  2002 and December 31, 2001 (unaudited)....................  F-37
Condensed consolidated statements of operations for the
  three month and nine month periods ended September 30,
  2002 and 2001 (unaudited).................................  F-38
Condensed consolidated statements of cash flows for the nine month periods ended September 30, 2002 and 2001
  (unaudited)...............................................  F-39
Notes to condensed consolidated financial statements
  (unaudited)...............................................  F-40
Lamar Media Corp, and Subsidiaries
Condensed consolidated balance sheets as of September 30,
  2002 and December 31, 2001 (unaudited)....................  F-45
Condensed consolidated statements of operations for the
  three month and nine month periods ended September 30,
  2002 and 2001 (unaudited).................................  F-46
Condensed consolidated statements of cash flows for the nine month period ended September 30, 2002 and 2001
  (unaudited)...............................................  F-47
Notes to condensed consolidated financial statements
  (unaudited)...............................................  F-48

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Lamar Advertising Company:

     We have audited the accompanying consolidated balance sheets of Lamar Advertising Company and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lamar Advertising Company and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 17 to the consolidated financial statements, the Company changed its method of accounting for the costs of start-up activities in 1999.

     As discussed in Note 17 to the consolidated financial statements, effective July 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

KPMG LLP
New Orleans, Louisiana
February 8, 2002

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  2001           2000
                                                              ------------   ------------
                                                              (IN THOUSANDS, EXCEPT SHARE
                                                                  AND PER SHARE DATA)
ASSETS
Current assets:
  Cash and cash equivalents.................................   $   12,885     $   72,340
  Receivables, net..........................................       95,135         91,674
  Prepaid expenses..........................................       27,176         23,164
  Other current assets......................................        8,019          8,738
                                                               ----------     ----------
Total current assets........................................      143,215        195,916
                                                               ----------     ----------
Property, plant and equipment (note 4)......................    1,777,399      1,630,866
  Less accumulated depreciation and amortization............     (451,686)      (335,991)
                                                               ----------     ----------
Net property plant and equipment............................    1,325,713      1,294,875
                                                               ----------     ----------
Intangible assets (note 5)..................................    2,179,475      2,129,733
Other assets -- non-current.................................       17,304         17,249
                                                               ----------     ----------
Total assets................................................   $3,665,707     $3,637,773
                                                               ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable....................................   $   10,048     $    9,918
  Current maturities of long-term debt (note 8).............       66,559         66,814
  Accrued expenses (note 7).................................       33,674         40,724
  Deferred income...........................................       11,618         11,005
                                                               ----------     ----------
Total current liabilities...................................      121,899        128,461
Long-term debt (note 8).....................................    1,745,026      1,671,466
Deferred income taxes (note 9)..............................      118,837        140,452
Other liabilities...........................................        7,724          7,939
                                                               ----------     ----------
Total liabilities...........................................    1,993,486      1,948,318
                                                               ==========     ==========
Stockholders' equity (note 11):
  Series AA preferred stock, par value $.001, $63.80
     cumulative dividends, authorized 5,720 shares; 5,719
     shares issued and outstanding at 2001 and 2000.........           --             --
  Class A preferred stock, par value $638, $63.80 cumulative dividends, 10,000 shares authorized, 0 shares issued
     and outstanding at 2001 and 2000.......................           --             --
  Class A common stock, par value $.001, 175,000,000 shares
     authorized, 82,899,800 and 80,101,793 shares issued and
     outstanding at 2001 and 2000, respectively.............           83             80
  Class B common stock, par value $.001, 37,500,000 shares
     authorized, 16,611,835 and 17,000,000 shares issued and
     outstanding at 2001 and 2000, respectively.............           17             17
  Additional paid-in capital................................    1,963,065      1,871,303
  Accumulated deficit.......................................     (290,944)      (181,945)
                                                               ----------     ----------
Stockholders' equity........................................    1,672,221      1,689,455
                                                               ----------     ----------
Total liabilities and stockholders' equity..................   $3,665,707     $3,637,773
                                                               ==========     ==========

          See accompanying notes to consolidated financial statements.

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                     YEARS ENDED DECEMBER 31,
                                                         ------------------------------------------------
                                                              2001             2000             1999
                                                         --------------   --------------   --------------
                                                         (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Net revenues:..........................................   $   729,050      $   687,319      $   444,135
                                                          -----------      -----------      -----------
Operating expenses:
   Direct advertising expenses.........................       251,483          217,465          143,090
   General and administrative expenses.................       151,048          138,072           94,372
   Depreciation and amortization.......................       355,529          318,096          177,138
   Gain on disposition of assets.......................          (923)            (986)          (5,481)
                                                          -----------      -----------      -----------
                                                              757,137          672,647          409,119
                                                          -----------      -----------      -----------
   Operating (loss) income.............................       (28,087)          14,672           35,016
Other expense (income):
   Interest income.....................................          (640)          (1,715)          (1,421)
   Interest expense....................................       126,861          147,607           89,619
                                                          -----------      -----------      -----------
                                                              126,221          145,892           88,198
                                                          -----------      -----------      -----------
Loss before income taxes, extraordinary item and
   cumulative effect of a change in accounting
   principle...........................................      (154,308)        (131,220)         (53,182)
Income tax benefit (note 9)............................       (45,674)         (37,115)          (9,596)
                                                          -----------      -----------      -----------
Loss before extraordinary item and cumulative effect of
   a change in accounting principle....................      (108,634)         (94,105)         (43,586)
Extraordinary loss on debt extinguishment, net of
   income tax benefit of $117..........................            --               --             (182)
                                                          -----------      -----------      -----------
Loss before cumulative effect of a change in accounting
   principle...........................................      (108,634)         (94,105)         (43,768)
Cumulative effect of a change in accounting
   principle...........................................            --               --             (767)
                                                          -----------      -----------      -----------
Net loss...............................................      (108,634)         (94,105)         (44,535)
Preferred stock dividends..............................          (365)            (365)            (365)
                                                          -----------      -----------      -----------
Net loss applicable to common stock....................   $  (108,999)     $   (94,470)     $   (44,900)
                                                          -----------      -----------      -----------
Loss per common share -- basic and diluted:
   Loss before extraordinary item and accounting
      change...........................................   $     (1.11)     $     (1.04)     $      (.64)
   Extraordinary loss on debt extinguishment...........            --               --               --
   Cumulative effect of a change in accounting
      principle........................................            --               --             (.01)
                                                          -----------      -----------      -----------
Net loss per common share..............................   $     (1.11)     $     (1.04)     $      (.65)
                                                          -----------      -----------      -----------
   Weighted average common shares outstanding..........    98,566,949       91,164,884       69,115,764
   Incremental common shares from dilutive stock
      options..........................................            --               --               --
   Incremental common shares from convertible debt.....            --               --               --
                                                          -----------      -----------      -----------
   Weighted average common shares assuming dilution....    98,566,949       91,164,884       69,115,764

          See accompanying notes to consolidated financial statements.

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                      YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                                    --------------------------------------------------------------------------------
                                    SERIES AA    CLASS A    CLASS A   CLASS B   ADDITIONAL
                                    PREFERRED   PREFERRED   COMMON    COMMON     PAID-IN     ACCUMULATED
                                      STOCK       STOCK      STOCK     STOCK     CAPITAL       DEFICIT       TOTAL
                                    ---------   ---------   -------   -------   ----------   -----------   ---------
                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE, DECEMBER 31, 1998........    $  --       3,649       43        18        505,644      (42,575)      466,779
   Issuance of 26,407,650 shares
      of common stock.............       --          --       26        --        954,946           --       954,972
   Exercise of stock options......       --          --        1        --         14,677           --        14,678
   Conversion of 250,000 shares of
      Class B common stock to
      Class A common stock........       --          --        1        (1)            --           --            --
   Conversion of Class A preferred
      stock into Series AA
      preferred stock.............       --      (3,649)      --        --          3,649           --            --
   Net loss.......................       --          --       --        --             --      (44,535)      (44,535)
   Dividends ($63.80 per preferred
      share)......................       --          --       --        --             --         (365)         (365)
                                      -----      ------       --        --      ---------     --------     ---------
BALANCE, DECEMBER 31, 1999........    $  --          --       71        17      1,478,916      (87,475)    1,391,529
   Issuance of 4,238,416 shares of
      common stock in
      acquisitions................       --          --        4        --        185,599           --       185,603
   Exercise of stock options......       --          --       --        --          7,471           --         7,471
   Conversion of 449,997 shares of
      Class B common stock to
      Class A common stock........       --          --       --        --             --           --            --
   Issuance of 37,510 shares of
      common stock through
      employee purchase plan......       --          --       --        --          1,261           --         1,261
   Issuance of 4,500,000 shares of
      common stock for cash.......       --          --        5        --        198,056           --       198,061
   Net loss.......................       --          --       --        --             --      (94,105)      (94,105)
   Dividends ($63.80 per preferred
      share)......................       --          --       --        --             --         (365)         (365)
                                      -----      ------       --        --      ---------     --------     ---------
BALANCE, DECEMBER 31, 2000........    $  --          --       80        17      1,871,303     (181,945)    1,689,455
   Issuance of 725,000 shares of
      common stock in
      acquisitions................       --          --        1        --         28,999           --        29,000
   Exercise of stock options......       --          --        1        --         12,941           --        12,942
   Conversion of 388,165 shares of
      Class B common stock to
      stock to Class A common
      stock.......................       --          --       --        --             --           --            --
   Issuance of 59,599 shares of
      common stock through
      employee purchase plan......       --          --       --        --          1,823           --         1,823
   Issuance of 1,200,000 shares of
      common stock for cash.......       --          --        1        --         47,999           --        48,000
   Net loss.......................       --          --       --        --             --     (108,634)     (108,634)
   Dividends ($63.80 per preferred
      share)......................       --          --       --        --             --         (365)         (365)
                                      -----      ------       --        --      ---------     --------     ---------
BALANCE, DECEMBER 31, 2001........    $  --          --       83        17      1,963,065     (290,944)    1,672,221
                                      =====      ======       ==        ==      =========     ========     =========

          See accompanying notes to consolidated financial statements.

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                YEARS ENDED DECEMBER 31,
                                                            ---------------------------------
                                                              2001        2000        1999
                                                            ---------   ---------   ---------
                                                                     (IN THOUSANDS)
Cash flows from operating activities:
  Net loss................................................  $(108,634)  $ (94,105)  $ (44,535)
  Adjustments to reconcile net loss to net cash provided
     by operating activities:
     Depreciation and amortization........................    355,529     318,096     177,138
     Gain on disposition of assets........................       (923)       (986)     (5,481)
     Cumulative effect of accounting change...............         --          --         767
     Deferred tax benefit.................................    (46,387)    (36,974)    (13,579)
     Provision for doubtful accounts......................      7,794       5,991       4,065
  Changes in operating assets and liabilities:
     (Increase) decrease in:
       Receivables........................................     (9,413)    (13,232)    (19,091)
       Prepaid expenses...................................     (1,321)     (1,371)        782
       Other assets.......................................      2,192         349      (4,337)
     Increase (decrease) in:
       Trade accounts payable.............................        131      (1,574)      3,438
       Accrued expenses...................................     (8,287)      2,175      18,597
       Deferred income....................................       (173)       (964)     (7,184)
       Other liabilities..................................        124         196         (29)
                                                            ---------   ---------   ---------
Net cash provided by operating activities.................    190,632     177,601     110,551
                                                            ---------   ---------   ---------
Cash flows from investing activities:
  Capital expenditures....................................    (85,320)    (78,304)    (77,186)
  Purchase of new markets.................................   (302,067)   (360,118)   (881,067)
  Proceeds from sale of property and equipment............      4,916       2,827       7,603
                                                            ---------   ---------   ---------
Net cash used in investing activities.....................   (382,471)   (435,595)   (950,650)
                                                            ---------   ---------   ---------
Cash flows from financing activities:
  Net proceeds from issuance of common stock..............     60,368     205,098       7,418
  Proceeds from issuance of long-term debt................         --          --     279,594
  Principle payments on long-term debt....................    (67,046)     (5,330)    (79,667)
  Debt issuance costs.....................................       (573)     (1,470)    (13,077)
  Net borrowing under credit agreements...................    140,000     124,000     526,000
  Dividends...............................................       (365)       (365)       (365)
                                                            ---------   ---------   ---------
Net cash provided by financing activities.................    132,384     321,933     719,903
                                                            ---------   ---------   ---------
Net (decrease) increase in cash and cash equivalents......    (59,455)     63,939    (120,196)
  Cash and cash equivalents at beginning of period........     72,340       8,401     128,597
                                                            ---------   ---------   ---------
  Cash and cash equivalents at end of period..............  $  12,885   $  72,340   $   8,401
                                                            ---------   ---------   ---------
Supplemental disclosures of cash flow information:
  Cash paid for interest..................................  $ 128,434   $ 147,875   $  83,837
                                                            ---------   ---------   ---------
  Cash paid for state and federal income taxes............  $   1,189   $   1,936   $   6,919
                                                            ---------   ---------   ---------

          See accompanying notes to consolidated financial statements.

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(1) SIGNIFICANT ACCOUNTING POLICIES

 (A) NATURE OF BUSINESS

     Lamar Advertising Company (the Company) is engaged in the outdoor advertising business operating over 144,000 outdoor advertising displays in 44 states. The Company's operating strategy is to be the leading provider of outdoor advertising services in the markets it serves.

     In addition, the Company operates a logo sign business in 21 states throughout the United States and in 1 province of Canada. Logo signs are erected pursuant to state-awarded service contracts on public rights-of-way near highway exits and deliver brand name information on available gas, food, lodging and camping services. Included in the Company's logo sign business are tourism signing contracts.

 (B) PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include Lamar Advertising Company, its wholly-owned subsidiary, Lamar Media Corp. (Lamar Media), and its majority-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

 (C) PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are stated at cost. Depreciation is calculated using accelerated and straight-line methods over the estimated useful lives of the assets.

 (D) INTANGIBLE ASSETS

     Intangible assets, consisting primarily of goodwill, site locations, customer lists and contracts, and non-competition agreements are amortized using the straight-line method over the assets estimated useful lives, generally from 5 to 15 years.

     Debt issuance costs are deferred and amortized over the terms of the related credit facilities using the interest method.

 (E) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

     The Company accounts for long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of". SFAS No. 121 requires that long-lived assets and certain identifiable intangibles be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

     The Company assesses the recoverability of enterprise level goodwill by determining whether the unamortized goodwill balance can be recovered through undiscounted future results of the Company's operations. The amount of enterprise-level goodwill impairment, if any, is measured based on projected discounted future results using a discount rate reflecting the Company's average cost of funds.

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

 (F) DEFERRED INCOME

     Deferred income consists principally of advertising revenue received in advance and gains resulting from the sale of certain assets to related parties. Deferred advertising revenue is recognized in income as services are provided over the term of the contract. Deferred gains are recognized in income in the consolidated financial statements at the time the assets are sold to an unrelated party or otherwise disposed of.

 (G) REVENUE RECOGNITION

     The Company recognizes revenue from outdoor and logo sign advertising contracts, net of agency commissions, on an accrual basis ratably over the term of the contracts, as advertising services are provided.

 (H) INCOME TAXES

     The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

 (I) EARNINGS PER SHARE

     Earnings per share are computed in accordance with SFAS No. 128, "Earnings Per Share". The calculation of basic earnings per share excludes any dilutive effect of stock options and convertible debt, while diluted earnings per share includes the dilutive effect of stock options and convertible debt. The number of potentially dilutive shares excluded from the calculation because of their anti-dilutive effect are 6,834,065 and 6,807,708 and 3,017,724 for the years ended December 31, 2001, 2000 and 1999, respectively.

 (J) STOCK OPTION PLAN

     The Company accounts for its stock option plan in accordance with the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations. As such, compensation expense is recorded on the date of grant only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, "Accounting for Stock-Based Compensation", permits entities to recognize as expense over the vesting period the fair value of all stock-based awards on the date of grant. Alternatively, SFAS No. 123 also allows entities to continue to apply the provisions of APB Opinion No. 25 and provide pro forma net income and pro forma earnings per share disclosures for employee stock option grants made in 1995 and future years as if the fair-value-based method defined in SFAS No. 123 has been applied. The Company has elected to continue to apply the provisions of APB Opinion No. 25 and provide the pro forma disclosure provisions of SFAS No. 123.

 (K) CASH AND CASH EQUIVALENTS

     The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

 (L) RECLASSIFICATION OF PRIOR YEAR AMOUNTS

     Certain amounts in the prior years' consolidated financial statements have been reclassified to conform to the current year presentation. These reclassifications had no effect on previously reported net loss.

 (M) USE OF ESTIMATES

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) ACQUISITIONS

 YEAR ENDED DECEMBER 31, 1999

     On January 5, 1999, the Company purchased all of the outdoor advertising assets of American Displays, Inc. for a cash purchase price of approximately $14,500.

     On February 1, 1999, the Company purchased all of the outdoor advertising assets of KJS, LLC for a cash purchase price of $40,500.

     On April 1, 1999, the Company purchased all of the assets of Frank Hardie, Inc. for a cash purchase price of approximately $20,300.

     On June 1, 1999, the Company purchased the assets of Vivid, Inc. for a cash purchase price of approximately $22,100.

     On September 15, 1999, Lamar Media Corp. purchased the capital stock of Chancellor Media Outdoor Corporation and Chancellor Media Whiteco Outdoor Corporation, (Chancellor Outdoor) for a combination of approximately $703,000 in cash and 26,227,273 shares of Class A common stock valued at approximately $947,000. The stock purchase agreement also contains a post-closing adjustment in the event that the net working capital of Chancellor Outdoor as shown on the closing balance sheet is greater or less than $12,000. As of December 31, 1999, the working capital adjustment to be paid by the Company is $15,750, and is included in accrued expenses in the accompanying balance sheet.

     During the year ended December 31, 1999, the Company completed 72 additional acquisitions of outdoor advertising and transit assets for an aggregate cash purchase price of approximately $93,873 and the issuance of 180,377 shares of Class A common stock valued at approximately $7,981.

     Each of these acquisitions were accounted for under the purchase method of accounting, and, accordingly, the accompanying financial statements include the results of operations of each acquired entity from the date of acquisition. The purchase price has been allocated to assets acquired and liabilities

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES assumed based on fair market value at the dates of acquisition. The following is a summary of the allocation of the purchase price in the above transactions.

                                              PROPERTY,
                                    CURRENT    PLANT &                  OTHER        CURRENT
                                    ASSETS      EQUIP     GOODWILL   INTANGIBLES   LIABILITIES    LONG-TERM
                                    -------   ---------   --------   -----------   -----------   LIABILITIES
American Displays.................  $    87        899     10,532        3,277          284             --
KJS, LLC..........................       20      9,468     30,543        4,489        2,079          1,921
Frank Hardie......................      187      6,582     10,464        3,630          525             --
Vivid, Inc. ......................      357      9,706      8,526        4,085          593             --
Chancellor........................   39,242    645,151    298,486      779,944        6,014        106,102
Other.............................      310     22,411     74,976        8,678        1,301          3,218
                                    -------    -------    -------      -------       ------        -------
                                    $40,203    694,217    433,527      804,103       10,796        111,241
                                    =======    =======    =======      =======       ======        =======

 YEAR ENDED DECEMBER 31, 2000

     On January 14, 2000, the Company purchased all of the outstanding common stock of Aztec Group, Inc. for a purchase price of approximately $34,485. The purchase price consisted of approximately $5,259 cash and the issuance of 481,481 shares of Lamar Advertising Company Class A common stock valued at approximately $29,226.

     On March 31, 2000, the Company purchased the assets of an outdoor company in the Company's Northeast Region for a cash purchase price of approximately $33,605.

     Effective May 1, 2000, the Company purchased all of the outstanding common stock of Outdoor West, Inc. for a total cash purchase price of approximately $39,287.

     On May 24, 2000, the Company purchased all of the outstanding common stock of Advantage Outdoor Company, Inc. for a cash purchase price of approximately $76,764 and the issuance of 2,300,000 shares of Lamar's Class A common stock valued at approximately $92,805.

     On July 1, 2000, the Company purchased the stock of Tyler Media Group, Inc. for a purchase price of approximately $30,937. The purchase price consisted of approximately $4,478 cash and the issuance of 611,764 shares of Lamar Advertising Company Class A common stock valued at approximately $26,459.

     On July 21, 2000, the Company purchased the assets of Root Outdoor Advertising, Inc. for a total cash purchase price of approximately $41,059.

     During the year ended December 31, 2000, the Company completed 97 additional acquisition of outdoor advertising assets for a total purchase price of approximately $187,416. The purchase price included the issuance of 845,171 shares of Lamar Advertising Company Class A common stock valued at approximately $37,113.

     Each of these acquisitions were accounted for under the purchase method of accounting, and, accordingly, the accompanying financial statements include the results of operations of each acquired entity from the date of acquisition. The acquisition costs have been allocated to assets acquired and liabilities

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES assumed based on fair market value at the dates of acquisition. The following is a summary of the preliminary allocation of the acquisition costs in the above transactions.

                                              PROPERTY,
                                    CURRENT    PLANT &                   OTHER         CURRENT       LONG-TERM
                                    ASSETS      EQUIP     GOODWILL    INTANGIBLES    LIABILITIES    LIABILITIES
                                    -------   ---------   ---------   ------------   ------------   ------------
Aztec Group, Inc. ................  $  500       8,279      21,879       10,526           827           5,872
Northeast Region Acquisition......     480       2,604      16,804       14,102           385              --
Outdoor West......................   1,131       9,187      21,297       17,222           675           8,875
Advantage Outdoor.................   3,256      65,534      78,846       58,442         4,456          32,053
Tyler Media Group, Inc. ..........     378      16,241      12,876       11,123            --           9,681
Root Outdoor Adv. Inc. ...........   1,632       9,098       8,266       23,092         1,029              --
Other.............................   2,497      56,583      81,303       61,110         1,550          12,527
                                    ------     -------     -------      -------         -----          ------
                                    $9,874     167,526     241,271      195,617         8,922          69,008
                                    ======     =======     =======      =======         =====          ======

 YEAR ENDED DECEMBER 31, 2001

     On January 1, 2001, the Company purchased the assets of two outdoor advertising companies, American Outdoor Advertising, LLC and Appalachian Outdoor Advertising Co., Inc. for a total cash purchase price of approximately $31,500 and $20,000, respectively.

     On February 1, 2001, the Company purchased all of the outstanding common stock of Bowlin Outdoor Advertising and Travel Centers, Inc. for a total purchase price of approximately $45,650. The purchase price consisted of approximately $16,650 cash and the issuance of 725,000 shares of Lamar Advertising Company Class A common stock valued at $29,000.

     On April 1, 2001, the Company purchased all of the outstanding common stock of DeLite Outdoor Advertising, LLC and DeLite Outdoor Advertising, Inc. for a cash purchase price of approximately $43,000.

     On April 1, 2001, the Company purchased certain assets of PNE Media, LLC for a cash purchase price of approximately $21,000.

     On August 2, 2001, the Company purchased the assets of Capital Outdoor, Inc. for a cash purchase price of approximately $30,000.

     During the year ended December 31, 2001, the company completed 101 additional acquisitions of outdoor advertising and transit assets for an aggregate cash purchase price of approximately $138,750.

     Each of these acquisitions were accounted for under the purchase method of accounting, and, accordingly, the accompanying financial statements include the results of operations of each acquired entity from the date of acquisition. The purchase price has been allocated to assets acquired and liabilities

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES assumed based on fair market value at the dates of acquisition. The following is a summary of the allocation of the purchase price in the above transactions.

                                               PROPERTY,
                                     CURRENT    PLANT &                  OTHER      OTHER      CURRENT      LONG-TERM
                                     ASSETS      EQUIP     GOODWILL   INTANGIBLES   ASSETS   LIABILITIES   LIABILITIES
                                     -------   ---------   --------   -----------   ------   -----------   -----------
American Outdoor...................  $  557      1,185      18,662       11,132       --           --             --
Appalachian Outdoor................     325      5,822       2,666       11,512       --          325             --
Bowlin Outdoor.....................   1,699     30,171       2,731       25,270       --          563         13,663
PNE................................     180      4,879       4,500       11,344       --           --             --
Delite Group, Inc. ................   1,159     10,864      20,033       19,435       --          543          7,968
Capital............................     197      5,761      12,530       11,709       --           87             --
Other..............................   2,139     34,567      50,674       57,334      700        1,127          5,537
                                     ------     ------     -------      -------      ---        -----         ------
                                     $6,256     93,249     111,796      147,736      700        2,645         27,168
                                     ======     ======     =======      =======      ===        =====         ======

     The following unaudited pro forma financial information for the Company gives effect to the 2001 and 2000 acquisitions as if they had occurred on January 1, 2000. These pro forma results do not purport to be indicative of the results of operations which actually would have resulted had the acquisitions occurred on such date or to project the Company's results of operations for any future period.

                                                                2001        2000
                                                              ---------   --------
Net revenues................................................  $ 734,118    737,888
                                                              ---------   --------
Loss before extraordinary item and cumulative effect of a
  change in accounting principle............................   (109,330)  (111,709)
                                                              ---------   --------
Net loss applicable to common stock.........................   (109,695)  (112,074)
                                                              ---------   --------
Net loss per common share (basic and diluted)...............  $   (1.11)     (1.20)
                                                              =========   ========

(3) NONCASH FINANCING AND INVESTING ACTIVITIES

     A summary of significant noncash financing and investing activities for the years ended December 31, 2001, 2000 and 1999 follows:

                                                           2001      2000      1999
                                                          -------   -------   -------
Disposition of assets...................................  $    --        --     5,387
Issuance of Class A common stock in acquisitions........   29,000   185,603   954,972
Issuance of Series AA preferred stock in exchange for
  Class A preferred stock...............................       --        --     3,649
Debt issuance costs.....................................       --        --     7,906

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

(4) PROPERTY, PLANT AND EQUIPMENT

     Major categories of property, plant and equipment at December 31, 2001 and 2000 are as follows:

                                                  ESTIMATED LIFE
                                                     (YEARS)          2001        2000
                                                  --------------   ----------   ---------
Land............................................          --       $   60,775      56,608
Building and improvements.......................     10 - 39           53,602      47,679
Advertising structures..........................          15        1,594,142   1,464,794
Automotive and other equipment..................       3 - 7           68,880      61,785
                                                     -------       ----------   ---------
                                                                   $1,777,399   1,630,866
                                                                   ==========   =========

(5) INTANGIBLE ASSETS

     The following is a summary of intangible assets at December 31, 2001 and 2000:

                                                  ESTIMATED LIFE
                                                     (YEARS)          2001        2000
                                                  --------------   ----------   ---------
Debt issuance costs and fees....................          7 - 10   $   47,379      46,806
Customer lists and contracts....................          7 - 10      359,154     329,867
Non-compete agreements..........................          3 - 15       56,419      53,807
Goodwill........................................        15          1,388,395   1,274,650
Site locations and other........................          5 - 15      897,450     781,328
                                                                   ----------   ---------
                                                                    2,748,797   2,486,458
                                                                   ----------   ---------
Cost............................................                    2,748,797   2,486,458
Accumulated amortization........................                     (569,322)   (356,725)
                                                                   ----------   ---------
                                                                   $2,179,475   2,129,733
                                                                   ==========   =========

(6) LEASES

     The Company is party to various operating leases for production facilities and sites upon which advertising structures are built. The leases expire at various dates, generally during the next five years, and have varying options to renew and to cancel. The following is a summary of minimum annual rental payments required under those operating leases that have original or remaining lease terms in excess of one year as of December 31:

2002........................................................  $ 98,686
2003........................................................    87,428
2004........................................................    78,757
2005........................................................    67,758
2006........................................................    57,122
Thereafter..................................................   354,954

     Rental expense related to the Company's operating leases were $124,734, $105,661 and $63,193 for the years ended December 31, 2001, 2000 and 1999, respectively.

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

(7) ACCRUED EXPENSES

     The following is a summary of accrued expenses at December 31, 2001 and 2000:

                                                               2001      2000
                                                              -------   ------
Payroll.....................................................  $ 4,982   10,939
Interest....................................................   15,571   17,143
Insurance benefits..........................................    6,802    4,851
Other.......................................................    6,319    7,791
                                                              -------   ------
                                                              $33,674   40,724
                                                              =======   ======

(8) LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 2001 and 2000:

                                                                 2001        2000
                                                              ----------   ---------
9 5/8% Senior subordinated notes (1996 Notes)...............  $  255,000     255,000
8 5/8% Senior subordinated notes (1997 Notes)...............     199,104     198,989
Bank Credit Agreement.......................................     978,500     900,000
5 1/4% Convertible notes....................................     287,500     287,500
9 1/4% Senior subordinated notes............................      74,073      74,073
8% unsecured subordinated notes.............................       9,333      11,333
Other notes with various rates and terms....................       8,075      11,385
                                                              ----------   ---------
                                                               1,811,585   1,738,280
Less current maturities.....................................     (66,559)    (66,814)
                                                              ----------   ---------
Long term debt, excluding current maturities................  $1,745,026   1,671,466
                                                              ==========   =========

     Long-term debt matures as follows:

2002........................................................  $ 66,559
2003........................................................   128,419
2004........................................................   155,469
2005........................................................   173,359
2006........................................................   715,029
Later years.................................................   572,750

     In November 1996, the Company issued $255,000 in principal amount of 9 5/8% Senior Subordinated Notes due 2006 (the 1996 Notes), with interest payable semi-annually on June 1 and December 1 of each year. The 1996 Notes are senior subordinated unsecured obligations of the Company and are subordinated in right of payment to all senior indebtedness of the Company, pari passu with the 1997 Notes (as defined below), and are senior to all existing and future subordinated indebtedness of the Company.

     In September 1997, the Company issued $200,000 in principal amount of 8 5/8% Senior Subordinated Notes due 2007 (the 1997 Notes) with interest payable semi-annually on March 15 and September 15 of each year, commencing March 15, 1998. The 1997 Notes were issued at a discount for $198,676. The Company is using the effective interest method to recognize the discount over the life of the 1997 Notes. The 1997 Notes are senior subordinated unsecured obligations of the Company, subordinated in right of payment to all senior indebtedness of the Company, pari passu with the 1996 Notes and are senior to all existing and future subordinated indebtedness of the Company.

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

     The 1996 and 1997 Notes are redeemable at the Company's option at any time on or after December 31, 2001 and September 15, 2002, respectively, at redemption prices specified by the indentures, and are required to be repurchased earlier in the event of a change of control of the Company. The indentures covering the 1996 and 1997 Notes include certain restrictive covenants which limit the Company's ability to incur additional debt, pay dividends and make other restricted payments, consummate certain transactions and other matters.

     The Company has a bank credit agreement under which the JPMorgan Chase Bank serves as administrative agent. The $1,000,000 bank credit agreement consists of
(1) a $350,000 revolving bank credit facility (the Revolving Credit Facility) and (2) a $650,000 term facility with two tranches, a $450,000 Term A facility and a $200,000 Term B facility. In addition, the bank credit agreement provided for an uncommitted $400,000 incremental facility available at the discretion of the lenders. In June 2000, the incremental loan agreement was finalized with its lenders and commitments for $250,000 of the previously uncommitted $400,000 were obtained. The incremental facility consists of (1) $20,000 Series A-1 facility,
(2) $130,000 Series A-2 facility and (3) a $100,000 Series B-1 facility. Proceeds of this facility were used to pay down the revolving bank credit facility. As a result of the holding company reorganization completed on July 20, 1999 and explained in footnote 11, the credit agreement is an obligation of Lamar Media Corp., a wholly owned subsidiary of Lamar Advertising Company. As of December 31, 2001, the Company had borrowings under this agreement of $978,500.

     Availability of the line under the Revolving Credit Facility is reduced quarterly beginning with the quarter ended March 31, 2002, in the following amounts:

March 31, 2002 -- December 31, 2003.........................  $ 8,750
March 31, 2004 -- December 31, 2004.........................   26,250
March 31, 2005 -- December 31, 2005.........................   30,625
March 31, 2006 (Revolving Credit Termination Date)..........   52,500

     The Term Facility amortizes quarterly in the following quarterly amounts:

                                                              TRANCHE A   TRANCHE B
                                                              ---------   ---------
March 31, 2002 -- December 31, 2002.........................   $11,250    $    500
March 31, 2003 -- December 31, 2003.........................    22,500         500
March 31, 2004 -- December 31, 2004.........................    28,125         500
March 31, 2005 -- December 31, 2005.........................    31,500         500
March 31, 2006 (Tranche A Maturity Date)....................    31,500         500
June 30, 2006...............................................        --         500
August 1, 2006 (Tranche B Maturity Date)....................        --     190,000

     The Incremental Facility amortizes quarterly in the following quarterly amounts:

                                                         SERIES A-1   SERIES A-2   SERIES B-1
                                                         ----------   ----------   ----------
March 31, 2002 -- December 31, 2002....................    $  500       $3,250      $   250
March 31, 2003 -- December 31, 2003....................     1,000        6,500          250
March 31, 2004 -- December 31, 2004....................     1,250        8,125          250
March 31, 2005 -- December 31, 2005....................     1,400        9,100          250
March 31, 2006 (Series A-1 and A-2 Maturity)...........     1,400        9,100          250
June 30, 2006..........................................        --           --          250
August 1, 2006 (Series B-1 Maturity Date)..............        --           --       95,000

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

     Revolving credit loans may be requested under the Revolving Credit Facility at any time prior to maturity. The loans bear interest, at the Company's option, at the LIBOR Rate or JPMorgan Chase Prime Rate plus applicable margins, such margins being set from time to time based on the Company's ratio of debt to trailing twelve month EBITDA, as defined in the agreement. The terms of the indenture relating to Lamar Advertising's outstanding notes, Lamar Media's bank credit facility and the indentures relating to Lamar Media's outstanding notes restrict, among other things, the ability of Lamar Advertising and Lamar Media to:

     - dispose of assets;

     - incur or repay debt;

     - create liens;

     - make investments; and

     - pay dividends.

     Lamar Media's ability to make distributions to Lamar Advertising is also restricted under the terms of these agreements. Under Lamar Media's credit facility the Company must maintain specified financial ratios and levels including:

     - interest coverage;

     - fixed charges ratios;

     - senior debt ratios; and

     - total debt ratios.

     On August 10, 1999, Lamar Advertising Company, the new holding company, completed an offering of $287,500 5 1/4% Convertible Notes due 2006. The net proceeds of approximately $279,594 of the convertible notes were used to pay down existing bank debt.

     In connection with the reorganization of Lamar Advertising Company into a new holding company structure, Lamar Media Corp. (formerly known as Lamar Advertising Company) made a change of control tender offer to the holders of its 9 1/4% Senior Subordinated Notes due 2007 in aggregate principal amount of approximately $103,900. Pursuant to the change of control tender offer and in accordance with the Indenture, Lamar Media Corp. offered to repurchase the Notes for 101% of the principal amount plus accrued interest. A total of $29,876 aggregate principal amount of Notes were tendered for payment on August 19, 1999, and the related 1% prepayment penalty is reflected as an extraordinary item in the Company's statement of operations for the year ended December 31, 1999.

     The Company's obligations with respect to its publicly issued notes are not guaranteed by the Company's direct or indirect wholly-owned subsidiaries. Certain obligations of the Company's wholly-owned subsidiary, Lamar Media Corp. are guaranteed by its subsidiaries.

     Effective January 30, 2001, Lamar Media Corp. and its subsidiaries entered into an amendment to its bank credit agreement for the purposes of increasing Incremental Loan Commitments from $400,000 to $1,000,000, and affording Lamar Media Corp. and Lamar Advertising Company more flexibility in incurring debt. The Total Debt Ratio, previously measured at the Lamar Advertising Company level, is now measured at the Lamar Media Corp. level with the result that the 5 1/4% Convertible Notes will be excluded from this ratio. The loan documents were amended further to permit Lamar Advertising Company to incur additional debt which is no more restrictive than the high-yield debt currently outstanding. In connection with these changes, the note receivable and note payable of equal amounts between Lamar Advertising and Lamar Media, its wholly-owned subsidiary, were cancelled. The

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES cancellation of the note of $287,500 was treated as capital contributed by parent on Lamar Media's balance sheet effective January 30, 2001.

(9) INCOME TAXES

     Income tax expense (benefit) for the years ended December 31, 2001, 2000 and 1999, consists of:

                                                           CURRENT   DEFERRED    TOTAL
                                                           -------   --------   -------
Year ended December 31, 2001:
  U.S. federal...........................................  $   --    (37,102)   (37,102)
  State and local........................................     713     (8,834)    (8,121)
  Foreign................................................      --       (451)      (451)
                                                           ------    -------    -------
                                                           $  713    (46,387)   (45,674)
                                                           ======    =======    =======
Year ended December 31, 2000:
  U.S. federal...........................................  $   --    (29,864)   (29,864)
  State and local........................................    (141)    (7,110)    (7,251)
                                                           ------    -------    -------
                                                           $ (141)   (36,974)   (37,115)
                                                           ======    =======    =======
Year ended December 31, 1999:
  U.S. federal...........................................  $3,083    (11,838)    (8,755)
  State and local........................................     900     (1,741)      (841)
                                                           ======    =======    =======
                                                           $3,983    (13,579)    (9,596)
                                                           ======    =======    =======

     Income tax benefit attributable to continuing operations for the years ended December 31, 2001, 2000 and 1999, differs from the amounts computed by applying the U.S. federal income tax rate of 34 percent to loss before income taxes as follows:

                                                           2001      2000      1999
                                                         --------   -------   -------
Computed expected tax benefit..........................  $(52,465)  (44,615)  (18,081)
Increase (reduction) in income taxes resulting from:
  Book expenses not deductible for tax purposes........       590       754       121
  Amortization of non-deductible goodwill..............    13,546    11,926     8,841
  State and local income taxes, net of federal income
     tax benefit.......................................    (5,360)   (4,786)     (555)
  Other differences, net...............................    (1,985)     (394)       78
                                                         --------   -------   -------
                                                         $(45,674)  (37,115)   (9,596)
                                                         ========   =======   =======

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2001 and 2000 are presented below:

                                                                2001        2000
                                                              ---------   --------
Deferred tax liabilities:
  Plant and equipment, principally due to differences in
     depreciation...........................................  $  (3,550)    (3,513)
  Plant and equipment, due to basis differences on
     acquisitions...........................................   (173,312)  (161,065)
  Intangibles, due to differences in amortizable lives......    (13,129)   (20,056)
                                                              ---------   --------
                                                               (189,991)  (184,634)
Deferred tax assets:
  Receivables, principally due to allowance for doubtful
     accounts...............................................      1,916      1,916
  Plant and equipment, due to basis differences on
     acquisitions and costs capitalized for tax purposes....      4,305      4,246
  Investment in affiliates and plant and equipment, due to
     gains recognized for tax purposes and deferred for
     financial reporting purposes...........................        941        941
  Accrued liabilities not deducted for tax purposes.........      4,439      3,299
  Net operating loss carryforward...........................     58,528     33,004
  Minimum tax credit........................................        331        331
  Other, net................................................        694        445
                                                              ---------   --------
     Deferred tax assets....................................     71,154     44,182
                                                              ---------   --------
  Net deferred tax liability................................  $(118,837)  (140,452)
                                                              =========   ========

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

     Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

(10) RELATED PARTY TRANSACTIONS

     Affiliates, as used within these statements, are persons or entities that are affiliated with Lamar Advertising Company or its subsidiaries through common ownership and directorate control.

     As of December 31, 2001 and 2000, debentures and ten year subordinated notes totaling $9,333 and $11,873, respectively, were owned by shareholders, directors and employees. Interest expense under the debentures and ten year subordinated notes during the years ended December 31, 2001, 2000, and 1999 was $855, $1,080 and $1,290 respectively.

     In addition, the Company had receivables from affiliates, related parties and employees of $494 and $444 at December 31, 2001 and 2000, respectively.

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

     During 1999, the Company purchased a sign easement for approximately $94 from Jennifred Holdings, LLC, of which Kevin P. Reilly, Jr. and Sean Reilly each hold a 50% interest.

     The Company purchased approximately $1,842, $2,407 and $1,951 of highway signs and transit bus shelters from Interstate Highway Signs Corp., (IHS) which represented approximately 13%, 15% and 16% of total capitalized expenditures for its logo sign and transit advertising businesses during the years ended December 31, 2001, 2000 and 1999, respectively. The Company does not use IHS exclusively for its highway sign and transit bus shelter purchases. IHS is a wholly-owned subsidiary of Sign Acquisition Corp. Kevin P. Reilly, Jr. has voting control over a majority of the outstanding shares of Sign Acquisition Corp. through a voting trust.

(11) STOCKHOLDERS' EQUITY

     On July 16, 1999, the Board of Directors amended the preferred stock of the Company by designating 5,720 shares of the 1,000,000 shares of previously undesignated preferred stock, par value $.001 as Series AA preferred stock. The previously issued Class A preferred stock par value $638 was exchanged for the new Series AA preferred stock. The new Series AA preferred stock have the same liquidation preferences, dividends and other rights as the previously issued Class A preferred stock. Series AA preferred stock has a liquidation preference over Class A & B common stock. Liquidation value of the Series AA preferred stock at December 31, 2001 was $3,649. The new shares of Series AA preferred stock, however, are entitled to one vote per share.

     The rights of the Class A and Class B common stock are equal in all respects, except holders of Class B common stock have ten votes per share on all matters in which the holders of common stock are entitled to vote and holders of Class A common stock have one vote per share on such matters. The Class B common stock will convert automatically into Class A common stock upon the sale or transfer to persons other than permitted transferees (as defined in the Company's certificate of incorporation, as amended).

     On July 20, 1999, Lamar Advertising Company completed a corporate reorganization to create a new holding company structure. The reorganization was accomplished through a merger under section 251(g) of the Delaware General Corporation Law. At the effective time of the merger, all stockholders of Lamar Advertising Company became stockholders in a new holding company and Lamar Advertising Company became a wholly-owned subsidiary of the new holding company. The new holding company took the Lamar Advertising Company name and the old Lamar Advertising Company was renamed Lamar Media Corp. In the merger, all outstanding shares of old Lamar Advertising Company's capital stock were converted into shares of the new holding company with the same voting powers, designations, preferences and rights, and the same qualifications, restrictions and limitations, as the shares of old Lamar Advertising Company. Following the restructuring, the Class A common stock of the new holding company trades under the symbol LAMR on the Nasdaq National Market with the same CUSIP number as the old Lamar Advertising Company's Class A common stock.

     On May 25, 2000, the stockholders approved a resolution to amend the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Class A common stock from 125,000,000 shares to 175,000,000 shares which increased the total authorized capital stock from 163,510,000 shares to 213,510,000 shares.

     On May 25, 2000, the stockholders approved the 2000 Employee Stock Purchase Plan whereby 500,000 shares of the Company's Class A common stock have been reserved for issuance under the Plan. Under this plan, eligible employees may purchase stock at 85% of the fair market value of a share on the offering commencement date or the respective purchase date whichever is lower. Purchases are limited to ten percent of an employee's total compensation. The initial offering under the Plan commenced on

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

April 1, 2000 with a single purchase date on June 30, 2000. Subsequent offerings shall commence each year on July 1 with a termination date of December 31 and purchase dates on September 30 and December 31; and on January 1 with a termination date on June 30 and purchase dates on March 31 and June 30.

     On June 7, 2001, the Company issued 1,200,000 shares of its Class A common stock at a price of $40.00 per share. The equity offering was to cover over-allotments related to an underwriting agreement between Lamar Advertising Company, AMFM Operating, Inc. and Deutsche Banc Alex Brown Inc. filed on June 4, 2001. Under the terms of a consent decree with the United States Department of Justice, AMFM Operating, Inc. had to dispose of its Lamar Advertising Class A common stock by January 1, 2003. As of December 31, 2001, AMFM Operating, Inc. has complied with the terms of the consent decree.

(12) STOCK OPTION PLAN

     In 1996, the Company adopted the 1996 Equity Incentive Plan (the 1996
Plan). The purpose of the 1996 Plan is to attract and retain key employees and consultants of the Company. The 1996 Plan authorizes the grant of stock options, stock appreciation rights and restricted stock to employees and consultants of the Company capable of contributing to the Company's performance. Options granted under the 1996 Plan generally become exercisable over a five-year period and expire 10 years from the date of grant unless otherwise authorized by the Board. As of December 31, 2001, the Company had reserved an aggregate of 8,000,000 shares of Class A common stock for awards under the 1996 Plan of which 3,000,000 shares are subject to stockholder approval on May 23, 2002 at the Annual Meeting of Stockholders.

     In August 2000, the Board of Directors voted to amend the 1996 Plan to (i) authorize grants to members of the Company's board of directors (ii) provide the Committee with more flexibility in determining the exercise price of awards made under the 1996 Plan (iii) allow for grants of unrestricted stock and (iv) set forth performance criteria that the Committee may establish for the granting of stock awards. These amendments were approved by the Company's stockholders in May 2001.

     The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation". Accordingly, no compensation cost has been recognized for the stock option grants. Had compensation cost for the Company's stock option plan been determined based on the fair value at the grant date consistent with the provisions of SFAS No. 123, the Company's net earnings (loss) and earnings
(loss) per share would have been reduced to the pro forma amounts indicated below:

                                                       2001        2000        1999
                                                     ---------   ---------   --------
Net loss applicable to common stock -- as
  reported.........................................  $(108,999)  $ (94,470)  $(44,900)
                                                     ---------   ---------   --------
Net loss applicable to common stock -- pro forma...   (125,551)   (100,877)   (50,073)
                                                     ---------   ---------   --------
Net loss per common share -- as reported (basic and
  diluted).........................................      (1.11)      (1.04)      (.65)
                                                     ---------   ---------   --------
Net loss per common share -- pro forma (basic and
  diluted).........................................      (1.27)      (1.11)      (.73)
                                                     =========   =========   ========

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used:

                                               DIVIDEND    EXPECTED      RISK FREE     EXPECTED
GRANT YEAR                                      YIELD     VOLATILITY   INTEREST RATE    LIVES
----------                                     --------   ----------   -------------   --------
2001.........................................     0%         53%            5%            4
2000.........................................     0%         54%            6%            4
1999.........................................     0%         54%            6%            4

     Information regarding the 1996 Plan for the years ended December 31, 2001, 2000 and 1999, is as follows:

                                            2001                    2000                    1999
                                    ---------------------   ---------------------   ---------------------
                                                 WEIGHTED                WEIGHTED                WEIGHTED
                                                 AVERAGE                 AVERAGE                 AVERAGE
                                                 EXERCISE                EXERCISE                EXERCISE
                                      SHARES      PRICE       SHARES      PRICE       SHARES      PRICE
                                    ----------   --------   ----------   --------   ----------   --------
Outstanding, beginning of year....   2,865,647    $30.48     2,757,954    $27.14     2,240,567    $19.25
Granted...........................   2,195,500     27.02       470,500     43.87     1,115,000     37.94
Exercised.........................    (425,243)    24.80      (299,619)    17.75      (525,725)    15.16
Canceled..........................    (118,251)    42.42       (63,188)    39.09       (71,888)    30.84
                                    ----------    ------    ----------    ------    ----------    ------
Outstanding, end of year..........   4,517,653    $29.08     2,865,647    $30.59     2,757,954    $27.14
                                    ----------    ------    ----------    ------    ----------    ------
Price for exercised shares........  $    24.80              $    17.75              $    15.16
Shares available for grant, end of
  year............................   1,436,009                 513,258                 920,570
Weighted average fair value of
  options granted during the
  year............................  $    29.08              $    26.57              $    23.19

     The following table summarizes information about fixed-price stock options outstanding at December 31, 2001:

                                            NUMBER        WEIGHTED                    NUMBER
                                         OUTSTANDING       AVERAGE     WEIGHTED    EXERCISABLE     WEIGHTED
                                              AT          REMAINING    AVERAGE          AT         AVERAGE
                                         DECEMBER 31,    CONTRACTUAL   EXERCISE    DECEMBER 31,    EXERCISE
RANGE OF EXERCISE PRICES                     2001           LIFE        PRICE          2001         PRICE
------------------------                --------------   -----------   --------   --------------   --------
$10.67 - 26.17........................    $  622,805        4.97        $13.41         385,655      $11.35
26.42.................................     1,746,098        9.74         26.42       1,142,998       26.42
26.69 - 33.38.........................     1,359,250        7.08         31.18         702,150       31.75
34.16 - 47.75.........................       694,500        8.15         41.40          50,800       38.33
60.63.................................        95,000        8.01         60.63          14,000       60.63

     No stock appreciation rights or restricted stock authorized by the 1996 Plan have been granted.

(13) COMMITMENTS AND OTHER CONTINGENCIES

     The Company sponsors a partially self-insured group health insurance program. The Company is obligated to pay all claims under the program, which are in excess of premiums, up to program limits of $150 per employee, per claim, per year. The Company is also self-insured with respect to its income disability benefits and against casualty losses on advertising structures. Amounts for expected losses, including a provision for losses incurred but not reported, is included in accrued expenses in the accompanying consolidated financial statements. As of December 31, 2001, the Company maintained a

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

$385 letter of credit with a bank to meet requirements of the Company's worker's compensation insurance carrier.

     The Company sponsors The Lamar Corporation Savings and Profit Sharing Plan covering employees who have completed one year of service and are at least 21 years of age. The Company matches 50% of employees' contributions up to 5% of related compensation. Employees can contribute up to 15% of compensation. Full vesting on the Company's matched contributions occurs after five years. Annually, at the Company's discretion, an additional profit sharing contribution may be made on behalf of each eligible employee. In total, for the years ended December 31, 2001, 2000 and 1999 the Company contributed $2,422, $1,671 and $2,403, respectively.

     The Company sponsors a Deferred Compensation Plan for the benefit of certain of its senior management who meet specific age and years of service criteria. Employees who have attained the age of 30 and have a minimum of 10 years of service are eligible for annual contributions to the Plan generally ranging from $3 to $8, depending on the employee's length of service. The Company's contributions to the Plan are maintained in a rabbi trust and, accordingly, the assets and liabilities of the Plan are reflected in the balance sheet of the Company. Upon termination, death or disability, participating employees are eligible to receive an amount equal to the fair market value of the assets in the employee's deferred compensation account. The Company has contributed $550, $456 and $448 to the Plan during the years ended December 31, 2001, 2000 and 1999, respectively. Contributions to the Deferred Compensation Plan are discretionary and are determined by the Board of Directors.

     The Company is the subject of litigation arising during the normal course of business. In the opinion of management and the general counsel of the Company, those claims will not have a material impact on the financial position, results of operations or liquidity of the Company.

(14) SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES

     Separate financial statements of each of the Company's direct or indirect wholly-owned subsidiaries that have guaranteed Lamar Media's obligations with respect to its publicly issued notes (collectively, the Guarantors) are not included herein because the Company has no independent assets or operations, the guarantees are full and unconditional and joint and several and the only subsidiary that is not a guarantor is considered minor. Lamar Media's ability to make distributions to Lamar Advertising is restricted under the terms of its bank credit facility and the indentures relating to Lamar Media's outstanding notes.

(15) DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the carrying amounts and estimated fair values of the Company's financial instruments at December 31, 2001 and 2000. The fair value of the financial instrument is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties.

                                                2001                      2000
                                       -----------------------   -----------------------
                                        CARRYING    ESTIMATED     CARRYING    ESTIMATED
                                         AMOUNT     FAIR VALUE     AMOUNT     FAIR VALUE
                                       ----------   ----------   ----------   ----------
Long-term debt.......................  $1,745,026   $1,770,439   $1,671,466   $1,677,434

     The estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies as follows:

     - The carrying amounts of cash and cash equivalents, receivables, trade accounts payable, accrued expenses, and deferred income approximate fair value because of the short term nature of these items.

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

     - The fair value of long-term debt is based upon market quotes obtained from dealers where available and by discounting future cash flows at rates currently available to the Company for similar instruments when quoted market rates are not available.

     Fair value estimates are subject to inherent limitations. Estimates of fair values are made at a specific point in time, based on relevant market information and information about the financial instrument. The estimated fair values of financial instruments presented above are not necessarily indicative of amounts the Company might realize in actual market transactions. Estimates of fair value are subjective in nature and involve uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

(16) QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                    FISCAL YEAR 2001 QUARTERS
                                         ------------------------------------------------
                                         MARCH 31   JUNE 30    SEPTEMBER 30   DECEMBER 31
                                         --------   --------   ------------   -----------
Net revenues...........................  $170,385   $191,893     $188,267      $178,505
Net revenues less direct advertising
  expenses.............................   108,849    130,578      123,674       114,466
Net loss applicable to common stock....   (34,381)   (20,491)     (24,452)      (29,675)
Net loss per common share basic and
  diluted..............................      (.35)      (.21)        (.25)         (.30)

                                                    FISCAL YEAR 2000 QUARTERS
                                         ------------------------------------------------
                                         MARCH 31   JUNE 30    SEPTEMBER 30   DECEMBER 31
                                         --------   --------   ------------   -----------
Net revenues...........................  $151,267   $172,953     $184,806      $178,293
Net revenues less direct advertising
  expenses.............................    98,755    119,327      128,768       123,004
Net loss applicable to common stock....   (29,065)   (20,489)     (19,600)      (25,316)
Net loss per common share basic and
  diluted..............................      (.33)      (.23)        (.21)         (.27)

(17) NEW ACCOUNTING PRONOUNCEMENTS

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 98-5, Reporting on the Costs of Start-Up Activities. SOP 98-5 is effective for financial statements for fiscal years beginning after December 15, 1998, and requires that the costs of start-up activities, including organizational costs, be expensed as incurred. The effect of SOP 98-5 was recorded in the first quarter of fiscal 1999 as the cumulative effect of a change in accounting principle in the amount of $(767), net of tax, as described in Accounting Principles Board Opinion No. 20 Accounting Changes.

     In June 2001, the FASB issued SFAS No. 141, "Business Combinations", and SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001 as well as all purchase method business combinations completed after June 30, 2001. SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No. 142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and subsequently, SFAS No. 144 "Accounting for the Impairment or Disposal of Long-lived Assets", after its adoption. The adoption of SFAS No. 141 as of July 1, 2001 had no impact on the Company's financial statements.

     The Company adopted the provisions of SFAS No. 141 as of July 1, 2001, and SFAS No. 142 is effective January 1, 2002. Goodwill and intangible assets determined to have an indefinite useful life acquired in a purchase business combination completed after June 30, 2001, but before SFAS No. 142 is

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES adopted in full, are not amortized. Goodwill and intangible assets acquired in business combination completed before July 1, 2001 continued to be amortized and tested for impairment prior to the full adoption of SFAS No. 142.

     Upon adoption of SFAS No. 142, the Company is required to evaluate its existing intangible assets and goodwill that were acquired in purchase business combinations, and to make any necessary reclassifications in order to conform with the new classification criteria in SFAS No. 141 for recognition separate from goodwill. The Company will be required to reassess the useful lives and residual values of all intangible assets acquired, and make any necessary amortization period adjustments by the end of the first interim period after adoption. If an intangible asset is identified as having an indefinite useful life, the Company will be required to test the intangible asset for impairment in accordance with the provisions of SFAS No. 142 within the first interim period. Impairment is measured as the excess of carrying value over the fair value of an intangible asset with an indefinite life. Any impairment loss will be measured as of the date of adoption and recognized as the cumulative effect of a change in accounting principle in the first interim period.

     In connection with SFAS No. 142's transitional goodwill impairment evaluation, the Statement requires the Company to perform an assessment of whether there is an indication that goodwill is impaired as of the date of adoption. To accomplish this, the Company must identify its reporting units and determine the carrying value of each reporting unit by assigning the assets and liabilities, including the existing goodwill and intangible assets, to those reporting units as of January 1, 2002. The Company will then have up to six months from January 1, 2002 to determine the fair value of each reporting unit and compare it to the carrying amount of the reporting unit. To the extent the carrying amount of a reporting unit exceeds the fair value of the reporting unit, an indication exists that the reporting unit goodwill may be impaired and the Company must perform the second step of the transitional impairment test. The second step is required to be completed as soon as possible, but no later than the end of the year of adoption. In the second step, the Company must compare the implied fair value of the reporting unit goodwill with the carrying amount of the reporting unit goodwill, both of which would be measured as of the date of adoption. The implied fair value of goodwill is determined by allocating the fair value of the reporting unit to all of the assets and liabilities of the reporting unit in a manner similar to a purchase price allocation, in accordance with SFAS No. 141. The residual fair value after this allocation is the implied fair value of the reporting unit goodwill. Any transitional impairment loss will be recognized as the cumulative effect of a change in accounting principle in the Company's statement of income.

     As of the date of adoption of SFAS No. 142, the Company expects to have unamortized goodwill in the amount of $1,138,000, all of which will be subject to the transition provisions of SFAS No. 142. Amortization expense related to goodwill was $90,030, and $78,433 for the years ended December 31, 2001 and 2000, respectively. Because of the extensive effort needed to comply with adopting SFAS No. 141 and No. 142, it is not practicable to reasonably estimate the impact of adopting the Statements on the Company's financial statements at the date of this report, including whether it will be required to recognize any transitional impairment losses as the cumulative effect of a change in accounting principle.

     In August, 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" (SFAS No. 144). SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 144

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company is required to adopt SFAS No. 144 on January 1, 2002.

(18) SUBSEQUENT EVENTS

     On January 11, 2002 the Company activated $200,000 in new borrowings under the incremental facility of its bank credit agreement. The proceeds were used to reduce the outstanding balance of the revolving bank credit facility by $160,000 and approximately $10,000 was used for operations resulting in excess cash on hand of $30,000. Also on January 30, 2002, JPMorgan Chase Bank issued a standby letter of credit of approximately $3,203 to benefit American Casualty Insurance Company, the provider of the Company's general liability and workman's compensation coverage. This issuance reduces the Company's availability under its revolving credit facility. After these transactions, availability under the revolving bank credit facility was approximately $347,000.

                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Lamar Media Corp.:

     We have audited the accompanying consolidated balance sheets of Lamar Media Corp. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the years in the three-year period ended December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lamar Media Corp. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

     As discussed in Note 17 to the consolidated financial statements of Lamar Advertising Company, the Company changed its method of accounting for the costs of start-up activities in 1999.

     As discussed in Note 17 to the consolidated financial statements, effective July 1, 2001, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 141, "Business Combinations", and certain provisions of SFAS No. 142, "Goodwill and Other Intangible Assets", as required for goodwill and intangible assets resulting from business combinations consummated after June 30, 2001.

KPMG LLP
New Orleans, Louisiana
February 8, 2002

                       LAMAR MEDIA CORP. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                     DECEMBER 31,
                                                              ---------------------------
                                                                  2001           2000
                                                              ------------   ------------
                                                              (IN THOUSANDS, EXCEPT SHARE
                                                                  AND PER SHARE DATA)
ASSETS
Current assets:
  Cash and cash equivalents.................................   $   12,885     $   72,340
  Receivables, net..........................................       93,043         91,628
  Prepaid expenses..........................................       27,176         23,164
  Other current assets......................................       17,688         15,966
                                                               ----------     ----------
Total current assets........................................      150,792        203,098
                                                               ----------     ----------
Property, plant and equipment...............................    1,777,399      1,630,866
  Less accumulated depreciation and amortization............     (451,686)      (335,991)
                                                               ----------     ----------
Net property plant and equipment............................    1,325,713      1,294,875
                                                               ----------     ----------
Intangible assets (note 3)..................................    2,156,079      2,106,493
Other assets -- non-current.................................       16,580         17,249
                                                               ----------     ----------
Total assets................................................   $3,649,164     $3,621,715
                                                               ==========     ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable....................................   $   10,048     $    9,918
  Current maturities of long-term debt (note 5).............       66,559         66,814
  Accrued expenses (note 4).................................       22,362         35,765
  Deferred income...........................................       11,618         11,005
                                                               ----------     ----------
Total current liabilities...................................      110,587        123,502
                                                               ----------     ----------
Long-term debt (note 5).....................................    1,457,526      1,671,466
Deferred income taxes (note 6)..............................      127,241        142,052
Other liabilities...........................................        7,724          7,939
                                                               ----------     ----------
Total liabilities...........................................    1,703,078      1,944,959
                                                               ----------     ----------
Stockholder's equity:
  Common stock, $.01 par value, authorized 3,000 shares; 100 shares issued and outstanding at December 31, 2001 and
     2000...................................................           --             --
  Additional paid-in capital................................    2,222,317      1,855,421
  Accumulated deficit.......................................     (276,231)      (178,665)
                                                               ----------     ----------
Stockholder's equity........................................    1,946,086      1,676,756
                                                               ----------     ----------
Total liabilities and stockholder's equity..................   $3,649,164     $3,621,715
                                                               ==========     ==========

          See accompanying notes to consolidated financial statements.

                       LAMAR MEDIA CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                 YEARS ENDED DECEMBER 31,
                                                             --------------------------------
                                                               2001        2000        1999
                                                             ---------   ---------   --------
                                                             (IN THOUSANDS, EXCEPT SHARE AND
                                                                     PER SHARE DATA)
Net revenues...............................................  $ 729,050   $ 687,319   $444,135
                                                             ---------   ---------   --------
Operating expenses:
   Direct advertising expenses.............................    251,483     217,465    143,090
   General and administrative expenses.....................    150,786     137,292     94,264
   Depreciation and amortization...........................    351,754     315,465    176,233
   Gain on disposition of assets...........................       (923)       (986)    (5,481)
                                                             ---------   ---------   --------
                                                               753,100     669,236    408,106
                                                             ---------   ---------   --------
   Operating income (loss).................................    (24,050)     18,083     36,029
Other expense (income):
   Interest income.........................................       (640)     (1,715)    (1,421)
   Interest expense........................................    113,026     147,607     89,619
                                                             ---------   ---------   --------
                                                               112,386     145,892     88,198
                                                             ---------   ---------   --------
Loss before income taxes, extraordinary item and cumulative
  effect of a change in accounting principle...............   (136,436)   (127,809)   (52,169)
Income tax benefit (note 6)................................    (38,870)    (35,879)    (9,232)
                                                             ---------   ---------   --------
Loss before extraordinary item and cumulative effect of a
  change in accounting principle...........................    (97,566)    (91,930)   (42,937)
Extraordinary loss on debt extinguishment, net of income
  tax benefit of $117......................................         --          --       (182)
                                                             ---------   ---------   --------
Loss before cumulative effect of a change in accounting
  principle................................................    (97,566)    (91,930)   (43,119)
Cumulative effect of a change in accounting principle......         --          --       (767)
                                                             ---------   ---------   --------
Net loss...................................................    (97,566)    (91,930)   (43,886)
Preferred stock dividends..................................         --          --       (274)
                                                             ---------   ---------   --------
Net loss applicable to common stock........................  $ (97,566)  $ (91,930)  $(44,160)
                                                             ---------   ---------   --------

          See accompanying notes to consolidated financial statements.

                       LAMAR MEDIA CORP. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

                                              YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999
                              -----------------------------------------------------------------------------
                                        CLASS A    CLASS A   CLASS B   ADDITIONAL
                              COMMON   PREFERRED   COMMON    COMMON     PAID-IN     ACCUMULATED
                              STOCK      STOCK      STOCK     STOCK     CAPITAL       DEFICIT       TOTAL
                              ------   ---------   -------   -------   ----------   -----------   ---------
                                             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Balance, December 31,
  1998......................  $  --      3,649        43        18       505,644      (42,575)      466,779
   Issuance of 13,023 shares
     of common stock in
     acquisitions...........     --         --        --        --           475           --           475
   Exercise of stock
     options................     --         --        --        --         3,833           --         3,833
   Effect of Corporate
     restructuring..........            (3,649)      (43)      (18)        3,710           --            --
   Contribution from
     parent.................     --         --        --        --       955,944           --       955,944
   Net loss.................     --         --        --        --            --      (43,886)      (43,886)
   Dividends ($63.80 per
     preferred share).......     --         --        --        --            --         (274)         (274)
                              -----     ------       ---       ---     ---------     --------     ---------
Balance, December 31,
  1999......................  $  --         --        --        --     1,469,606      (86,735)    1,382,871
   Contribution from
     parent.................     --         --        --        --       385,815           --       385,815
   Net loss.................     --         --        --        --            --      (91,930)      (91,930)
                              -----     ------       ---       ---     ---------     --------     ---------
Balance, December 31,
  2000......................  $  --         --        --        --     1,855,421     (178,665)    1,676,756
   Contribution from
     parent.................     --         --        --        --       366,896           --       366,896
   Net loss.................     --         --        --        --            --      (97,566)      (97,566)
                              -----     ------       ---       ---     ---------     --------     ---------
Balance, December 31,
  2001......................  $  --         --        --        --     2,222,317     (276,231)    1,946,086
                              =====     ======       ===       ===     =========     ========     =========

          See accompanying notes to consolidated financial statements.

                       LAMAR MEDIA CORP. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 YEARS ENDED DECEMBER 31,
                                                             ---------------------------------
                                                               2001        2000        1999
                                                             ---------   ---------   ---------
                                                                      (IN THOUSANDS)
Cash flows from operating activities:
  Net loss.................................................  $ (97,566)  $ (91,930)  $ (43,886)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization.........................    351,754     315,465     176,233
     Gain on disposition of assets.........................       (923)       (986)     (5,481)
     Cumulative effect of accounting change................         --          --         767
     Deferred tax benefit..................................    (39,582)    (35,737)    (13,215)
     Provision for doubtful accounts.......................      7,794       5,991       4,065
  Changes in operating assets and liabilities:
     (Increase) decrease in:
       Receivables.........................................     (9,810)    (13,786)    (19,091)
       Prepaid expenses....................................     (1,322)     (1,371)        782
       Other assets........................................      2,916       4,568     (10,937)
     Increase (decrease) in:
       Trade accounts payable..............................        131      (1,574)      3,438
       Accrued expenses....................................    (14,641)     (1,910)     14,974
       Deferred income.....................................       (173)       (964)     (7,184)
       Other liabilities...................................        124         196         (29)
                                                             ---------   ---------   ---------
Net cash provided by operating activities..................    198,702     177,962     100,436
                                                             ---------   ---------   ---------
Cash flows from investing activities:
  Capital expenditures.....................................    (85,320)    (78,304)    (77,186)
  Purchase of new markets..................................   (298,134)   (355,958)   (878,933)
  Proceeds from sale of property and equipment.............      4,916       2,827       7,603
                                                             ---------   ---------   ---------
Net cash used in investing activities......................   (378,538)   (431,435)   (948,516)
                                                             ---------   ---------   ---------
Cash flows from financing activities:
  Net proceeds from issuance of common stock...............         --          --       2,231
  Contribution from parent.................................     48,000     200,212          --
  Proceeds from issuance of long-term debt.................         --          --     279,594
  Principal payments on long-term debt.....................    (67,046)     (5,330)    (79,667)
  Debt issuance costs......................................       (573)     (1,470)         --
  Net borrowing under credit agreements....................    140,000     124,000     526,000
  Dividends................................................         --          --        (274)
                                                             ---------   ---------   ---------
Net cash provided by financing activities..................    120,381     317,412     727,884
                                                             ---------   ---------   ---------
Net (decrease) increase in cash and cash equivalents.......    (59,455)     63,939    (120,196)
  Cash and cash equivalents at beginning of period.........     72,340       8,401     128,597
                                                             ---------   ---------   ---------
  Cash and cash equivalents at end of period...............  $  12,885   $  72,340   $   8,401
                                                             ---------   ---------   ---------
Supplemental disclosures of cash flow information:
  Cash paid for interest...................................  $ 119,000   $ 147,875   $  83,837
                                                             ---------   ---------   ---------
  Cash paid for state and federal income taxes.............  $   1,189   $   1,936   $   6,919
                                                             ---------   ---------   ---------

          See accompanying notes to consolidated financial statements.

                       LAMAR MEDIA CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

(1) SIGNIFICANT ACCOUNTING POLICIES

 (A) NATURE OF BUSINESS

     On July 20, 1999, Lamar Advertising Company reorganized into a new holding company structure. As a result of this reorganization (1) the former Lamar Advertising Company became a wholly owned subsidiary of a newly formed holding company, (2) the name of the former Lamar Advertising Company was changed to Lamar Media Corp., (3) the name of the new holding company became Lamar Advertising Company, (4) the outstanding shares of capital stock of the former Lamar Advertising Company, including the Class A common stock, were automatically converted, on a share for share basis, into identical shares of capital stock of the new holding company and (5) the Class A common stock of the new holding company commenced trading on the Nasdaq National Market under the symbol LAMR instead of the Class A common stock of the former Lamar Advertising Company. In addition, following the holding company reorganization, substantially all of the former Lamar Advertising Company's debt obligations, including the bank credit facility and other long-term debt remained the obligations of Lamar Media. Under Delaware law, the reorganization did not require the approval of the stockholders of the former Lamar Advertising Company. The purpose of the reorganization was to provide Lamar Advertising Company with a more flexible capital structure and to enhance its financing options. The business operations of the former Lamar Advertising Company and its subsidiaries, including the Company, has not changed as a result of the reorganization.

     Lamar Media Corp. is engaged in the outdoor advertising business operating approximately 144,400 outdoor advertising displays in 44 states. Lamar Media's operating strategy is to be the leading provider of outdoor advertising services in the markets it serves.

     In addition, Lamar Media operates a logo sign business in 21 states throughout the United States and in 1 province of Canada. Logo signs are erected pursuant to state-awarded service contracts on public rights-of-way near highway exits and deliver brand name information on available gas, food, lodging and camping services. Included in the Company's logo sign business are tourism signing contracts.

     Certain footnotes are not provided for the accompanying financial statements as the information in notes 2, 4, 6, 11 through 13, 15, 17, 18 and portions of notes 1, 8 and 10 to the consolidated financial statements of Lamar Advertising Company included elsewhere in this Annual Report are substantially equivalent to that required for the consolidated financial statements of Lamar Media Corp. Earnings per share data is not provided for the operating results of Lamar Media Corp. as it is a wholly owned subsidiary of Lamar Advertising Company.

 (B) PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include Lamar Media Corp., its wholly-owned subsidiaries, The Lamar Company, LLC, Lamar Whiteco Outdoor Corporation, Lamar Outdoor Corporation and their majority-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

                       LAMAR MEDIA CORP. AND SUBSIDIARIES

(2) NONCASH FINANCING AND INVESTING ACTIVITIES

     A summary of significant noncash financing and investing activities for the years ended December 31, 2001, 2000 and 1999:

                                                             2001      2000     1999
                                                           --------   -------   -----
Disposition of assets....................................  $     --        --   5,387
Parent company stock contributed for acquisitions........    29,000   185,603     475
Recapitalization related to corporate restructure (note
  1).....................................................        --        --   3,710
Note payable converted to contributed capital............   287,500        --      --

(3) INTANGIBLE ASSETS

     The following is a summary of intangible assets at December 31, 2001 and 2000:

                                                  ESTIMATED LIFE
                                                     (YEARS)          2001        2000
                                                  --------------   ----------   ---------
Debt issuance costs and fees....................          7 - 10   $   24,779      24,206
Customer lists and contracts....................          7 - 10      359,154     329,867
Non-compete agreements..........................          3 - 15       56,419      53,807
Goodwill........................................              15    1,388,395   1,274,650
Site locations and other........................          5 - 15      888,428     776,277
                                                                   ----------   ---------
                                                                   $2,717,175   2,458,807
                                                                   ----------   ---------
Cost............................................                   $2,717,175   2,458,807
Accumulated amortization........................                     (561,096)   (352,314)
                                                                   ----------   ---------
                                                                   $2,156,079   2,106,493
                                                                   ==========   =========

(4) ACCRUED EXPENSES

     The following is a summary of accrued expenses at December 31, 2001 and 2000:

                                                               2001      2000
                                                              -------   ------
Payroll.....................................................  $ 4,982   10,939
Interest....................................................   11,169   17,143
Other.......................................................    6,211    7,683
                                                              -------   ------
                                                              $22,362   35,765
                                                              =======   ======

                       LAMAR MEDIA CORP. AND SUBSIDIARIES

(5) LONG-TERM DEBT

     Long-term debt consists of the following at December 31, 2001 and 2000:

                                                                 2001        2000
                                                              ----------   ---------
5 1/4% Convertible notes....................................  $       --     287,500
9 5/8% Senior subordinated notes (1996 Notes)...............     255,000     255,000
8 5/8% Senior subordinated notes (1997 Notes)...............     199,104     198,989
Bank Credit Agreement.......................................     978,500     900,000
9 1/4% Senior subordinated notes............................      74,073      74,073
8% unsecured subordinated notes (see note 12)...............       9,333      11,333
Other notes with various rates and terms....................       8,075      11,385
                                                              ----------   ---------
                                                               1,524,085   1,738,280
Less current maturities.....................................     (66,559)    (66,814)
                                                              ----------   ---------
                                                              $1,457,526   1,671,466
                                                              ==========   =========

     Long-term debt matures as follows:

2002........................................................  $ 66,559
2003........................................................   128,419
2004........................................................   155,469
2005........................................................   173,359
2006........................................................   427,529
Later years.................................................   572,750

     On August 10, 1999, Lamar Media Corp. borrowed from Lamar Advertising Company, its parent, $287,500 in exchange for a note payable bearing interest at 5 1/4% due 2006. The proceeds were used to pay down existing bank debt of the Company.

     Effective January 30, 2001, Lamar Media Corp. and its subsidiaries entered into an amendment to its bank credit agreement for the purposes of increasing "Incremental Loan Commitments" from $400,000 to $1,000,000 and affording Lamar Media Corp. and Lamar Advertising Company more flexibility in incurring debt. The "Total Debt Ratio", previously measured at the Lamar Advertising Company level, is now measured at the Lamar Media Corp. level with the result that the 5 1/4% convertible Notes will be excluded from this ratio. In connection with these changes, the note receivable and notes payable of equal amounts between Lamar Advertising and Lamar Media, its wholly owned subsidiary, were canceled. The cancellation of the note of $287,500 is treated as capital contributed by the parent on Lamar Media's balance sheet effective January 30, 2001.

                       LAMAR MEDIA CORP. AND SUBSIDIARIES

(6) INCOME TAXES

     Income tax expense (benefit) for the years ended December 31, 2001, 2000 and 1999, consists of:

                                                          CURRENT      DEFERRED       TOTAL
                                                          -------      --------      -------
Year ended December 31, 2001:
  U.S. federal..........................................  $   --       (31,618)      (31,618)
  State and local.......................................     712        (7,513)       (6,801)
  Foreign...............................................      --          (451)         (451)
                                                          ------       -------       -------
                                                          $  712       (39,582)      (38,870)
                                                          ======       =======       =======
Year ended December 31, 2000:
  U.S. federal..........................................  $   --       (28,865)      (28,865)
  State and local.......................................    (142)       (6,872)       (7,014)
                                                          ------       -------       -------
                                                          $ (142)      (35,737)      (35,879)
                                                          ======       =======       =======
Year ended December 31, 1999:
  U.S. federal..........................................  $3,083       (11,521)       (8,438)
  State and local.......................................     900        (1,694)         (794)
                                                          ------       -------       -------
                                                          $3,983       (13,215)       (9,232)
                                                          ======       =======       =======

     Income tax expense (benefit) attributable to continuing operations for the years ended December 31, 2001, 2000 and 1999, differs from the amounts computed by applying the U.S. federal income tax rate of 34 percent to loss before income taxes as follows:

                                                           2001         2000         1999
                                                         --------      -------      -------
Computed expected tax benefit..........................  $(46,388)     (43,455)     (17,737)
Increase reduction in income taxes resulting from:
  Book expenses not deductible for tax purposes........       590          754          122
  Amortization of non-deductible goodwill..............    13,402       11,845        8,814
  State and local income taxes, net of federal income
     tax Benefit.......................................    (4,488)      (4,629)        (534)
  Other differences, net...............................    (1,986)        (394)         103
                                                         --------      -------      -------
                                                         $(38,870)     (35,879)      (9,232)
                                                         ========      =======      =======

                       LAMAR MEDIA CORP. AND SUBSIDIARIES

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2001 and 2000 are presented below:

                                                                2001        2000
                                                              ---------   --------
Deferred tax liabilities:
   Plant and equipment, principally due to differences in
      depreciation..........................................  $  (3,550)    (3,513)
   Plant and equipment, due to basis differences on
      acquisitions..........................................   (173,312)  (161,065)
   Intangibles, due to differences in amortizable lives.....    (12,926)   (19,891)
                                                              ---------   --------
         Deferred tax liabilities...........................   (189,788)  (184,469)
   Deferred tax assets:
   Intangibles, due to differences in amortizable lives.....                    --
   Receivables, principally due to allowance for doubtful
      accounts..............................................      1,916      1,916
   Plant and equipment, due to basis differences on
      acquisitions and costs capitalized for tax purposes...      4,305      4,246
   Investment in affiliates and plant and equipment, due to
      gains recognized for tax purposes and deferred for
      financial reporting purposes..........................        941        941
   Accrued liabilities not deducted for tax purposes........      4,439      3,299
   Net operating loss carryforward..........................     49,921     31,239
   Minimum tax credit.......................................        331        331
   Other, net...............................................        694        445
                                                              ---------   --------
         Deferred tax assets................................     62,547     42,417
                                                              ---------   --------
   Net deferred tax liability...............................  $(127,241)  (142,052)
                                                              =========   ========

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

     Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are deductible, management believes it is more likely than not that Lamar Media will realize the benefits of these deductible differences. The amount of the deferred tax assets considered realizable, however, could be reduced in the near term if estimates of future taxable income during the carryforward period are reduced.

(7) RELATED PARTY TRANSACTIONS

     Affiliates, as used within these statements, are persons or entities that are affiliated with Lamar Media Corp. or its subsidiaries through common ownership and directorate control.

     As of December 31, 2001 and 2000, there was a receivable from Lamar Advertising Company, its parent, in the amount of $9,671 and $7,227, respectively.

                       LAMAR MEDIA CORP. AND SUBSIDIARIES

(8) QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                    FISCAL YEAR 2001 QUARTERS
                                         ------------------------------------------------
                                         MARCH 31   JUNE 30    SEPTEMBER 30   DECEMBER 31
                                         --------   --------   ------------   -----------
Net revenues...........................  $170,385   $191,893     $188,267      $178,505
Net revenues less direct advertising
   expenses............................   108,849    130,578      123,674       114,466
Net loss applicable to common stock....   (32,146)   (17,476)     (21,434)      (26,510)

                                                    FISCAL YEAR 2000 QUARTERS
                                         ------------------------------------------------
                                         MARCH 31   JUNE 30    SEPTEMBER 30   DECEMBER 31
                                         --------   --------   ------------   -----------
Net revenues...........................  $151,267   $172,953     $184,806      $178,293
Net revenues less direct advertising
   expenses............................    98,755    119,327      128,768       123,004
Net loss applicable to common stock....   (28,319)   (19,448)     (19,608)      (24,555)

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2002            2001
                                                              -------------   ------------
                                                                      (UNAUDITED)
                                                              (IN THOUSANDS, EXCEPT SHARE
                                                                  AND PER SHARE DATA)
ASSETS
Current assets:
  Cash and cash equivalents.................................   $   58,646      $   12,885
  Receivables, net..........................................      102,877          95,135
  Prepaid expenses..........................................       41,344          27,176
  Other current assets......................................       12,318           8,019
                                                               ----------      ----------
Total current assets........................................      215,185         143,215
                                                               ----------      ----------
Property, plant and equipment...............................    1,824,868       1,777,399
  Less accumulated depreciation and amortization............     (522,405)       (451,686)
                                                               ----------      ----------
Net property plant and equipment............................    1,302,463       1,325,713
                                                               ----------      ----------
Intangible assets...........................................    2,192,081       2,179,475
Other assets -- non-current.................................       18,797          17,304
                                                               ----------      ----------
Total assets................................................   $3,728,526      $3,665,707
                                                               ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable....................................   $    7,909      $   10,048
  Current maturities of long-term debt......................      114,244          66,559
  Accrued expenses..........................................       32,480          33,674
  Deferred income...........................................       15,360          11,618
                                                               ----------      ----------
Total current liabilities...................................      169,993         121,899
                                                               ----------      ----------
Long-term debt..............................................    1,710,697       1,745,026
Deferred income taxes.......................................      118,229         118,837
Other liabilities...........................................        7,937           7,724
                                                               ----------      ----------
Total liabilities...........................................    2,006,856       1,993,486
                                                               ==========      ==========
Stockholders' equity:
  Series AA preferred stock, par value $.001, $63.80
     cumulative dividends, authorized 5,720 shares; 5,719
     shares issued and outstanding at 2002 and 2001.........           --              --
  Class A preferred stock, par value $638, $63.80 cumulative dividends, 10,000 shares authorized; 0 shares issued
     and outstanding at 2002 and 2001.......................           --              --
  Class A common stock, par value $.001, 175,000,000 shares
     authorized, 85,020,286 and 82,899,800 shares issued and
     outstanding at 2002 and 2001, respectively.............           85              83
  Class B common stock, par value $.001, 37,500,000 shares
     authorized, 16,417,073 and 16,611,835 shares issued and
     outstanding at 2002 and 2001, respectively.............           16              17
  Additional paid-in capital................................    2,035,245       1,963,065
  Accumulated deficit.......................................     (313,676)       (290,944)
                                                               ----------      ----------
Stockholders' equity........................................    1,721,670       1,672,221
                                                               ----------      ----------
Total liabilities and stockholders' equity..................   $3,728,526      $3,665,707
                                                               ==========      ==========

     See accompanying notes to condensed consolidated financial statements.

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                            THREE MONTHS ENDED                  NINE MONTHS ENDED
                                               SEPTEMBER 30,                      SEPTEMBER 30,
                                       -----------------------------      -----------------------------
                                           2002             2001              2002             2001
                                       ------------      -----------      ------------      -----------
                                                                 (UNAUDITED)
                                               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)
Net revenues.........................  $    201,918      $   188,267      $    580,985      $   550,440
                                       ------------      -----------      ------------      -----------
Operating expenses (income)
   Direct advertising expenses.......        71,685           64,593           205,544          187,444
   General and administrative
      expenses.......................        42,325           37,552           122,948          111,684
   Depreciation and amortization.....        70,268           89,399           206,769          263,629
   (Gain) Loss on disposition of
      assets.........................           (33)             311              (203)            (708)
                                       ------------      -----------      ------------      -----------
                                            184,245          191,855           535,058          562,049
                                       ------------      -----------      ------------      -----------
   Operating income (loss)...........        17,673           (3,588)           45,927          (11,609)
Other expense (income)
   Interest income...................          (387)            (100)             (774)            (522)
   Interest expense..................        27,182           30,409            81,199           99,161
                                       ------------      -----------      ------------      -----------
                                             26,795           30,309            80,425           98,639
                                       ------------      -----------      ------------      -----------
Loss before income tax benefit.......        (9,122)         (33,897)          (34,498)        (110,248)
Income tax benefit...................        (3,134)          (9,536)          (12,039)         (31,197)
                                       ------------      -----------      ------------      -----------
Net loss.............................        (5,988)         (24,361)          (22,459)         (79,051)
Preferred stock dividends............            91               91               273              273
                                       ------------      -----------      ------------      -----------
Net loss applicable to common
  stock..............................  $     (6,079)     $   (24,452)     $    (22,732)     $   (79,324)
                                       ------------      -----------      ------------      -----------
Loss per common share -- basic and
  diluted:...........................  $       (.06)     $      (.25)     $       (.23)     $      (.81)
                                       ------------      -----------      ------------      -----------
Weighted average common shares
  outstanding........................   101,377,147       99,163,065       100,965,349       98,328,027
Incremental common shares from
  dilutive stock options.............            --               --                --               --
Incremental common shares from
  convertible debt...................            --               --                --               --
                                       ------------      -----------      ------------      -----------
Weighted average common shares
  assuming dilution..................   101,377,147       99,163,065       100,965,349       98,328,027

     See accompanying notes to condensed consolidated financial statements.

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
                                                                2002        2001
                                                              ---------   ---------
                                                                   (UNAUDITED)
                                                                 (IN THOUSANDS)
Cash flows from operating activities:
  Net loss..................................................  $ (22,459)  $ (79,051)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................    206,769     263,629
     Gain on disposition of assets..........................       (203)       (708)
     Deferred tax benefit...................................     (7,661)    (32,214)
     Provision for doubtful accounts........................      6,378       5,495
  Changes in operating assets and liabilities:
     (Increase) decrease in:
       Receivables..........................................    (12,208)    (21,325)
       Prepaid expenses.....................................    (12,753)    (11,139)
       Other assets.........................................     (4,559)      3,442
     Increase (decrease) in:
       Trade accounts payable...............................     (2,139)      3,210
       Accrued expenses.....................................     (1,150)    (15,935)
       Other liabilities....................................        (43)        178
       Deferred income......................................      3,524       2,426
                                                              ---------   ---------
Net cash provided by operating activities...................    153,496     118,008
                                                              ---------   ---------
Cash flows from investing activities:
  Acquisition of new markets................................    (74,041)   (274,560)
  Capital expenditures......................................    (56,938)    (59,958)
  Proceeds from disposition of assets.......................      2,048       3,906
                                                              ---------   ---------
Net cash used in investing activities.......................   (128,931)   (330,612)
                                                              ---------   ---------
Cash flows from financing activities:
  Debt issuance costs.......................................     (1,076)         --
  Net proceeds from issuance of common stock................     12,697      51,711
  Principal payments on long-term debt......................    (50,192)    (35,159)
  Net borrowings under credit agreements....................     60,000     130,000
  Increase in notes payable.................................         40          --
  Dividends.................................................       (273)       (273)
                                                              ---------   ---------
Net cash provided by financing activities...................     21,196     146,279
                                                              ---------   ---------
  Net increase (decrease) in cash and cash equivalents......     45,761     (66,325)
  Cash and cash equivalents at beginning of period..........     12,885      72,340
                                                              ---------   ---------
  Cash and cash equivalents at end of period................  $  58,646   $   6,015
                                                              ---------   ---------
Supplemental disclosures of cash flow information:
  Cash paid for interest....................................  $  85,252   $ 104,151
                                                              ---------   ---------
  Cash paid for state and federal income taxes..............  $     481   $     798
                                                              ---------   ---------
  Common stock issuance related to acquisitions.............  $  56,100   $  29,000
                                                              ---------   ---------

     See accompanying notes to condensed consolidated financial statements.

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
              (IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

1.  SIGNIFICANT ACCOUNTING POLICIES

     The information included in the foregoing interim financial statements is unaudited. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year. These condensed consolidated financial statements should be read in conjunction with the Company's consolidated financial statements and the notes thereto included in the 2001 Combined Form 10-K.

     Certain amounts in the prior year's consolidated financial statements have been reclassified to conform with the current year presentation. These reclassifications had no effect on previously reported net loss.

2.  ACQUISITIONS

     On January 1, 2002, the Company purchased the stock of Delite Outdoor of Ohio Holdings, Inc. for $38,000. The purchase price consisted of 963,488 shares of Lamar Advertising Class A common stock.

     On January 8, 2002, the Company purchased the assets of MC Partners for a cash purchase price of approximately $15,313.

     On May 31, 2002, the Company purchased the assets of American Outdoor Advertising, Inc. for $15,725. The purchase price consisted of 349,376 shares of Lamar Advertising Class A common stock as well as approximately $725 in cash.

     During the nine months ended September 30, 2002, the Company completed 56 additional acquisitions of outdoor advertising assets for a cash purchase price of approximately $58,003 and the issuance of 92,600 shares of Lamar Advertising Class A common stock valued at $3,100.

     Each of these acquisitions was accounted for under the purchase method of accounting, and, accordingly, the accompanying financial statements include the results of operations of each acquired entity from the date of acquisition. The acquisition costs have been allocated to assets acquired and liabilities assumed based on fair market value at the dates of acquisition. The following is a summary of the preliminary allocation of the acquisition costs in the above transactions.

                                       PROPERTY,
                             CURRENT    PLANT &                  OTHER      OTHER      CURRENT      LONG-TERM
                             ASSETS    EQUIPMENT   GOODWILL   INTANGIBLES   ASSETS   LIABILITIES   LIABILITIES
                             -------   ---------   --------   -----------   ------   -----------   ------------
Delite Outdoor of Ohio
  Holdings.................     972     10,048      14,324      21,640         --         742          8,242
MC Partners................     245      2,563       5,523       9,363         --          40          2,341
American...................     725      8,388          --       6,612         --          --             --
Other......................     790     11,949      22,718      26,701      1,769         469          2,355
                              -----     ------      ------      ------      -----       -----         ------
                              2,732     32,948      42,565      64,316      1,769       1,251         12,938
                              =====     ======      ======      ======      =====       =====         ======

     Summarized below are certain unaudited pro forma statements of operations data for the three months and nine months ended September 30, 2002 and September 30, 2001 as if each of the above acquisitions and the acquisitions occurring in 2001, which were fully described in the 2001 Combined Form 10-K, had been consummated as of January 1, 2001. This pro forma information does not purport to

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES represent what the Company's results of operations actually would have been had such transactions occurred on the date specified or to project the Company's results of operations for any future periods.

                                             THREE MONTHS ENDED     NINE MONTHS ENDED
                                                SEPTEMBER 30,         SEPTEMBER 30,
                                             -------------------   -------------------
                                               2002       2001       2002       2001
                                             --------   --------   --------   --------
Net revenues...............................  $202,042   $194,090   $583,860   $573,327
Net loss applicable to common stock........  $ (6,140)  $(25,042)  $(23,312)  $(83,525)
Net loss per share applicable to common
  stock....................................  $   (.06)  $   (.25)  $   (.23)  $   (.84)

3.  GOODWILL AND OTHER INTANGIBLE ASSETS -- ADOPTION OF STATEMENT 142

     The following is a summary of intangible assets at September 30, 2002 and December 31, 2001.

                                                 ESTIMATED LIFE
                                                    (YEARS)          2002         2001
                                                 --------------   ----------   ----------
AMORTIZABLE INTANGIBLE ASSETS:
Debt issuance costs and fees...................      7 - 10       $   48,455   $   47,379
Customer lists and contracts...................      7 - 10          370,718      359,154
Non-compete agreements.........................      3 - 15           56,943       56,419
Site locations and other.......................      5 - 15          949,701      897,450
                                                                  ----------   ----------
                                                                   1,425,817    1,360,402
  Accumulated Amortization.....................                     (411,061)    (315,687)
                                                                  ----------   ----------
  Net Amortizable Intangibles..................                   $1,014,756   $1,044,715
                                                                  ==========   ==========

                                                                 2002         2001
                                                              ----------   ----------
UNAMORTIZABLE INTANGIBLE ASSETS:
Goodwill....................................................  $1,430,960   $1,388,395
Accumulated Amortization....................................    (253,635)    (253,635)
                                                              ----------   ----------
     Net Unamortizable Intangibles..........................  $1,177,325   $1,134,760
                                                              ==========   ==========

     The changes in the carrying amount of goodwill for the nine months ended September 30, 2002 are as follows:

Balance as of December 31, 2001.............................  $1,388,395
Goodwill acquired during the year...........................      42,565
Impairment losses...........................................          --
                                                              ----------
Balance as of September 30, 2002............................  $1,430,960
                                                              ==========

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

     The following table illustrates the effect of the adoption of SFAS 142 on prior periods and its effect on the Company's earnings per share.

                                              THREE MONTHS ENDED    NINE MONTHS ENDED
                                                SEPTEMBER 30,         SEPTEMBER 30,
                                              ------------------   -------------------
                                               2002       2001       2002       2001
                                              -------   --------   --------   --------
Reported net loss applicable to common
  stock.....................................  $(6,079)  $(24,452)  $(22,732)  $(79,324)
  Add: goodwill amortization, net of tax....       --     17,838         --     52,615
                                              -------   --------   --------   --------
Adjusted net loss applicable to common
  stock.....................................  $(6,079)  $ (6,614)  $(22,732)  $(26,709)
                                              -------   --------   --------   --------
Earnings per common share-basic and diluted
  Reported net loss per common share........  $  (.06)  $   (.25)  $   (.23)  $   (.81)
  Add: goodwill amortization per share......       --        .18         --        .54
                                              -------   --------   --------   --------
Adjusted net loss per common share..........  $  (.06)  $   (.07)  $   (.23)  $   (.27)
                                              =======   ========   ========   ========

     In accordance with SFAS No. 142 "Goodwill and Other Intangible Assets", which the Company adopted on January 1, 2002, the Company has conducted an impairment review of goodwill. Based upon the review, no impairment charge was required.

4.  LONG-TERM DEBT

     On January 11, 2002, the Company activated $200,000 in new borrowings under the incremental facility of its bank credit agreement. The proceeds were used to reduce the outstanding balance of the revolving bank credit facility by $160,000 and approximately $10,000 was used for operations resulting in excess cash on hand of $30,000. Also, on January 30, 2002, JPMorgan Chase Bank issued a standby letter of credit of approximately $3,203 to benefit American Casualty Insurance Company, the provider of the Company's general liability and workman's compensation coverage. This issuance reduces the Company's availability under its revolving credit facility. Effective March 31, 2002, in accordance with the Company's bank credit agreement, the Company began to make its scheduled quarterly principal payments of $15,750 and commitments under the revolving facility of the bank credit agreement began reducing by $8,750 quarterly. On September 30, 2002, the Company had $319,058 available under the revolving credit facility.

     On September 25, 2002, the Company called for full redemption on October 25, 2002 of its outstanding 9.25% Senior Subordinated Notes due 2007 in aggregate principal amount of approximately $74,073 for a redemption price equal to 104.625% of the principal amount of the Notes plus accrued interest to the redemption date of approximately $1,332. The Notes were called pursuant to the optional redemption provisions of the Notes and the related indenture applicable to optional redemptions. The Company used cash on hand to redeem the Notes. In the fourth quarter of 2002, the Company will record approximately $2,090, net of tax, as an expense related to the prepayment penalty of the Notes.

5.  SUMMARIZED FINANCIAL INFORMATION OF SUBSIDIARIES

     Separate financial statements of each of the Company's direct or indirect wholly owned subsidiaries that have guaranteed Lamar Media's obligations with respect to its publicly issued notes (collectively, the "Guarantors") are not included herein because the guarantees are full and unconditional, joint and several, and the only subsidiary that is not a guarantor is considered minor. Lamar Media's ability to make distributions to Lamar Advertising is restricted under the terms of its bank credit facility and the indenture relating to Lamar Media's outstanding notes.

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

6.  EARNINGS PER SHARE

     Earnings per share are computed in accordance with SFAS No. 128, "Earnings Per Share." The calculations of basic earnings per share exclude any dilutive effect of stock options and convertible debt while diluted earning per share includes the dilutive effect of stock options and convertible debt. The number of potentially dilutive shares excluded from the calculation because of their anti-dilutive effect are 331,402 and 418,585 for three months ended September 30, 2002 and 2001, and 595,728 and 469,059 for the nine months ended September 30, 2002 and 2001, respectively.

7.  NEW ACCOUNTING PRONOUNCEMENTS

     Effective January 1, 2002, the Company adopted SFAS No. 142, "Goodwill and Other Intangible Assets". SFAS No. 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead tested for impairment at least annually in accordance with the provisions of SFAS No.
142. SFAS No. 142 also requires that intangible assets with estimable useful lives be amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and subsequently SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", after its adoption.

     In August, 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. This Statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. SFAS No. 144 requires companies to separately report discontinued operations and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment, or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. The Company adopted SFAS No. 144 on January 1, 2002.

     In April 2002, the FASB issued Statement 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections ("Statement 145"). This statement rescinds SFAS No. 4, Reporting Gains and Losses from Extinguishments of Debt, and requires that all gains and losses from extinguishments of debt should be classified as extraordinary items only if they meet the criteria in APB No. 30. Applying APB No. 30 will distinguish transactions that are part of an entity's recurring operations from those that are unusual or infrequent or that meet the criteria for classification as to an extraordinary item. Any gain or loss on extinguishment of debt that was classified as an extraordinary item in prior periods presented that does not meet the criteria in APB No. 30 for classification as an extraordinary item must be reclassified. The Company will adopt the provisions related to the rescission of SFAS No. 4 in the fourth quarter of 2002.

     In June 2002, the FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities", ("Statement 146") which addresses financial accounting and reporting for costs associated with exit or disposal activities. It nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." The principal difference between Statement 146 and Issue 94-3 relates to the recognition of a liability for a cost associated with an exit or disposal activity. Statement 146 requires that a liability be recognized for those costs only when the liability is incurred, that is, when it meets the definition of a liability in the FASB's conceptual framework. In contrast, under Issue 94-3, a company

                   LAMAR ADVERTISING COMPANY AND SUBSIDIARIES recognized a liability for an exit cost when it committed to an exit plan. Statement 146 also establishes fair value as the objective for initial measurement of liabilities related to exit or disposal activities. The Statement is effective for exit or disposal activities that are initiated after December 31, 2002. The Company will adopt the provisions related to Statement No. 146 as of January 1, 2003.

8.  COMMITMENTS AND CONTINGENT LIABILITIES

     In August 2002, a jury verdict was rendered in a lawsuit filed against the Company in the amount of $32 in compensatory damages and $2,245 in punitive damages. In October 2002, the Company filed a motion seeking the elimination or reduction of the punitive damages portion of the award. As of the date of this report, the court has not ruled on the Company's motion. If the ruling is adverse to the Company, the Company intends to appeal. As a result of the verdict, the Company recorded a $2,277 charge in its operating expenses during the quarter ended September 30, 2002.

                       LAMAR MEDIA CORP. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2002            2001
                                                              -------------   ------------
                                                                      (UNAUDITED)
                                                              (IN THOUSANDS, EXCEPT SHARE
                                                                  AND PER SHARE DATA)
ASSETS
Current assets:
  Cash and cash equivalents.................................   $   58,646      $   12,885
  Receivables, net..........................................      102,477          93,043
  Prepaid expenses..........................................       41,344          27,176
  Other current assets......................................       17,778          17,688
                                                               ----------      ----------
Total current assets........................................      220,245         150,792
                                                               ----------      ----------
Property, plant and equipment...............................    1,824,868       1,777,399
  Less accumulated depreciation and amortization............     (522,405)       (451,686)
                                                               ----------      ----------
Net property plant and equipment............................    1,302,463       1,325,713
                                                               ----------      ----------
Intangible assets...........................................    2,171,699       2,156,079
Other assets -- non-current.................................       18,255          16,580
                                                               ----------      ----------
Total assets................................................   $3,712,662      $3,649,164
                                                               ==========      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable....................................   $    7,909      $   10,048
  Current maturities of long-term debt......................      114,244          66,559
  Accrued expenses..........................................       23,685          22,362
  Deferred income...........................................       15,360          11,618
                                                               ----------      ----------
Total current liabilities...................................      161,198         110,587
                                                               ----------      ----------
Long-term debt..............................................    1,423,197       1,457,526
Deferred income taxes.......................................      128,692         127,241
Other liabilities...........................................        7,937           7,724
                                                               ----------      ----------
Total liabilities...........................................    1,721,024       1,703,078
                                                               ==========      ==========
Stockholder's equity:
  Common stock, $0.01 par value, authorized 3,000 shares;
     100 shares issued and outstanding at September 30, 2002
     and December 31, 2001..................................           --              --
  Additional paid-in capital................................    2,281,803       2,222,317
  Accumulated deficit.......................................     (290,165)       (276,231)
                                                               ----------      ----------
Stockholder's equity........................................    1,991,638       1,946,086
                                                               ----------      ----------
Total liabilities and stockholder's equity..................   $3,712,662      $3,649,164
                                                               ==========      ==========

     See accompanying notes to condensed consolidated financial statements.

                       LAMAR MEDIA CORP. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                     THREE MONTHS ENDED     NINE MONTHS ENDED
                                                        SEPTEMBER 30,         SEPTEMBER 30,
                                                     -------------------   -------------------
                                                       2002       2001       2002       2001
                                                     --------   --------   --------   --------
                                                                    (UNAUDITED)
                                                                  (IN THOUSANDS)
Net revenues.......................................  $201,918   $188,267   $580,985   $550,440
                                                     --------   --------   --------   --------
Operating expenses (income)
   Direct advertising expenses.....................    71,685     64,593    205,544    187,444
   General and administrative expenses.............    42,253     37,481    122,738    111,502
   Depreciation and amortization...................    69,455     88,501    204,332    260,920
   (Gain) loss on disposition of assets............       (33)       311       (203)      (708)
                                                     --------   --------   --------   --------
                                                      183,360    190,886    532,411    559,158
                                                     --------   --------   --------   --------
   Operating income (loss).........................    18,558     (2,619)    48,574     (8,718)
Other expense (income)
   Interest income.................................      (387)      (100)      (774)      (522)
   Interest expense................................    23,408     26,635     69,878     89,098
                                                     --------   --------   --------   --------
                                                       23,021     26,535     69,104     88,576
                                                     --------   --------   --------   --------
Loss before income tax benefit.....................    (4,463)   (29,154)   (20,530)   (97,294)
Income tax benefit.................................    (1,318)    (7,720)    (6,596)   (26,238)
                                                     --------   --------   --------   --------
Net loss...........................................  $ (3,145)  $(21,434)  $(13,934)  $(71,056)

     See accompanying notes to condensed consolidated financial statements.

                       LAMAR MEDIA CORP. AND SUBSIDIARIES

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                               NINE MONTHS ENDED
                                                                 SEPTEMBER 30,
                                                              -------------------
                                                                2002       2001
                                                              --------   --------
                                                                  (UNAUDITED)
                                                                (IN THOUSANDS)
Cash flows from operating activities:
  Net loss..................................................  $(13,934)  $(71,056)
  Adjustments to reconcile net loss to net cash provided by
     operating activities:
     Depreciation and amortization..........................   204,332    260,920
     Gain on disposition of assets..........................      (203)      (708)
     Deferred tax benefit...................................    (2,218)   (27,256)
     Provision for doubtful accounts........................     6,378      5,495
  Changes in operating assets and liabilities:
     (Increase) decrease in:
       Receivables..........................................   (13,652)   (21,369)
       Prepaid expenses.....................................   (12,753)   (11,139)
       Other assets.........................................    (4,740)    (3,100)
     Increase (decrease) in:
       Trade accounts payable...............................    (2,139)     3,210
       Accrued expenses.....................................     1,368    (18,279)
       Other liabilities....................................       (43)       178
       Deferred income......................................     3,524      2,426
                                                              --------   --------
Net cash provided by operating activities...................   165,920    119,322
                                                              --------   --------
Cash flows from investing activities:
  Acquisition of new markets................................   (74,041)  (272,436)
  Capital expenditures......................................   (56,938)   (59,958)
  Proceeds from disposition of assets.......................     2,048      3,906
                                                              --------   --------
Net cash used in investing activities.......................  (128,931)  (328,488)
                                                              --------   --------
Cash flows from financing activities:
  Debt issuance costs.......................................    (1,076)        --
  Contribution from parent..................................        --     48,000
  Principal payments on long-term debt......................   (50,192)   (35,159)
  Increase in notes payable.................................        40         --
  Net borrowings under credit agreements....................    60,000    130,000
                                                              --------   --------
Net cash provided by financing activities...................     8,772    142,841
                                                              --------   --------
  Net increase (decrease) in cash and cash equivalents......    45,761    (66,325)
  Cash and cash equivalents at beginning of period..........    12,885     72,340
                                                              --------   --------
  Cash and cash equivalents at end of period................  $ 58,646   $  6,015
                                                              --------   --------
Supplemental disclosures of cash flow information:
  Cash paid for interest....................................  $ 70,159   $ 94,717
                                                              --------   --------
  Cash paid for state and federal income taxes..............  $    481   $    798
                                                              --------   --------
  Parent company stock contributed for acquisitions.........  $ 56,100   $ 29,000
                                                              --------   --------
Noncash Financing Activity:
  Note payable converted to contributed capital.............  $     --   $287,500
                                                              --------   --------

     See accompanying notes to condensed consolidated financial statements.

                       LAMAR MEDIA CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT FOR SHARE DATA)

1.  SIGNIFICANT ACCOUNTING POLICIES

     The information included in the foregoing interim financial statements is unaudited. In the opinion of management all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of Lamar Media's financial position and results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year. These condensed consolidated financial statements should be read in conjunction with Lamar Media's consolidated financial statements and the notes thereto included in the 2001 Combined Form 10-K.

     Certain amounts in the prior year's condensed consolidated financial statements have been reclassified to conform with the current year presentation. These reclassifications had no effect on previously reported results of operations.

     Certain footnotes are not provided for the accompanying financial statements as the information in notes 2, 3, 4, 5, 7 and 8 to the condensed consolidated financial statements of Lamar Advertising Company included elsewhere in this report is substantially equivalent to that required for the condensed consolidated financial statements of Lamar Media Corp. Earnings per share data is not provided for the operating results of Lamar Media Corp. as it is a wholly-owned subsidiary of Lamar Advertising Company.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 145 of the Delaware General Corporation Law (the "DGCL") grants us the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and with to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in our right where the person involved is adjudged to be liable to us except to the extent approved by a court.

     Our By-laws provide that any person who is made a party to any action or proceeding because such person is or was our director or officer will be indemnified and held harmless against all claims, liabilities and expenses, including those expenses incurred in defending a claim and amounts paid or agreed to be paid in connection with reasonable settlements made before final adjudication with the approval of the Board of Directors, if such person has not acted, or in the judgment of our shareholders or directors has not acted, with willful or intentional misconduct. The indemnification provided for in our By-laws is expressly not exclusive of any other rights to which those seeking indemnification may be entitled as a matter of law.

     Our Certificate of Incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, whether or not an individual continues to be a director at the time such liability is asserted, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which the director derives an improper personal benefit.

     We carry Directors' and Officers' insurance which covers our directors and officers against certain liabilities they may incur when acting in their capacity as directors or officers.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) See Exhibit Index immediately following the signature page.

ITEM 22.  UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)(4) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR MEDIA CORP.

                                          By:   /s/ KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Media Corp., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                                    TITLE                        DATE
                   ---------                                    -----                        ----
            /s/ KEVIN P. REILLY, JR.               Director and Principal Executive    January 21, 2003
------------------------------------------------               Officer
              Kevin P. Reilly, Jr.

               /s/ KEITH A. ISTRE                  Director and Principal Financial    January 21, 2003
------------------------------------------------        and Accounting Officer
                 Keith A. Istre

             /s/ GERALD H. MARCHAND                            Director                January 21, 2003
------------------------------------------------
               Gerald H. Marchand

          /s/ T. EVERETT STEWART, JR.                          Director                January 21, 2003
------------------------------------------------
            T. Everett Stewart, Jr.

                /s/ SEAN REILLY                                Director                January 21, 2003
------------------------------------------------
                  Sean Reilly

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR AIR, L.L.C.

                                          By: THE LAMAR COMPANY, L.L.C.,
                                              its Managing Member

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                                  /s/ KEVIN P. REILLY
                                          --------------------------------------
                                                     Kevin P. Reilly
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          TLC PROPERTIES, L.L.C.

                                          By: TLC PROPERTIES, INC.,
                                              its Managing Member

                                                    /s/ SEAN REILLY
                                          --------------------------------------
                                                       Sean Reilly
                                                        President

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR TEXAS LIMITED PARTNERSHIP

                                          By: LAMAR TEXAS GENERAL PARTNER, INC.,
                                              its General Partner

                                                    /s/ SEAN REILLY
                                          --------------------------------------
                                                       Sean Reilly
                                                        President

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR TENNESSEE, L.L.C.

                                          By: THE LAMAR COMPANY, L.L.C.
                                              its Managing Member

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                               /s/ KEVIN P. REILLY, JR.
                                          --------------------------------------
                                                   Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          GEORGIA LOGOS, L.L.C.

                                          By: INTERSTATE LOGOS, L.L.C.,
                                              its Managing Member

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                               /s/ KEVIN P. REILLY, JR.
                                          --------------------------------------
                                                   Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          INTERSTATE LOGOS, L.L.C.

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                               /s/ KEVIN P. REILLY, JR.
                                          --------------------------------------
                                                   Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          FLORIDA LOGOS, INC.

                                          By:  /s/ T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Florida Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

           /s/ T. EVERETT STEWART, JR.               Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
             T. Everett Stewart, Jr.


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


                 /s/ SEAN REILLY                                 Director                January 21, 2003
 ------------------------------------------------
                   Sean Reilly


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          KANSAS LOGOS INC.

                                          By:  /s/ T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Kansas Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

           /s/ T. EVERETT STEWART, JR.               Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
             T. Everett Stewart, Jr.


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


                 /s/ SEAN REILLY                                 Director                January 21, 2003
 ------------------------------------------------
                   Sean Reilly


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          KENTUCKY LOGOS, LLC

                                          By: INTERSTATE LOGOS, L.L.C.,
                                              its Managing Member

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                               /s/ KEVIN P. REILLY, JR.
                                          --------------------------------------
                                                   Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          MICHIGAN LOGOS, INC.

                                          By:  /s/ T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Michigan Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                  TITLE                       DATE
                        ---------                                  -----                       ----

           /s/ T. EVERETT STEWART, JR.               Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
             T. Everett Stewart, Jr.


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


                 /s/ SEAN REILLY                                 Director                January 21, 2003
 ------------------------------------------------
                   Sean Reilly


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          MINNESOTA LOGOS, INC.

                                          By:  /s/ T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Minnesota Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                        SIGNATURE                                  TITLE                       DATE
                        ---------                                  -----                       ----

           /s/ T. EVERETT STEWART, JR.               Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
             T. Everett Stewart, Jr.


                /s/ KEVIN A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


                 /s/ SEAN REILLY                                 Director                January 21, 2003
 ------------------------------------------------
                   Sean Reilly


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          MISSISSIPPI LOGOS, L.L.C.

                                          By: INTERSTATE LOGOS, L.L.C.,
                                              its Managing Member

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                               /s/ KEVIN P. REILLY, JR.
                                          --------------------------------------
                                                   Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          MISSOURI LOGOS, LLC

                                          By: INTERSTATE LOGOS, L.L.C.,
                                              its Managing Member

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                               /s/ KEVIN P. REILLY, JR.
                                          --------------------------------------
                                                   Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          NEBRASKA LOGOS, INC.

                                          By:  /s/ T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Nebraska Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----
           /s/ T. EVERETT STEWART, JR.               Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
             T. Everett Stewart, Jr.


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


                 /s/ SEAN REILLY                                 Director                January 21, 2003
 ------------------------------------------------
                   Sean Reilly


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          NEVADA LOGOS, INC.

                                          By:  /s/ T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                                         President

                               POWER OF ATTORNEY

     We the undersigned officers and directors of Nevada Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----
           /s/ T. EVERETT STEWART, JR.               Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
             T. Everett Stewart, Jr.


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


                 /s/ SEAN REILLY                                 Director                January 21, 2003
 ------------------------------------------------
                   Sean Reilly


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          NEW JERSEY LOGOS, L.L.C.

                                          By: INTERSTATE LOGOS, L.L.C.,
                                              its Managing Member

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                               /s/ KEVIN P. REILLY, JR.
                                          --------------------------------------
                                                   Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          OHIO LOGOS, INC.

                                          By:  /s/ T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Ohio Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                    TITLE                       DATE
                    ---------                                    -----                       ----

              /s/ T. EVERETT STEWART                Director and Principal Executive   January 21, 2003
--------------------------------------------------              Officer
             T. Everett Stewart, Jr.


                /s/ KEITH A. ISTRE                  Director and Principal Financial   January 21, 2003
--------------------------------------------------       and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                           Director               January 21, 2003
--------------------------------------------------
               Kevin P. Reilly, Jr.


                 /s/ SEAN REILLY                                Director               January 21, 2003
--------------------------------------------------
                   Sean Reilly


              /s/ GERALD H. MARCHAND                            Director               January 21, 2003
--------------------------------------------------
                Gerald H. Marchand

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          OKLAHOMA LOGOS, L.L.C.

                                          By: INTERSTATE LOGOS, L.L.C.,
                                              its Managing Member

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                               /s/ KEVIN P. REILLY, JR.
                                          --------------------------------------
                                                   Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          SOUTH CAROLINA LOGOS, INC.

                                          By:  /s/ T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of South Carolina Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                    TITLE                       DATE
                    ---------                                    -----                       ----

           /s/ T. EVERETT STEWART, JR.              Director and Principal Executive   January 21, 2003
--------------------------------------------------              Officer
             T. Everett Stewart, Jr.


                /s/ KEVIN A. ISTRE                  Director and Principal Financial   January 21, 2003
--------------------------------------------------       and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                           Director               January 21, 2003
--------------------------------------------------
               Kevin P. Reilly, Jr.


                 /s/ SEAN REILLY                                Director               January 21, 2003
--------------------------------------------------
                   Sean Reilly


              /s/ GERALD H. MARCHAND                            Director               January 21, 2003
--------------------------------------------------
                Gerald H. Marchand

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          TENNESSEE LOGOS, INC.

                                          By:  /s/ T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Tennessee Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                    TITLE                       DATE
                    ---------                                    -----                       ----

           /s/ T. EVERETT STEWART, JR.              Director and Principal Executive   January 21, 2003
--------------------------------------------------              Officer
             T. Everett Stewart, Jr.


                /s/ KEITH A. ISTRE                  Director and Principal Financial   January 21, 2003
--------------------------------------------------       and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                           Director               January 21, 2003
--------------------------------------------------
               Kevin P. Reilly, Jr.


                 /s/ SEAN REILLY                                Director               January 21, 2003
--------------------------------------------------
                   Sean Reilly


              /s/ GERALD H. MARCHAND                            Director               January 21, 2003
--------------------------------------------------
                Gerald H. Marchand

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          TEXAS LOGOS, L.P.

                                          By: OKLAHOMA LOGOS, L.L.C.,
                                              its General Partner

                                          By: INTERSTATE LOGOS, L.L.C.,
                                              its Managing Member

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                               /s/ KEVIN P. REILLY, JR.
                                          --------------------------------------
                                                   Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          UTAH LOGOS, INC.

                                          By:  /s/ T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Utah Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                    TITLE                       DATE
                    ---------                                    -----                       ----

           /s/ T. EVERETT STEWART, JR.              Director and Principal Executive   January 21, 2003
--------------------------------------------------              Officer
             T. Everett Stewart, Jr.


                /s/ KEITH A. ISTRE                  Director and Principal Financial   January 21, 2003
--------------------------------------------------       and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                           Director               January 21, 2003
--------------------------------------------------
               Kevin P. Reilly, Jr.


                 /s/ SEAN REILLY                                Director               January 21, 2003
--------------------------------------------------
                   Sean Reilly


              /s/ GERALD H. MARCHAND                            Director               January 21, 2003
--------------------------------------------------
                Gerald H. Marchand

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          VIRGINIA LOGOS, LLC

                                          By: INTERSTATE LOGOS, L.L.C.,
                                              its Managing Member

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                               /s/ KEVIN P. REILLY, JR.
                                          --------------------------------------
                                                   Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR ADVERTISING OF COLORADO SPRINGS,
                                          INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Advertising of Colorado Springs, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR ADVERTISING OF MICHIGAN, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Advertising of Michigan, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR ADVERTISING OF PENN, LLC

                                          By: THE LAMAR COMPANY, L.L.C.,
                                              its Managing Member

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                               /s/ KEVIN P. REILLY, JR.
                                          --------------------------------------
                                                   Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR ADVERTISING OF YOUNGSTOWN, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Advertising of Youngstown, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR PENSACOLA TRANSIT, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Pensacola Transit, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR TEXAS GENERAL PARTNER, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Texas General Partner, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR ELECTRICAL, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Electrical, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          TLC PROPERTIES, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of TLC Properties, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          TLC PROPERTIES II, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of TLC Properties II, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          CANADIAN TODS LIMITED

                                          By: Interstate Logos, L.L.C., its
                                          managing member

                                          By: Lamar Media Corp., its managing
                                          member

                                          By:   /s/ KEVIN P. REILLY, JR.
                                            ------------------------------------
                                                    Kevin P. Reilly, Jr.
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Canadian TODS Limited, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

             /s/ KEVIN P. REILLY, JR.                Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
               Kevin P. Reilly, Jr.


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


                 /s/ SEAN REILLY                                 Director                January 21, 2003
 ------------------------------------------------
                   Sean Reilly


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR ADVERTISING OF SOUTH DAKOTA,
                                          INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Advertising of South Dakota, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR OCI SOUTH CORPORATION

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar OCI South Corporation, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------                   and
                  Keith A. Istre                            Accounting Officer


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR OCI NORTH CORPORATION

                                          BY:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        SEAN REILLY
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar OCI North Corporation, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------                   and
                  Keith A. Istre                            Accounting Officer


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          AMERICAN SIGNS, INC.

                                          BY:       /s/ SEAN REILLY
                                          --------------------------------------
                                                       SEAN REILLY
                                                        President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of American Signs, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre, and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                        DATE
                    ---------                                     -----                        ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
-------------------------------------------------                Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
-------------------------------------------------                  and
                  Keith A. Istre                            Accounting Officer


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
-------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
-------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
-------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          HARDIN DEVELOPMENT CORPORATION

                                          BY:       /s/ SEAN REILLY
                                          --------------------------------------
                                                       SEAN REILLY
                                                        President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Hardin Development Corporation, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                        DATE
                    ---------                                     -----                        ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
-------------------------------------------------                Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
-------------------------------------------------                  and
                  Keith A. Istre                            Accounting Officer


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
-------------------------------------------------
               Kevin P. Reilly, Jr.

              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
-------------------------------------------------
                Gerald H. Marchand

           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
-------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          COLORADO LOGOS, INC.

                                          By:  /s/ T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                                         President

                                                     POWER OF ATTORNEY

     We, the undersigned officers and directors of Colorado Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                        DATE
                    ---------                                     -----                        ----

           /s/ T. EVERETT STEWART, JR.               Director and Principal Executive    January 21, 2003
-------------------------------------------------                Officer
             T. Everett Stewart, Jr.


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
-------------------------------------------------                  and
                  Keith A. Istre                            Accounting Officer


                 /s/ SEAN REILLY                                 Director                January 21, 2003
-------------------------------------------------
                   Sean Reilly


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
-------------------------------------------------
                Gerald H. Marchand


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
-------------------------------------------------
               Kevin P. Reilly, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          NEW MEXICO LOGOS, INC.

                                          By:  /s/ T. EVERETT STEWART, JR.
                                            ------------------------------------
                                                  T. Everett Stewart, Jr.
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of New Mexico Logos, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                     TITLE                        DATE
                    ---------                                     -----                        ----

           /s/ T. EVERETT STEWART, JR.               Director and Principal Executive    January 21, 2003
-------------------------------------------------                Officer
             T. Everett Stewart, Jr.


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
-------------------------------------------------                  and
                  Keith A. Istre                            Accounting Officer


                 /s/ SEAN REILLY                                 Director                January 21, 2003
-------------------------------------------------
                   Sean Reilly


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
-------------------------------------------------
                Gerald H. Marchand


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
-------------------------------------------------
               Kevin P. Reilly, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR ADVERTISING OF KENTUCKY, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Advertising of Kentucky, Inc. hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----
                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          PARSONS DEVELOPMENT COMPANY

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Parsons Development Company, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----
                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          REVOLUTION OUTDOOR ADVERTISING, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Revolution Outdoor Advertising, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----
                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------         and Accounting Officer
                  Keith A. Istre


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          OUTDOOR PROMOTIONS WEST, LLC

                                          By: TRIUMPH OUTDOOR HOLDINGS, LLC,
                                              its Managing Member

                                          By: LAMAR CENTRAL OUTDOOR, INC.,
                                              its Managing Member

                                                    /s/ SEAN REILLY
                                          --------------------------------------
                                                       Sean Reilly
                                                        President

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          TRANSIT AMERICA LAS VEGAS, L.L.C.

                                          By: TRIUMPH OUTDOOR HOLDINGS, LLC,
                                              its Managing Member

                                          By: LAMAR CENTRAL OUTDOOR, INC.,
                                              its Managing Member

                                                    /s/ SEAN REILLY
                                          --------------------------------------
                                                       Sean Reilly
                                                        President

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          TRIUMPH OUTDOOR RHODE ISLAND, LLC

                                          By: TRIUMPH OUTDOOR HOLDINGS, LLC,
                                              its Managing Member

                                          By: LAMAR CENTRAL OUTDOOR, INC.,
                                              its Managing Member

                                                    /s/ SEAN REILLY
                                          --------------------------------------
                                                       Sean Reilly
                                                        President

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          TRIUMPH OUTDOOR HOLDINGS, LLC

                                          By: LAMAR CENTRAL OUTDOOR, INC.,
                                              its Managing Member

                                                     /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR FLORIDA, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Florida, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------                   and
                  Keith A. Istre                            Accounting Officer


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR ADVAN, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Advan, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------                   and
                  Keith A. Istre                            Accounting Officer


               /s/ KEVIN P. REILLY                               Director                January 21, 2003
 ------------------------------------------------
                 Kevin P. Reilly


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR ADVERTISING OF IOWA, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Advertising of Iowa, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------                   and
                  Keith A. Istre                            Accounting Officer


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR ADVANTAGE HOLDING COMPANY

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Advantage Holding Company, hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith
A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------                   and
                  Keith A. Istre                            Accounting Officer


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR OKLAHOMA HOLDING COMPANY, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Oklahoma Holding Company, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------                   and
                  Keith A. Istre                            Accounting Officer


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR ADVERTISING OF OKLAHOMA, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Advertising of Oklahoma, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                               TITLE                         DATE
             ---------                               -----                         ----
          /s/ SEAN REILLY               Director and Principal Executive     January 21, 2003
------------------------------------                Officer
            Sean Reilly

         /s/ KEITH A. ISTRE           Director and Principal Financial and   January 21, 2003
------------------------------------           Accounting Officer
           Keith A. Istre

      /s/ KEVIN P. REILLY, JR.                      Director                 January 21, 2003
------------------------------------
        Kevin P. Reilly, Jr.

       /s/ GERALD H. MARCHAND                       Director                 January 21, 2003
------------------------------------
         Gerald H. Marchand

    /s/ T. EVERETT STEWART, JR.                     Director                 January 21, 2003
------------------------------------
      T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR BENCHES, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Benches, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                               TITLE                         DATE
             ---------                               -----                         ----
          /s/ SEAN REILLY               Director and Principal Executive     January 21, 2003
------------------------------------                Officer
            Sean Reilly

         /s/ KEITH A. ISTRE           Director and Principal Financial and   January 21, 2003
------------------------------------           Accounting Officer
           Keith A. Istre

      /s/ KEVIN P. REILLY, JR.                      Director                 January 21, 2003
------------------------------------
        Kevin P. Reilly, Jr.

       /s/ GERALD H. MARCHAND                       Director                 January 21, 2003
------------------------------------
         Gerald H. Marchand

    /s/ T. EVERETT STEWART, JR.                     Director                 January 21, 2003
------------------------------------
      T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR I-40 WEST, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar I-40 West, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                               TITLE                         DATE
             ---------                               -----                         ----
          /s/ SEAN REILLY               Director and Principal Executive     January 21, 2003
------------------------------------                Officer
            Sean Reilly

         /s/ KEITH A. ISTRE           Director and Principal Financial and   January 21, 2003
------------------------------------           Accounting Officer
           Keith A. Istre

      /s/ KEVIN P. REILLY, JR.                      Director                 January 21, 2003
------------------------------------
        Kevin P. Reilly, Jr.

       /s/ GERALD H. MARCHAND                       Director                 January 21, 2003
------------------------------------
         Gerald H. Marchand

    /s/ T. EVERETT STEWART, JR.                     Director                 January 21, 2003
------------------------------------
      T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR OHIO OUTDOOR HOLDING CORP.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Ohio Outdoor Holding Corp., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                               TITLE                         DATE
             ---------                               -----                         ----
          /s/ SEAN REILLY               Director and Principal Executive     January 21, 2003
------------------------------------                Officer
            Sean Reilly

         /s/ KEITH A. ISTRE           Director and Principal Financial and   January 21, 2003
------------------------------------           Accounting Officer
           Keith A. Istre

      /s/ KEVIN P. REILLY, JR.                      Director                 January 21, 2003
------------------------------------
        Kevin P. Reilly, Jr.

       /s/ GERALD H. MARCHAND                       Director                 January 21, 2003
------------------------------------
         Gerald H. Marchand

    /s/ T. EVERETT STEWART, JR.                     Director                 January 21, 2003
------------------------------------
      T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR CENTRAL OUTDOOR, INC.

                                          BY:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        SEAN REILLY
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Central Outdoor, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                               TITLE                         DATE
             ---------                               -----                         ----
          /s/ SEAN REILLY               Director and Principal Executive     January 21, 2003
------------------------------------                Officer
            Sean Reilly

         /s/ KEITH A. ISTRE           Director and Principal Financial and   January 21, 2003
------------------------------------           Accounting Officer
           Keith A. Istre

      /s/ KEVIN P. REILLY, JR.                      Director                 January 21, 2003
------------------------------------
        Kevin P. Reilly, Jr.

       /s/ GERALD H. MARCHAND                       Director                 January 21, 2003
------------------------------------
         Gerald H. Marchand

    /s/ T. EVERETT STEWART, JR.                     Director                 January 21, 2003
------------------------------------
      T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR DOA TENNESSEE HOLDINGS, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar DOA Tennessee Holdings, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                               TITLE                         DATE
             ---------                               -----                         ----
          /s/ SEAN REILLY               Director and Principal Executive     January 21, 2003
------------------------------------                Officer
            Sean Reilly

         /s/ KEITH A. ISTRE           Director and Principal Financial and   January 21, 2003
------------------------------------           Accounting Officer
           Keith A. Istre

      /s/ KEVIN P. REILLY, JR.                      Director                 January 21, 2003
------------------------------------
        Kevin P. Reilly, Jr.

       /s/ GERALD H. MARCHAND                       Director                 January 21, 2003
------------------------------------
         Gerald H. Marchand

    /s/ T. EVERETT STEWART, JR.                     Director                 January 21, 2003
------------------------------------
      T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR DOA TENNESSEE, INC.

                                          By         /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar DOA Tennessee, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------                   and
                  Keith A. Istre                            Accounting Officer


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR ADVERTISING SOUTHWEST, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Advertising Southwest, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------                   and
                  Keith A. Istre                            Accounting Officer


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR PINNACLE ACQUISITION CO.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Lamar Pinnacle Acquisition Co., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------                   and
                  Keith A. Istre                            Accounting Officer


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          OUTDOOR MARKETING SYSTEMS, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Outdoor Marketing Systems, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------                   and
                  Keith A. Istre                            Accounting Officer


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          TRANS WEST OUTDOOR ADVERTISING, INC.

                                          By:        /s/ SEAN REILLY
                                            ------------------------------------
                                                        Sean Reilly
                                                         President

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Trans West Outdoor Advertising, Inc., hereby severally constitute and appoint Kevin P. Reilly, Jr. and Keith A. Istre and each of them singly, our true and lawful attorneys, with full power to them in any and all capacitates, to sign any amendments to this Registration Statement on Form S-4 (including Pre- and Post-Effective Amendments), and any related Rule 462(b) registration statement or amendment thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                      TITLE                       DATE
                    ---------                                      -----                       ----

                 /s/ SEAN REILLY                     Director and Principal Executive    January 21, 2003
 ------------------------------------------------                 Officer
                   Sean Reilly


                /s/ KEITH A. ISTRE                   Director and Principal Financial    January 21, 2003
 ------------------------------------------------                   and
                  Keith A. Istre                            Accounting Officer


             /s/ KEVIN P. REILLY, JR.                            Director                January 21, 2003
 ------------------------------------------------
               Kevin P. Reilly, Jr.


              /s/ GERALD H. MARCHAND                             Director                January 21, 2003
 ------------------------------------------------
                Gerald H. Marchand


           /s/ T. EVERETT STEWART, JR.                           Director                January 21, 2003
 ------------------------------------------------
             T. Everett Stewart, Jr.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          THE LAMAR COMPANY, L.L.C.

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                               /s/ KEVIN P. REILLY, JR.
                                          --------------------------------------
                                                   Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR ADVERTISING OF LOUISIANA, L.L.C.

                                          By: THE LAMAR COMPANY, L.L.C.,
                                              its Managing Member

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                               /s/ KEVIN P. REILLY, JR.
                                          --------------------------------------
                                                   Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR T.T.R., L.L.C.

                                          By: LAMAR ADVERTISING OF YOUNGSTOWN,
                                              INC.,
                                              its Sole and Managing Member

                                                    /s/ SEAN REILLY
                                          --------------------------------------
                                                       Sean Reilly
                                                        President

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR ADVANTAGE GP COMPANY, LLC

                                          By: LAMAR CENTRAL OUTDOOR, INC.,
                                              its Managing Member

                                                    /s/ SEAN REILLY
                                          --------------------------------------
                                                       Sean Reilly
                                                        President

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR ADVANTAGE LP COMPANY, LLC

                                          By: LAMAR CENTRAL OUTDOOR, INC.,
                                              its Managing Member

                                                    /s/ SEAN REILLY
                                          --------------------------------------
                                                       Sean Reilly
                                                        President

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR ADVANTAGE OUTDOOR COMPANY, L.P.

                                          By: LAMAR ADVANTAGE GP COMPANY, LLC,
                                              its General Partner

                                          By: LAMAR CENTRAL OUTDOOR, INC.,
                                              its Managing Member

                                                    /s/ SEAN REILLY
                                          --------------------------------------
                                                       Sean Reilly
                                                        President

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          DELAWARE LOGOS, L.L.C.

                                          By: INTERSTATE LOGOS, L.L.C.,
                                              its Managing Member

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                               /s/ KEVIN P. REILLY, JR.
                                          --------------------------------------
                                                   Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          MAINE LOGOS, L.L.C.

                                          By: INTERSTATE LOGOS, L.L.C.,
                                              its Managing Member

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                               /s/ KEVIN P. REILLY, JR.
                                          --------------------------------------
                                                   Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          WASHINGTON LOGOS, L.L.C.

                                          By: INTERSTATE LOGOS, L.L.C.,
                                              its Managing Member

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                               /s/ KEVIN P. REILLY, JR.
                                          --------------------------------------
                                                   Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LC BILLBOARD, L.L.C.

                                          By: THE LAMAR COMPANY, L.L.C.,
                                              its Managing Member

                                          By: LAMAR MEDIA CORP.,
                                              its Managing Member

                                               /s/ KEVIN P. REILLY, JR.
                                          --------------------------------------
                                                   Kevin P. Reilly, Jr.
                                          President and Chief Executive Officer

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          LAMAR TRANSIT ADVERTISING OF NEW
                                          ORLEANS, LLC

                                          By: TRIUMPH OUTDOOR HOLDINGS, LLC,
                                              its Managing Member

                                          By: LAMAR CENTRAL OUTDOOR, INC.,
                                              its Managing Member

                                                    /s/ SEAN REILLY
                                          --------------------------------------
                                                       Sean Reilly
                                                        President

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baton Rouge, State of Louisiana, on January 21, 2003.

                                          OUTDOOR MARKETING SYSTEMS, L.L.C.

                                          By: OUTDOOR MARKETING SYSTEMS, INC.,
                                              its Managing Member

                                                    /s/ SEAN REILLY
                                          --------------------------------------
                                                       Sean Reilly
                                                        President

                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  1.1     Amended and Restated Purchase Agreement dated as of December
          17, 2002 among Lamar Media Corp., certain subsidiaries of
          Lamar Media Corp., as guarantors, J.P. Morgan Securities
          Inc., Wachovia Securities, Inc., SunTrust Capital Markets,
          Inc. and BNP Paribas Securities Corp. Filed as Exhibit 1.1
          to Lamar Media's Current Report on Form 8-K filed on
          December 27, 2002 (File No. 0-20833) and incorporated herein by reference.
  2.1     Agreement and Plan of Merger dated as of July 20, 1999 among
          Lamar Media Corp., Lamar New Holding Co., and Lamar Holdings
          Merge Co. Filed as Exhibit 2.1 to the Company's Current
          Report on Form 8-K filed on July 22, 1999 (File No. 0-30242)
          and incorporated herein by reference.
  3.1     Certificate of Incorporation of Lamar New Holding Co. Filed
          as Exhibit 3.1 to the Company's Quarterly Report on Form
          10-Q for the period ended June 30, 1999 (File No. 0-20833)
          filed on August 16, 1999 and incorporated herein by
          reference.
  3.2     Certificate of Amendment of Certificate of Incorporation of
          Lamar New Holding Co. (whereby the name of Lamar New Holding
          Co. was changed to Lamar Advertising Company). Filed as
          Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q
          for the period ended June 30, 1999 (File No. 0-20833) filed on August 16, 1999 and incorporated herein by reference.
  3.3     Certificate of Amendment of Certificate of Incorporation of
          Lamar Advertising Company. Filed as Exhibit 3.3 to the
          Company's Quarterly Report on Form 10-Q for the period ended
          June 30, 2000 (File No. 0-30242) filed on August 11, 2000
          and incorporated herein by reference.
  3.4     Certificate of Correction of Certificate of Incorporation of
          Lamar Advertising Company. Filed as Exhibit 3.4 to the
          Company's Quarterly Report on Form 10-Q for the period ended
          September 30, 2000 (File No. 0-30242) filed on November 14,
          2000 and incorporated herein by reference.
  3.5     Amended and Restated Bylaws of the Lamar Advertising
          Company. Filed as Exhibit 3.3 to the Company's Quarterly
          Report on Form 10-Q for the period ended June 30, 1999 (File
          No. 0-20833) filed on August 16, 1999 and incorporated
          herein by reference.
  3.6     Amended and Restated Bylaws of Lamar Media Corp. Filed as
          Exhibit 3.1 to Lamar Media's Quarterly Report on Form 10-Q
          for the period ended September 30, 1999 (File No. 1-12407)
          filed on November 12, 1999 and incorporated herein by
          reference.
  4.1     Specimen certificate for the shares of Class A common stock of the Company. Filed as Exhibit 4.1 to the Company's
          Registration Statement on Form S-1 (File No. 333-05479), and
          incorporated herein by reference.
  4.2     Senior Secured Note dated May 19, 1993. Filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File
          No. 33-59624), and incorporated herein by reference.
  4.3     Indenture dated as of September 24, 1986 relating to the
          Company's 8% Unsecured Subordinated Debentures. Filed as
          Exhibit 10.3 to the Company's Registration Statement on Form
          S-1 (File No. 33-59624), and incorporated herein by
          reference.
  4.4     Indenture dated May 15, 1993 relating to the Company's 11%
          Senior Secured Notes due May 15, 2003. Filed as Exhibit 4.3
          to the Company's Registration Statement on Form S-1 (File
          No. 33-59624), and incorporated herein by reference.
  4.5     First Supplemental Indenture dated July 30, 1996 relating to the Company's 11% Senior Secured Notes due May 15, 2003.
          Filed as Exhibit 4.5 to the Company's Registration Statement
          on Form S-1 (File No. 333-05479), and incorporated herein by reference.
  4.6     Form of Second Supplemental Indenture in the form of an
          Amended and Restated Indenture dated November 8, 1996
          relating to the Company's 11% Senior Secured Notes due May
          15, 2003. Filed as Exhibit 4.1 to the Company's Current
          Report on Form 8-K filed on November 15, 1996 (File No.
          1-12407), and incorporated herein by reference.
  4.7     Notice of Trustee dated November 8, 1996 with respect to the release of the security interest in the Trustee on behalf of the holders of the Company's 11% Senior Secured Notes due
          May 15, 2003. Filed as Exhibit 4.2 to the Company's Current
          Report on Form 8-K filed on November 15, 1996 (File No.
          1-12407), and incorporated herein by reference.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  4.8     Form of Subordinated Note. Filed as Exhibit 4.8 to the
          Registration Statement on Form S-1 (File No. 333-05479), and
          incorporated herein by reference.
  4.9     Indenture dated as of September 25, 1997 between the
          Company, certain of its subsidiaries, and State Street Bank and Trust Company, as trustee, relating to the Company's
          8 5/8% Senior Subordinated Notes due 2007. Filed as Exhibit
          4.2 to the Company's Current Report on Form 8-K filed on
          September 30, 1997 (File No. 1-12407), and incorporated
          herein by reference.
  4.10    Form of 8 5/8% Senior Subordinated Note due 2007. Filed as
          Exhibit 4.10 to the Company's Annual Report on Form 10-K for
          fiscal year ended December 31, 1997, (File No. 1-12407),
          filed on March 30, 1998 and incorporated herein by
          reference.
  4.11    Supplemental Indenture to the Indenture dated September 25,
          1997 among the Company, certain of its subsidiaries and
          State Street Bank and Trust Company, as Trustee, dated
          October 23, 1998. Filed as Exhibit 4.5 to the Company's
          Quarterly Report on Form 10-Q for the period ended September
          30, 1998, (File No. 1-12407) and incorporated herein by
          reference.
  4.12    Indenture dated as of August 10, 1999 between the Company
          and State Street Bank and Trust Company, as Trustee. Filed
          as Exhibit 4.1 to the Company's Quarterly Report on Form
          10-Q for the period ended June 30, 1999 (File No. 0-20833)
          filed on August 16, 1999 and incorporated herein by
          reference.
  4.13    First Supplemental Indenture dated as of August 10, 1999
          between the Company and State Street Bank and Trust Company, as Trustee. Filed as Exhibit 4.2 to the Company's Quarterly
          Report on Form 10-Q for the period ended June 30, 1999 (File
          No. 0-20833) filed on August 16, 1999 and incorporated
          herein by reference.
  4.14    Supplemental Indenture to the Indenture dated September 25,
          1997 among Lamar Media Corp., certain of its subsidiaries
          and State Street Bank and Trust Company, as Trustee, dated
          July 20, 1999. Filed as Exhibit 4.4 to Lamar Advertising
          Company's Quarterly Report on Form 10-Q for the period ended
          September 30, 1999 (File No. 0-30242) filed on November 12,
          1999 and incorporated herein by reference.
  4.15    Supplemental Indenture to the Indenture dated September 25,
          1997 among Lamar Media Corp., certain of its subsidiaries
          and State Street Bank and Trust Company, as Trustee, dated
          September 15, 1999. Filed as Exhibit 4.2 to Lamar
          Advertising Company's Quarterly Report on Form 10-Q for the
          period ended September 30, 1999 (File No. 0-30242) filed on
          November 12, 1999 and incorporated herein by reference.
  4.16    Supplemental Indenture to the Indenture dated September 25,
          1997 among Lamar Media Corp., certain of its subsidiaries
          and State Street Bank and Trust Company, as Trustee, dated
          December 23, 1999. Filed as Exhibit 4.30 to the Company's
          Annual Report on Form 10-K for fiscal year ended December
          31, 1999 (File No. 0-30242), filed for March 28, 2000 and
          incorporated herein by reference.
  4.17    Supplemental Indenture to the Indenture dated September 25,
          1997 among Lamar Media Corp., certain of its subsidiaries
          and State Street Bank and Trust Company, as Trustee, dated as of March 2, 2000. Filed as Exhibit 4.3 to Lamar
          Advertising Company's Quarterly Report on Form 10-Q for the
          period ended March 31, 2000 (File No. 0-30242) filed on May
          15, 2000 and incorporated herein by reference.
  4.18    Supplemental Indenture to the Indenture dated September 25,
          1997 among Lamar Media Corp., certain of its subsidiaries
          and State Street Bank and Trust Company, as Trustee, dated as of June 1, 2000. Filed as Exhibit 4.3 to Lamar
          Advertising Company's Quarterly Report on Form 10-Q for the
          period ended June 30, 2000 (File No. 0-30242) filed on
          August 11, 2000 and incorporated herein by reference.
  4.19    Supplemental Indenture to the Indenture dated September 25,
          1997 among Lamar Media Corp., certain of its subsidiaries
          and State Street Bank and Trust Company, as Trustee, dated as of August 8, 2000. Filed as Exhibit 4.3 to Lamar
          Advertising Company's Quarterly Report on Form 10-Q for the
          period ended September 30, 2000 (File No. 0-30242) filed on
          November 14, 2000 and incorporated herein by reference.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
  4.20    Supplemental Indenture to the Indenture dated September 25,
          1997 among Lamar Media Corp., certain of its subsidiaries
          and State Street Bank and Trust Company, as Trustee, dated as of December 31, 2000. Filed as Exhibit 4.40 to Lamar
          Advertising Company's Annual Report on Form 10-K for the
          period ended December 31, 2000 (File No. 0-30242) filed on
          March 23, 2001 and incorporated herein by reference.
  4.21    Supplemental Indenture to the Indenture dated September 25,
          1997 among Lamar Media Corp., certain of its subsidiaries
          and State Street Bank and Trust Company, as Trustee, dated as of March 15, 2001. Filed as Exhibit 4.3 to Lamar
          Advertising Company's Quarterly Report on Form 10-Q for the
          period ended March 31, 2001 (File No. 0-30242) filed on May
          14, 2001 and incorporated herein by reference.
  4.22    Supplemental Indenture to the Indenture dated September 25,
          1997 among Lamar Media Corp., certain of its subsidiaries
          and State Street Bank and Trust Company, as Trustee, dated as of April 9, 2002. Filed as Exhibit 4.3 to Lamar
          Advertising Company's Quarterly Report on Form 10-Q for the
          period ended June 30, 2001 (File No. 0-30242) filed on
          August 13, 2001 and incorporated herein by reference.
  4.23    Supplemental Indenture to the Indenture dated September 25,
          1997 among Lamar Media Corp., certain of its subsidiaries
          and State Street Bank and Trust Company, as Trustee, dated as of August 30, 2001. Filed as Exhibit 4.3 to Lamar
          Advertising Company's Quarterly Report on Form 10-Q for the
          period ended September 30, 2001 (File No. 0-30242) filed on
          November 13, 2001 and incorporated herein by reference.
  4.24    Supplemental Indenture to the Indenture dated September 25,
          1997 among Lamar Media Corp., certain of its subsidiaries
          and State Street Bank and Trust Company, as Trustee, dated
          November 12, 2001. Filed as Exhibit 4.3 to Lamar Advertising
          Company's Quarterly Report on Form 10-Q for the period ended
          March 31, 2002 (File No. 0-30242) filed on May 9, 2002 and incorporated herein by reference.
  4.25    Supplemental Indenture to the Indenture dated September 25,
          1997 among Lamar Media Corp., certain of its subsidiaries
          and State Street Bank and Trust Company, as Trustee, dated
          August 16, 2002. Filed as Exhibit 4.3 to Lamar Advertising
          Company's Quarterly Report on Form 10-Q for the period ended
          September 30, 2002 (File No. 0-30242) filed on November 13,
          2002 and incorporated herein by reference.
  4.26    Indenture dated as of December 23, 2002 among Lamar Media
          Corp., certain subsidiaries of Lamar Media Corp., as
          guarantors and Wachovia Bank of Delaware, National
          Association, as trustee. Filed as Exhibit 4.1 to Lamar
          Media's Current Report on Form 8-K filed on December 27,
          2002 (File No. 0-20833) and incorporated herein by
          reference.
  4.27    Form of 7 1/4% Notes Due 2013. Filed as Exhibit 4.2 to Lamar
          Media's Current Report on Form 8-K filed on December 27,
          2002 (File No. 0-20833) and incorporated herein by
          reference.
  4.28    Registration Rights Agreement dated as of December 23, 2002 among Lamar Media Corp., the guarantors listed on Schedule 1 thereto and J.P. Morgan Securities Inc., Wachovia
          Securities, Inc., SunTrust Capital Markets, Inc. and BNP
          Paribas Securities Corp. Filed as Exhibit 10.1 to Lamar
          Media's Current Report on Form 8-K filed on December 27,
          2002 (File No. 0-20833) and incorporated herein by
          reference.
  4.29    Form of Exchange Note. Filed herewith.
  5.1     Opinion of Palmer & Dodge LLP. Filed herewith.
  5.2     Opinion of Cahill Gordon & Reindel. Filed herewith.
  5.3     Opinion of Kean, Miller, Hawthorne, D'Armond, McCowan &
          Jorman L.L.P. Filed herewith.
 10.1     Consulting Agreement dated July 1, 1996 between the Lamar
          Texas Limited Partnership and the Reilly Consulting Company,
          L.L.C., of which Kevin P. Reilly Sr. is the manager. Filed as Exhibit 10.2 to the Company's Registration Statement on
          Form S-1 (File No. 33-05479), and incorporated herein by
          reference.
 10.2     The Lamar Savings and Profit Sharing Plan and Trust. Filed
          as Exhibit 10.4 to the Company's Registration Statement on
          Form S-1 (File No. 33-59624), and incorporated herein by
          reference.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.3     Trust under The Lamar Corporation, its Affiliates and
          Subsidiaries Deferred Compensation Plan dated October 3,
          1993. Filed as Exhibit 10.11 to the Company's Annual Report
          on Form 10-K for the fiscal year ended October 31, 1995
          (File No. 33-59624), and incorporated herein by reference.
 10.4     1996 Equity Incentive Plan. Filed as Exhibit 10.2 to the
          Company's Quarterly Report on Form 10-Q, for the period
          ended June 30, 2000 (File No. 0-30242) filed on August 11,
          2000 and incorporated herein by reference.
 10.5     Bank Credit Agreement dated December 18, 1996 between the
          Company, certain of its subsidiaries, the lenders party
          thereto and The Chase Manhattan Bank, as Administrative
          Agent. Previously filed as Exhibit 10.18 to the Company's
          Annual Report on Form 10-K for the fiscal year ended October
          31, 1996 (File No. 1-12407), filed January 28, 1997 and
          incorporated herein by reference.
 10.6     Amendment No. 1 to the Bank Credit Agreement dated as of
          March 31, 1997 between the Company, the Subsidiary
          Guarantors party thereto, the Lenders party thereto and The
          Chase Manhattan Bank, as Administrative Agent. Filed as
          Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q
          for the period ended March 31, 1997 (File No. 1-12407), and incorporated herein by reference.
 10.7     Amendment No. 2 to the Bank Credit Agreement dated as of
          September 12, 1997 between the Company, certain of its
          subsidiaries, the lenders party thereto and The Chase
          Manhattan Bank, as Administrative Agent. Filed as Exhibit
          10.2 to the Company's Current Report on Form 8-K filed on
          September 30, 1997 (File No. 1-12407), and incorporated
          herein by reference.
 10.8     Amendment No. 3 to the Bank Credit Agreement dated as of
          December 31, 1997 between the Company, certain of its
          subsidiaries, the lenders party thereto and The Chase
          Manhattan Bank, as Administrative Agent. Filed as Exhibit
          10.9 to the Company's Annual Report on Form 10-K for fiscal year ended December 31, 1997 (File No. 1-12407), filed March
          30, 1998 and incorporated herein by reference.
 10.9     Contract to Sell and Purchase, dated as of October 9, 1996, between the Company and Outdoor East L.P. Filed as Exhibit
          10.16 to the Company's Registration Statement on Form S-3
          (File No. 333-14677), and incorporated herein by reference.
 10.10    Stock Purchase Agreement, dated as of September 25, 1996,
          between the Company and the shareholders of FKM Advertising,
          Co., Inc. Filed as Exhibit 10.17 to the Company's
          Registration Statement on Form S-3 (File No. 333-14677), and
          incorporated herein by reference.
 10.11    Stock Purchase Agreement dated as of February 7, 1997
          between the Company and the stockholders of Penn
          Advertising, Inc. named therein. Filed as Exhibit 2.1 to the
          Company's Current Report on Form 8-K filed on April 14, 1997
          (File No. 1-12407), and incorporated herein by reference.
 10.12    Asset Purchase Agreement dated as of August 15, 1997 between
          The Lamar Corporation and Outdoor Systems, Inc. Filed as
          Exhibit 2.1 to the Company's Current Report on Form 8-K
          filed on August 27, 1997 (File No. 1-12407), and
          incorporated herein by reference.
 10.13    Bank Credit Agreement dated July 16, 1998, between the
          Company, certain of its subsidiaries, the lenders party
          thereto and The Chase Manhattan Bank, as Administrative
          Agent. Filed as Exhibit 10.1 to the Company's Quarterly
          Report on Form 10-Q for the period ended June 30, 1998,
          (File No. 0-020833), and incorporated herein by reference.
 10.14    Amendment No. 4 to Credit Agreement dated as of March 31,
          1998, between Lamar Advertising Company, certain of its
          subsidiaries, the lenders party thereto and The Chase
          Manhattan Bank, as Administrative Agent. Filed as Exhibit
          10.1 to the Company's Quarterly Report on Form 10-Q for the
          period ended March 31, 1998 (File No. 1-12407), and
          incorporated herein by reference.
 10.15    Amendment No. 1 to the Amended and Restated Bank Credit
          Agreement dated September 15, 1998, between the Company,
          certain of its subsidiaries, the lenders party thereto and
          The Chase Manhattan Bank, as Administrative Agent. Filed as
          Exhibit 10.4 to the Company's Quarterly Report on Form 10-Q
          for the period ended September 30, 1998 (File No. 0-20833)
          and incorporated herein by reference.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.16    Stock Purchase Agreement dated as of October 1, 1998,
          between the Company and the stockholders of Outdoor
          Communications, Inc. named therein. Filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed on October
          15, 1998 (File No. 0-20833), and incorporated herein by
          reference.
 10.17    Assumption Agreement dated as of July 20, 1999 by and among
          Lamar Advertising Company, Lamar Media Corp., and the direct and indirect subsidiaries of such corporations. Filed as
          Exhibit 10.4 to Lamar Advertising Company's Quarterly Report
          on Form 10-Q for the period ended September 30, 1999 (File
          No. 0-030242) filed on November 12, 1999 and incorporated
          herein by reference.
 10.18    Second Amended and Restated Stock Purchase Agreement dated as of August 11, 1999 among the Company, Lamar Media Corp.,
          Chancellor Media Corporation of Los Angeles and Chancellor
          Mezzanine Holdings Corporation. Filed as Appendix A to the
          Company's Schedule 14C Information Statement filed on August
          13, 1999 and incorporated herein by reference. Pursuant to
          Item 601(b)(2) of Regulation S-K, the Schedules and Annexes
          A and B referred to in the Second Amended and Restated Stock
          Purchase Agreement are omitted. The Company hereby
          undertakes to furnish supplementary a copy of any omitted
          Schedule or Annex to the Commission upon request.
 10.19    Bank Credit Agreement dated August 13, 1999, between Lamar
          Media Corp., certain of its subsidiaries, the lenders party thereto and The Chase Manhattan Bank, as Administrative
          Agent. Filed as Exhibit 10.1 to Lamar Advertising Company's
          Quarterly Report on Form 10-Q for the period ended September
          30, 1999 (File No. 0-30242) filed on November 12, 1999 and incorporated herein by reference.
 10.20    Joinder Agreement to the Lamar Media Corp. Credit Agreement
          dated August 13, 1999 by Lamar Florida, Inc. in favor of The
          Chase Manhattan Bank, as Administrative Agent dated December
          23, 1999. Filed as Exhibit 10.23 to the Company's Annual
          Report on Form 10-K for fiscal year ended December 31, 1999,
          (File No. 1-12407), filed March 28, 2000 and incorporated
          herein by reference.
 10.21    2000 Employee Stock Purchase Plan. Filed as Exhibit 10.3 to
          Lamar Advertising Company's Quarterly Report on Form 10-Q
          for the period ended June 30, 2000 (File No. 0-30242) filed on August 11, 2000 and incorporated herein by reference.
 10.22    Series A-1 Incremental Loan Agreement among Lamar
          Advertising Company, Lamar Media Corp. and certain of its
          subsidiaries, the Series A-1 Lenders and the Chase Manhattan
          Bank, as Administrative Agent, dated as of May 31, 2000.
          Filed as exhibit 10.4 to Lamar Advertising Company's
          Quarterly Report on Form 10-Q for the period ended June 30,
          2000 (File No. 0-30242) filed on August 11, 2000 and
          incorporated herein by reference.
 10.23    Series A-2 and B-1 Incremental Loan Agreement among Lamar
          Advertising Company, Lamar Media Corp. and certain of its
          subsidiaries, the Series A-2 and B-1 Lenders and the Chase
          Manhattan Bank, as Administrative Agent, dated as of June
          22, 2000. Filed as exhibit 10.4 to Lamar Advertising
          Company's Quarterly Report on Form 10-Q for the period ended
          June 30, 2000 (File No. 0-30242) filed on August 11, 2000
          and incorporated herein by reference.
 10.24    Joinder Agreement to the Lamar Media Corp. Credit Agreement
          dated August 13, 1999 by Lamar Advan, Inc. in favor of The
          Chase Manhattan Bank, as Administrative Agent dated March 2,
          2000. Filed as Exhibit 10.1 to the Company's Quarterly
          Report on Form 10-Q for quarter ended March 31, 2000, (File
          No. 0-30242) filed on May 15, 2000, and incorporated herein by reference.
 10.25    Joinder Agreement to the Lamar Media Corp. Credit Agreement
          dated August 13, 1999 by Outdoor West, Inc. of Georgia and
          Outdoor West, Inc. of Tennessee in favor of The Chase
          Manhattan Bank, as Administrative Agent dated December 23,
          1999. Filed as Exhibit 10.1 to the Company's Quarterly
          Report on Form 10-Q for quarter ended June 30, 2000, (File
          No. 0-30242) filed on August 11, 2000, and incorporated
          herein by reference.
 10.26    Joinder Agreement to the Lamar Media Corp. Credit Agreement
          dated August 13, 1999 by Lamar Ohio Outdoor Holding Corp. in favor of The Chase Manhattan Bank, as Administrative Agent dated September 13, 2000. Filed as Exhibit 10.1 to the
          Company's Quarterly Report on Form 10-Q for the quarter
          ended September 30, 2000, (File No. 0-30242) filed on
          November 14, 2000, and incorporated herein by reference.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.27    Amendment No. 1 to Credit Agreement and Guaranty and Pledge
          Agreement dated as of April 10, 2000 in respect of (i) the
          Credit Agreement dated as of August 13, 1999 between Lamar
          Media Corp., the Subsidiary Guarantors party thereto, the
          lenders party thereto, and The Chase Manhattan Bank, as
          Administrative Agent, and (ii) the Guaranty and Pledge
          Agreement dated as of September 15, 1999 between Lamar
          Advertising Company and The Chase Manhattan Bank. Filed as
          Exhibit 10.27 to Lamar Advertising Company's Annual Report
          on Form 10-K for the period ended December 31, 2000 (File
          No. 0-30242) filed on March 23, 2001 and incorporated herein by reference.
 10.28    Amendment No. 2 to Credit Agreement and Guaranty and Pledge
          Agreement dated as of January 30, 2001 in respect of (i) the
          Credit Agreement dated as of August 13, 1999 between Lamar
          Media Corp., the Subsidiary Guarantors party thereto, the
          lenders party thereto, and The Chase Manhattan Bank, as
          Administrative Agent, and (ii) the Guaranty and Pledge
          Agreement dated as of September 15, 1999 between Lamar
          Advertising Company and The Chase Manhattan Bank. Filed as
          Exhibit 10.28 to Lamar Advertising Company's Annual Report
          on Form 10-K for the period ended December 31, 2000 (File
          No. 0-30242) filed on March 23, 2001 and incorporated herein by reference.
 10.29    Joinder Agreement to the Lamar Media Corp. Credit Agreement
          dated August 13, 1999 by Texas Logos, L.P., in favor of The
          Chase Manhattan Bank, as Administrative Agent dated December
          31, 2000. Filed as Exhibit 10.33 to the Company's Annual
          Report on Form 10-K for the year ended December 31, 2000
          (File No. 0-30242) filed on March 23, 2001 and incorporated herein by reference.
 10.30    Joinder Agreement to the Lamar Media Corp. Credit Agreement
          dated August 13, 1999 by Lamar Hardy Outdoor Corporation in favor of The Chase Manhattan Bank, as Administrative Agent dated March 15, 2001. Filed as Exhibit 10.1 to the Company's
          Quarterly Report on Form 10-Q for the quarter ended March
          31, 2001, (File No. 0-30242) filed on May 14, 2001, and
          incorporated herein by reference.
 10.31    Joinder Agreement to the Lamar Media Corp. Credit Agreement
          dated August 13, 1999 by Lamar Bellows Outdoor Advertising,
          Inc. in favor of The Chase Manhattan Bank, as Administrative
          Agent dated April 9, 2001. Filed as Exhibit 10.1 to the
          Company's Quarterly Report on Form 10-Q for the quarter
          ended June 30, 2001, (File No. 0-30242) filed on August 13,
          2001, and incorporated herein by reference.
 10.32    Joinder Agreement to the Lamar Media Corp. Credit Agreement
          dated August 13, 1999 by Maine Logos, L.L.C. in favor of The
          Chase Manhattan Bank, as Administrative Agent dated August
          30, 2001. Filed as Exhibit 10.1 to the Company's Quarterly
          Report on Form 10-Q for the quarter ended September 30,
          2001, (File No. 0-30242) filed on November 13, 2001, and
          incorporated herein by reference.
 10.33    Amendment No. 2 to dated as of December 20, 2001 to the
          Credit Agreement dated as of August 13, 1999 between Lamar
          Media Corp., the Subsidiary Guarantors party thereto, the
          lenders party thereto, and J.P. Morgan Chase Bank (formerly known as The Chase Manhattan Bank), as Administrative Agent.
          Filed as Exhibit 10.31 to the Company's Annual Report on
          Form 10-K for the year ended December 31, 2001 (File No.
          0-30242) filed on March 21, 2002 and incorporated herein by reference.
 10.34    Joinder Agreement dated November 12, 2001 to the Lamar Media
          Corp. Credit Agreement dated August 13, 1999 by Trans West
          Outdoor Advertising, Inc. Filed as Exhibit 10.1 to Lamar
          Advertising Company's Quarterly Report on Form 10-Q for the
          period ended March 31, 2002 (File No. 0-30242) filed on May
          9, 2002 and incorporated herein by reference.
 10.35    Series C Incremental Loan Agreement among Lamar Advertising
          Company, Lamar Media Corp. and certain of its subsidiaries, the Series C Lenders and J.P. Morgan Chase Bank, as
          Administrative Agent, dated as of January 8, 2002. Filed as
          Exhibit 10.2 to Lamar Advertising Company's Quarterly Report
          on Form 10-Q for the period ended March 31, 2002 (File No.
          0-30242) filed on May 9, 2002 and incorporated herein by
          reference.
 10.36    Joinder Agreement dated November 12, 2002 to the Lamar Media
          Corp. Credit Agreement dated August 16, 2002 by Washington
          Logos L.L.C. Filed as Exhibit 10.1 to Lamar Advertising
          Company's Quarterly Report on Form 10-Q for the period ended
          September 30, 2002 (File No. 0-30242) filed on November 13,
          2002 and incorporated herein by reference.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 10.37    Amendment No. 4 dated as of October 23, 2002 in respect of the Credit Agreement dated as of August 13, 1999 between
          Lamar Media Corp., the Subsidiary Guarantors party thereto, the Lenders party thereto, and J.P. Morgan Chase Bank
          (formerly known as The Chase Manhattan Bank), as
          Administrative Agent. Filed as Exhibit 10.2 to Lamar
          Advertising Company's Quarterly Report on Form 10-Q for the
          period ended September 30, 2002 (File No. 0-30242) filed on
          November 13, 2002 and incorporated herein by reference.
 12.1     Computation of Ratio of Earnings to Fixed Charges. Filed
          herewith.
 21.1     Subsidiaries of the Company. Filed herewith.
 23.1     Consent of KPMG LLP. Filed herewith.
 23.2     Consent of Palmer & Dodge LLP (included in Exhibit 5.1).
 23.3     Consent of Cahill Gordon & Reindel (included in Exhibit
          5.2).
 24.1     Power of Attorney (included on signature page of the initial filing of this Registration Statement).
 25.1     Statement of Eligibility of Trustee on Form T-1. Filed
          herewith.
 99.1     Form of Letter of Transmittal. Filed herewith.
 99.2     Form of Notice of Guaranteed Delivery. Filed herewith.
 99.3     Form of Guidelines for Certification of Taxpayer
          Identification Number on Substitute Form W-9. Filed
          herewith.